As filed with the U.S. Securities and Exchange Commission on February 12, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
To
FORM S-1
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1389 (Primary Standard Industrial Classification Code Number)	22-2286646 (I.R.S. Employer Identification Number)
2105 CityWest Blvd., Suite 100, Houston, Texas 77042
Telephone: (281) 933-3339
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Christopher T. Usher
President & Chief Executive Officer
ION Geophysical Corporation
2105 CityWest Blvd., Suite 100
Houston, TX 77042
Telephone: (281) 933-3339
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
J. Eric Johnson Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002 Telephone: (713) 651-2647	Matthew Powers Executive Vice President, General Counsel, and Corporate Secretary ION Geophysical Corporation 2105 CityWest Blvd., Suite 100 Houston, TX 77042 Telephone: (281) 933-3339
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Non-transferable Rights(1)	N/A	N/A	N/A	N/A(2)
8.00% Senior Secured Second Priority Convertible Notes due 2025	$52,500,000(3)	100%	$52,500,000(3)	$5,727.75
Common Stock, par value $0.01 per share	(4)	$2.57	(5)	(5)
Guarantees	(6)	(6)	(6)	(6)
Total	$52,500,000	N/A	$52,500,000	$5,727.75(7)

(1)
We are granting to our stockholders Rights to purchase (i) our 8.00% Senior Secured Second Priority Notes due 2025 (the “Notes”), (ii) shares of our Common Stock, par value $0.01 per share, or (iii) a combination thereof. Each holder of our Common Stock as of the Rights Offering Record Date will receive one Right for each share of Common Stock held as of such date. Each Right entitles the holder to purchase (i) $3.34 of principal amount of Notes or (ii) 1.3 shares of our Common Stock at a price of $2.57 per whole share of Common Stock. The Notes will only be issued in minimum increments of $100. No fractional shares of our Common Stock will be issued.

(2)
The non-transferable Rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the Rights being offered hereby because the Rights are being registered in the same registration statement as the securities to be offered pursuant to the Rights.

(3)
Represents the maximum Dollar amount of securities issuable in the Rights Offering, including securities that may be issued to any Backstop Providers (as defined in the Prospectus).

(4)
Includes both the maximum number of shares of Common Stock that may be purchased through the Rights Offering and an indeterminate number of shares of Common Stock issuable upon conversion of the Notes registered hereby. As more fully described in the Registration Statement, the Notes will be convertible based on an initial conversion price of $3.00 and, if the maximum principal amount of Notes was subscribed in the Rights Offering, the registrant would issue 17,500 shares of its Common Stock upon conversion of the Notes. Pursuant to Rule 416 under the Securities Act, the number of shares of Common Stock registered hereby shall include an indeterminate number of shares of Common Stock that may be issued in connection with a stock split, stock dividend, recapitalization or other similar event.

(5)
No more than $52,500,000 of securities will be issued in the Rights Offering, and therefore no further registration fee is reflected for the Common Stock. No additional consideration will be received for any shares of Common Stock issuable upon conversion of the Notes, and therefore no registration fee is required in connection therewith pursuant to Rule 457(i) under the Securities Act.

(6)
No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) under the Securities Act.

(7)
Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS
Exact Name of Additional Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification No.
GX Technology Corporation	Texas	76-0450115
ION Exploration Products (U.S.A.), Inc.	Delaware	76-0491394
I/O Marine Systems, Inc.	Louisiana	72-0733230
GX Geoscience Corporation, S. de R.L. de C.V.	Mexico	GGC150303UDA

(1)
The address for each Additional Registrant is 2105 CityWest Blvd., Suite 100, Houston, Texas 77042-2839, and the telephone number for each Additional Registrant is (281) 933-3339. The Primary Standard Industrial Classification Code Number for each Additional Registrant is 1382.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION DATED February 12, 2021
PROSPECTUS
ION Geophysical Corp.
Rights to Purchase up to
$52,500,000 in (i) Aggregate Principal Amount of
8.00% Senior Secured Second Priority Convertible Notes Due 2025,
(ii) Shares of Common Stock, or (iii) a Combination Thereof.

We are distributing, at no charge, to holders of our Common Stock, on a pro-rata basis, non-transferable subscription rights (the “Rights”) to purchase up to $52,500,000 in (i) aggregate principal amount of our 8.00% Senior Secured Second Priority Convertible Notes due 2025 (the “Notes”), (ii) shares of ION Common Stock, or (iii) a combination thereof. We refer to the offering of these securities through the Rights as the “Rights Offering.” Only holders of our Common Stock at 5:00 p.m., New York City time, on            , 2021, which we refer to as the “Record Date,” will receive one Right for each share of Common Stock owned. Each Right will entitle a holder to purchase (i) $3.34 principal amount of our Notes at a purchase price of 100% of the principal amount thereof or (ii) 1.3 shares of our Common Stock at a price of $2.57 per whole share of Common Stock, provided that any Notes will only be issued in minimum increments of $100 and any exercise of Rights therefor will be rounded down to the nearest whole increment of $100 and any shares of Common Stock will only be issued in whole numbers of shares with any fractional shares of our Common Stock rounded down to the nearest whole share. You will be entitled to an over-subscription privilege to purchase additional securities that may remain unsubscribed as a result of any unexercised Rights, such privilege being referred to as the “Over-Subscription Privilege.”
The Notes will accrue interest at the rate of 8.0% per annum, mature on December 15, 2025, be secured on a second-priority basis, subject to liens securing ION’s obligations under its existing credit agreement, and unconditionally guaranteed by certain ION subsidiaries. Holders of the Notes may convert all or any portion of their notes at their option at any time prior to the maturity date. The initial conversion price of the Notes shall be $3.00 per share and is subject to adjustment as described in this Prospectus. ION will have the right, on or after the 18 month anniversary of the issue date, to convert all or part of the outstanding Notes if ION’s Common Stock has a 20 trading day VWAP of at least 175% of the conversion price then in effect, which would currently equal $5.25 per share. The Notes will be redeemable, in whole or in part, at our option at any time prior to December 15, 2023, at a cash redemption price equal to 100.0% of the principal amount of Notes to be redeemed plus a make-whole premium and accrued and unpaid interest. The Notes will also be redeemable, in whole or in part, at our option at any time on or after December 15, 2023, at a cash redemption price equal to 100.0% of the principal amount of Notes to be redeemed plus accrued and unpaid interest. If a Change of Control (as described in this Prospectus) occurs, Holders of the Notes may require us to repurchase their Notes at a cash repurchase price equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest. Holders of the Notes will also be entitled to certain voting rights and the right to designate two independent directors to ION’s Board of Directors.
[Pursuant to the terms of this Rights Offering, the Rights may be exercised for a maximum of $52,500,000 of Notes and Common Stock (the “Maximum Offering Amount”). In connection with the Rights Offering, we intend to enter into backstop agreements (the “Backstop Agreements”) with one or more parties (the “Backstop Providers”) pursuant to which the Backstop Providers agree to purchase Notes at par or shares of Common Stock at $2.57 per share (the “Backstop Commitment”) in an amount up to $50,000,000. There can be no assurance that we will enter into Backstop Agreements for such amount or any lesser amount. Any Backstop Commitment will be subject to customary terms and conditions, including payment, in principal amount of Notes or shares of Common Stock at $2.57 per share, of a backstop fee in an amount up to five percent (5%) of the Backstop Commitment.]
If the Rights Offering is not fully subscribed and you fully exercise your basic subscription rights, you may also exercise the Over-Subscription Privilege to purchase securities that were not subscribed for by other stockholders under the Rights Offering, subject to proration as described herein. The Rights will expire if they are not exercised by 5:00 p.m., New York City time, on            , 2021 unless we extend the Rights Offering period (the “Expiration Date”). We may extend the Rights Offering and the period for exercising your Rights, in our sole discretion, up to an additional      (     ) days.
Concurrent with the Rights Offering, we are conducting an offer to exchange (the “Exchange Offer”) all outstanding $120.6 million aggregate principal amount of our 9.125% Senior Secured Second Priority Notes due 2021 (the “Existing Second Lien Notes”), with each $1,000 principal amount of such notes tendered exchanged for (a) $150 in cash and (b) $850 of new Notes identical to the Notes offered in this Rights Offering, subject to certain rights to instead deliver or receive Common Stock, plus payment of all accrued and unpaid interest (the “Exchange Consideration”). Holders who validly tender (and do not validly withdraw) their Existing Second Lien notes at or prior to         , 2021 (the “Early Tender Time”), will be eligible to receive $35, at the Company’s option, either in (I) cash, (II) Common Stock, based on $2.57 per share, or (III) new Notes identical to the Notes offered in this Rights Offering, per $1,000 principal amount of Existing Second Lien Notes tendered, in addition to the Exchange Consideration (the “Early Participation Payment”). In connection with the Exchange Offer, we have entered into a Restructuring Support Agreement, as amended and restated, (the “Restructuring Support Agreement”) with approximately 90% of the holders of the Existing Second Lien Notes (the “Supporting Noteholders”) pursuant to which we have committed to use our reasonable efforts to effect the Rights Offering and the Exchange Offer (the “Restructuring Transactions”) and the Supporting Noteholders have committed to tender the Existing Second Lien Notes held by such holders in the Exchange Offer. We have also entered into a letter agreement with Mr. James M. Lapeyre, Jr. (the “Lapeyre Letter Agreement”), pursuant to which Mr. Lapeyre has agreed to tender his Existing Second Lien Notes in the Exchange Offer as a part of the Restructuring Transactions. As a result, approximately 92% of the holders of our Existing Second Lien Notes have agreed to tender their notes in the Exchange Offer. The Exchange Offer is subject to the satisfaction or waiver of certain conditions, as described below, including that the Rights Offering generate net proceeds to the Company of at least $20 million. If the Exchange Offer is not completed, we will not complete the Rights Offering.
The Notes will not be listed for trading on any exchange, but the Notes will be transferable until three days prior to their maturity. We cannot give you any assurance that a market for the Notes will develop or, if a market does develop, of the price at which the Notes will trade or whether such market will be sustainable throughout the period when the Notes are transferable.
Our Common Stock is quoted on the NYSE, under the symbol “IO.” On February 11, 2021, the last reported price of our Common Stock on the NYSE was $3.09 per share.
Our board of directors is making no recommendation regarding your exercise of the Rights. You should carefully consider whether to exercise your Rights before the expiration date. You may not revoke or revise any exercises of Rights once made unless we terminate the Rights Offering.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 13 of this Prospectus and in any other document incorporated by reference herein or therein before you make an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.
The date of this Prospectus is            , 2021.

i

You should rely only on the information contained in this Prospectus and documents incorporated into this Prospectus by reference. We have not authorized anyone to provide you with information different from that contained in this Prospectus or the documents incorporated by reference herein. This Prospectus may only be used where it is legal to sell these securities. The information contained in this Prospectus, the documents incorporated by reference herein and any supplements to this Prospectus are accurate only as of the dates of their respective covers or earlier dates as specified therein, regardless of the time of delivery of this Prospectus or any supplement to this Prospectus or of any sale of these securities.

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), this Prospectus incorporates important business information about ION Geophysical Corporation that is contained in documents that we file with the SEC, but that is not included in or delivered with this Prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as from other sources. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this Prospectus.

ABOUT THIS PROSPECTUS
This Prospectus is part of a registration statement that we filed with the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this Prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described under the heading “Where You Can Find More Information” in this Prospectus.
This Prospectus and the documents incorporated by reference in this Prospectus include important information about us, the securities being offered and other information you should know before exercising the Rights. You should rely only on this Prospectus and the information incorporated or deemed to be incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than as of the date of this Prospectus, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this Prospectus or any issuance of Rights, Notes, or Common Stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this Prospectus forms a part or any document that is incorporated by reference in this Prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CERTAIN TERMS USED IN THIS PROSPECTUS
Unless the context requires otherwise or otherwise expressly stated, all references in this Prospectus to “ION,” the “Company,” “we,” “our,” “us” or “ION Geophysical” refer to ION Geophysical Corporation and its subsidiaries.
Unless the context otherwise requires, in this Prospectus (other than the section entitled “Description of Notes”) references to:
•
“Expiration Date” means            , 2021;

•
“Notes” means the 8.00% Senior Secured Second Priority Convertible Notes of ION due 2025 to be offered pursuant to the Rights Offering;

•
“Record Date” means            , 2021;

•
“Restructuring Transactions” means the out-of-court restructuring transaction as described in the Restructuring Support Agreement;

•
“Restructuring Support Agreement” means that certain Amended and Restated Restructuring Support Agreement dated February 11, 2021 by and among the Company and the noteholders signatory thereto;

•
“Rights” means non-transferable subscription rights to purchase the Notes or Common Stock;

•
“Rights Offering” means the offering to holders of ION Common Stock as of the Record Date of Rights to purchase the Notes or Common Stock;

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus, including any information incorporated by reference herein, contains certain “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve many risks and uncertainties. These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including, but not limited to, statements regarding:
•
future financial performance and growth targets or expectations;

•
market and industry trends and developments; and

•
the potential benefits of our proposed restructuring transactions.

You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.
These forward-looking statements are based on information available to us as of the date of this Prospectus and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:
•
the impact of the COVID-19 pandemic on our business, financial condition, and results of operations;

•
future levels of our capital expenditures and of our customers for seismic activities;

•
future oil and gas commodity prices;

•
the effects of current and future worldwide economic conditions (particularly in developing countries) and demand for oil and natural gas and seismic equipment and services;

•
future implication of our negative working capital and stockholders’ deficit, including future cash needs and availability of cash, to fund our operations and pay our obligations;

•
the effects of current and future unrest in the Middle East, North Africa and other regions;

•
the timing of anticipated revenues and the recognition of those revenues for financial accounting purposes;

•
the effects of ongoing and future industry consolidation;

•
the timing of future revenue realization of anticipated orders for multi-client survey projects and data processing work in our E&P Technology & Services segment;

•
future government laws or regulations pertaining to the oil and gas industry, including trade restrictions, embargoes and sanctions imposed by the U.S government or laws curtailing the exploration for, or use of; hydrocarbons;

•
future government actions that may result in the deprivation of our contractual rights, including the potential for adverse decisions by judicial or administrative bodies in foreign countries with unpredictable or corrupt judicial systems;

•
expected net revenues, gross margins, income from operations and net income for our services and products;

•
future seismic industry fundamentals, including future demand for seismic services and equipment;

•
future benefits to our customers to be derived from new services and products;

•
future benefits to be derived from our investments in technologies, joint ventures and acquired companies;

v

•
future growth rates for our services and products;

•
the degree and rate of future market acceptance of our new services and products;

•
expectations regarding E&P companies and seismic contractor end-users purchasing our more technologically-advanced services and products;

•
anticipated timing and success of commercialization and capabilities of services and products under development and start-up costs associated with their development, including Marlin SmartPort;

•
future opportunities for new products and projected research and development expenses;

•
expected continued compliance with our debt financial covenants;

•
expectations regarding realization of deferred tax assets;

•
expectations regarding the impact of the U.S. Tax Cuts, Jobs Act and CARES Act;

•
expectations regarding the approval of our request for forgiveness of the PPP loan.

•
anticipated results with respect to certain estimates we make for financial accounting purposes;

•
future success dependent on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization;

•
breaches to our systems could lead to loss of intellectual property, dissemination of highly confidential information, increased costs and impairment of our ability to conduct our operations;

•
evolving cybersecurity risks, such as those involving unauthorized access or control, denial-of-service attacks, malicious software, data privacy breaches by employees, insiders or others with authorized access, cyber or phishing-attacks, ransomware, malware, social engineering, physical breaches or other actions;

•
compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties; and

•
anticipated approval of the INOVA sale by applicable regulators.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Prospectus. Except as required by law, we do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect any events or circumstances, whether as a result of new information, future events, changes in assumptions or otherwise, after the date hereof.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING
The following are some of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information from this Prospectus and the documents incorporated by reference herein. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This Prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to the Rights Offering, the Notes, our Common Stock and our business.
What is the Rights Offering?
We are distributing, at no charge and on a pro-rata basis, to all holders of our Common Stock on the Record Date, subscription rights to purchase Notes, shares of ION Common Stock, or a combination thereof, which subscription rights we refer to as “Rights.” One Right is being distributed for each share outstanding to record holders of our Common Stock as of the Record Date,            , 2021. Each Right will entitle a holder to purchase (i) $3.34 principal amount of our Notes at a purchase price of 100% of the principal amount thereof or (ii) 1.3 shares of our Common Stock at a price of $2.57 per whole share of Common Stock, provided that any Notes will only be issued in minimum increments of $100 and will be rounded down to the nearest whole increment of $100 and any shares of Common Stock will only be issued in whole numbers of shares with any fractional shares of our Common Stock rounded down to the nearest whole share. You will be entitled to an over-subscription privilege to purchase additional securities that may remain unsubscribed as a result of any unexercised Rights, such privilege being referred to as the “Over-Subscription Privilege.” Pursuant to the terms of this Rights Offering, the Rights may be exercised for a maximum of $52,500,000 of Notes and Common Stock (the “Maximum Offering Amount”). The Rights will expire if they are not exercised by 5:00 p.m., New York City time, on            , 2021 unless we extend the Rights Offering period (the “Expiration Date”). We may extend the Rights Offering and the period for exercising your Rights, in our sole discretion, up to an additional            (           ) days.
The Notes will accrue interest at the rate of 8.0% per annum, mature on December 15, 2025, be secured on a second-priority basis, subject to liens securing ION’s obligations under its existing credit agreement, and unconditionally guaranteed by certain ION subsidiaries. Interest on the Notes will be payable on each June 15 and December 15, commencing on June 15, 2021. Holders of the Notes may convert all or any portion of their notes at their option at any time prior to the maturity date. The initial conversion price of the Notes shall be $3.00 per share and is subject to adjustment as described in this Prospectus. ION will have the right, on or after the 18 month anniversary date of the issue date to convert all or part of the outstanding Notes if ION’s Common Stock has a 20 trading day VWAP of at least 175% of the conversion price then in effect, which would currently equal $5.25 per share. Holders of the Notes will also be entitled to certain voting rights and the right to designate two independent directors to ION’s Board of Directors. The Notes to be issued in the Rights Offering will not be listed for trading on any exchange.
Why are we conducting the Rights Offering?
To address the pending maturity of the $120.6 million aggregate principal amount of our 9.125% Senior Secured Second Priority Notes due 2021 (the “Existing Second Lien Notes”) and to provide a mechanism to reduce our financial leverage in the future, we executed a Restructuring Support Agreement, as amended and restated, (the “Restructuring Support Agreement”) with approximately 90% of the holders of such notes (the “Supporting Noteholders”), as well as a letter agreement with Mr. James M. Lapeyre, Jr., pursuant to which Mr. Lapeyre has agreed to tender his Existing Second Lien Notes in the Exchange Offer (the “Lapeyre Letter Agreement”), resulting in a tender rate of 92%. Pursuant to the Restructuring Support Agreement, we have committed to use our reasonable efforts to effect the following transactions (collectively, the “Restructuring Transactions”):
(i)
an offer to exchange (the “Exchange Offer”) all outstanding Existing Second Lien Notes, with each $1,000 principal amount of such notes tendered exchanged for (a) $150 in cash and (b) $850 of new Notes identical to the Notes offered in this Rights Offering, subject to certain rights to instead deliver or receive Common Stock, plus payment of all accrued and unpaid interest (the “Exchange Consideration”). Holders who validly tender (and do not validly withdraw) their Existing

Second Lien notes at or prior to        , 2021 (the “Early Tender Time”), will be eligible to receive $35, at the Company’s option, either in (I) cash, (II) Common Stock, based on $2.57 per share, or (III) new Notes identical to the Notes offered in this Rights Offering, per $1,000 principal amount of Existing Second Lien Notes tendered, in addition to the Exchange Consideration (the “Early Participation Payment”).
(ii)
the Rights Offering, as described in this Prospectus.

What is the subscription right?
We have granted to you, as a stockholder of record as of 5:00 p.m., New York City time, on the Record Date established by our Board, one Right for each share of our Common Stock that you owned at that time. Each Right gives the holder the opportunity to purchase (i) $3.34 principal amount of our Notes at a purchase price of 100% of the principal amount thereof or (ii) 1.3 shares of our Common Stock at a price of $2.57 per whole share of Common Stock, provided that any Notes will only be issued in minimum increments of $100 and will be rounded down to the nearest whole increment of $100 and any shares of Common Stock will only be issued in whole numbers of shares with any fractional shares of our Common Stock rounded down to the nearest whole share. You will be entitled to an over-subscription privilege to purchase additional securities that may remain unsubscribed as a result of any unexercised Rights, such privilege being referred to as the “Over-Subscription Privilege.” You may choose not to exercise any Rights.
In order to properly exercise your Rights, you must deliver to the subscription agent, Computershare Investor Services (“Computershare” or the “Subscription Agent”), the subscription payment and a properly completed rights certificate, or if you hold your Rights through a broker, dealer, custodian bank or other nominee, which we generally refer to as a “nominee,” you should complete and return to your nominee the form entitled “Beneficial Owner Election” or such other appropriate documents as are provided by your nominee related to your Rights before the expiration of the Rights Offering. Holders in certain jurisdictions who hold through a nominee may be required to provide additional information to their nominees in order to exercise their Rights.
If you hold your shares in the name of a nominee who uses the services of the Depository Trust Company (“DTC”). DTC will issue a number of Rights to your nominee equal to which you are entitled as a beneficial holder. See “The Rights Offering — Method of Exercising Rights” on page 31.
Will fractional Rights be issued?
No. We will not issue fractional Rights nor will we issue fractional shares of Common Stock or cash in lieu of Notes in less than the minimum denomination of $100 in connection with the exercise of any Rights.
Is there an over-subscription privilege?
Yes. If, and only if, you fully exercise your basic subscription right evidenced by your Rights, you will also have an Over-Subscription Privilege, which allows you to subscribe for additional securities under Rights that were not exercised by other stockholders. You must state your intention to exercise your Over-Subscription Privilege at the same time that you exercise your basic Rights. The securities sold through the Over-Subscription Privilege will be sold at the same price as the securities sold pursuant to the basic subscription rights and are subject to proration.
What is proration?
All subscriptions pursuant to the Over-Subscription Privilege will be subject to proration to ensure that the aggregate proceeds raised in the Rights Offering do not exceed $50,000,000. In the event that the number of subscriptions pursuant to the Over-Subscription Privilege exceeds such amount, each subscriber exercising the Over-Subscription Privilege will receive a pro-rata portion of the securities issued pursuant to the Over-Subscription Privilege up to such amount. Each such subscriber will receive an amount of securities equal to the product (disregarding fractions) obtained by multiplying the remaining amount of securities required to be sold in order to result in proceeds equal to $50,000,000 by a fraction of which the numerator is the amount of securities subscribed for by that participant under the Over-Subscription Privilege and the denominator is the aggregate remaining amount of securities subscribed for by all participants under the Over-Subscription Privilege. Any Notes or shares of Common Stock to which persons exercising their Over-Subscription Privilege are entitled pursuant to such allocation shall be issued in minimum increments of $100 or whole numbers of shares, respectively.
The Subscription Agent will notify Rights holders of the amount of securities allocated to each holder promptly after completion of the allocation process. Any excess subscription payments received by the Subscription Agent will be promptly returned, without interest.
Have any stockholders or other parties made any commitments respecting the Rights Offering?
[In connection with the Rights Offering, we intend to enter into backstop agreements (the “Backstop Agreements”) with one or more parties (the “Backstop Providers”) pursuant to which the Backstop Providers agree to purchase Notes at par or shares of Common Stock at $2.57 per share (the “Backstop Commitment”) in an amount up to $50,000,000. There can be no assurance that we will enter into Backstop Agreements for such amount or any lesser amount. Any Backstop Commitment will be subject to customary terms and conditions, including payment, in principal amount of Notes or shares of Common Stock at $2.57 per share, of a backstop fee in an amount up to five percent (5%) of the Backstop Commitment.]
Am I required to exercise all of the Rights I receive in the Rights Offering?
No. You may exercise your Rights in full or in part, provided that the Notes are issuable in a minimum denomination of $100 and integral multiples in excess thereof and shares of Common Stock will only be issued in whole numbers of shares, or you may choose not to exercise any Rights.
Are we requiring a minimum subscription to complete the Rights Offering?
Yes. To complete the Rights Offering and effect the Restructuring Transactions, we must receive net proceeds of at least $20,000,000.
Has our Board made a recommendation to our stockholders regarding the Rights Offering?
No. The Board is not making a recommendation regarding your exercise of the Rights. Shareholders who exercise Rights risk investment loss on new money invested in purchasing Notes or Common Stock. You are urged to make your decision based on your own assessment of our business and the Rights Offering. Please see “Risk Factors” beginning on page 12 for a discussion of some of the risks involved in investing in our Notes and Common Stock.
How soon must I act to exercise my Rights?
The Rights may be exercised at any time beginning on the date of this Prospectus and before the expiration of the Rights Offering, which is , 2021, at 5:00 p.m., New York City time. If you elect to exercise any Rights, the Subscription Agent must actually receive all required documents and payments from you before the expiration of the Rights Offering. The expiration of the Rights Offering may be extended by the Company up to an additional            (      ) days in its discretion.
When will I receive my subscription rights certificate?
Promptly after the date of this Prospectus, a subscription rights certificate will be mailed to each registered holder of our Common Stock as of the close of business on the Record Date, based on our stockholder registry maintained at the transfer agent for our Common Stock. That rights certificate will include subscription details and election information for the subscription rights. If you hold your shares of Common Stock in “street name” through a nominee, you will not receive an actual subscription rights certificate. Instead, as described in this Prospectus, you must instruct your nominee whether or not to exercise your Rights on your behalf. If you wish to obtain a separate subscription rights certificate, you should promptly contact your nominee and request a separate subscription rights certificate. Holders in certain jurisdictions who hold through a nominee may be required to provide additional information to their nominees in order to exercise their Rights. It is not necessary to have a physical subscription rights certificate to elect to exercise your Rights if your shares are held by a nominee.
May I transfer my Rights?
No. The Rights are not transferable.
Can the Rights Offering be extended, canceled or amended?
Yes. We may cancel or amend the Rights Offering in our discretion. In addition, we may, in our discretion, extend the period for exercising your Rights up to an additional            (      ) days.
How do I exercise my Rights? What forms and payment are required to purchase Notes?
If you wish to participate in the Rights Offering, you must:
•
deliver payment to the Subscription Agent using the methods outlined in this Prospectus before 5:00 p.m., New York City time, on            , 2021; and

•
deliver a properly completed subscription rights certificate to the Subscription Agent before 5:00 p.m., New York City time, on            , 2021.

If you cannot deliver your subscription rights certificate to the Subscription Agent before the expiration of the Rights Offering, you may instead follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures” on page 34.
If you send a payment that is insufficient to purchase the securities you requested, or if the securities you requested are not specified in the forms, the payment received will be applied to exercise your Rights to the full extent possible based on the amount of the payment received and your relevant Rights, as described in this Prospectus, for Notes.
Will our directors and officers participate in the Rights Offering?
All holders of our Common Stock as of the Record Date for the Rights Offering will receive, at no charge, the non-transferable Rights to purchase Notes as described in this Prospectus. To the extent that our directors and officers held shares of our Common Stock as of the Record Date, they will receive Rights and, while they are under no obligation to do so, will be entitled to participate in the Rights Offering.
Only record holders of outstanding Common Stock on the Record Date will receive Rights.
When and how will I receive the Notes or Common Stock upon exercise of my Rights?
After the Expiration Date, the Notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, DTC or, if you are a record holder of shares of our Common Stock and are exercising your Rights other than through a DTC participant (as defined under “The Rights Offering”), the Notes will be issued in definitive certificated form in the name under which you hold shares of our Common Stock or in physical form that is not deposited with DTC. The Company will determine the date for the delivery of the Notes being issued in the Rights Offering following the Expiration Date and will announce the anticipated delivery date of the Notes at a later date.
The Subscription Agent will effect delivery of any subscribed for shares of Common Stock through the Subscription Agent’s book-entry registration system by mailing to each subscribing holder a statement of holdings detailing the subscribing holder’s subscribed for shares of Common Stock and the method by which the subscribing holder may access its account and, if desired, trade its shares. The Subscription Agent will issue to you the shares of our Common Stock purchased by you as soon as practicable after the Expiration Date.

x

After I send in my payment and rights certificate, may I cancel my exercise of Rights?
No. All exercises of Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights and even if the Rights Offering is extended. You should not exercise your Rights unless you are certain that you wish to purchase securities.
What should I do if I want to participate in the Rights Offering but my shares are held in the name of my broker, dealer, custodian bank or other nominee?
If you hold your shares of our Common Stock in the name of a nominee, then this nominee is the record holder of the shares you own. The record holder must exercise the Rights on your behalf for the Notes you wish to purchase.
If you wish to participate in the Rights Offering and purchase securities, please promptly contact your nominee who is the record holder of your shares. We will ask your nominee to notify you of the Rights Offering. You should complete and return to your nominee that is the record holder of the shares you own the form entitled “Beneficial Owner Election.” You should receive this form from your nominee that is the record holder of the shares you own with the other Rights Offering materials. Holders in certain jurisdictions who hold through a nominee may be required to provide additional information to their nominees in order to exercise their Rights.
How many shares of Common Stock will be outstanding after the issuance and conversion of the Notes?
As of January 28, 2021, we had 14,981,513 shares of our Common Stock issued and outstanding. We are not able to determine how many shares we will issue when the Notes are converted because participation levels, and the mix of securities selected, in the Rights Offering and concurrent Exchange Offer cannot be determined at this time. If the Restructuring Transactions are consummated, we could issue up to $151.7 million aggregate principal amount of Notes, which could be converted into 50.6 million shares of Common Stock, representing approximately 77.1% of the total shares of Common Stock outstanding following the Restructuring Transactions.
Set forth below, for illustrative purposes only, are three scenarios, as of January 28, 2021, that indicate the effect that the Restructuring Transactions could have on our existing stockholders following the Restructuring Transactions.
Scenario A.   95% of the outstanding Existing Second Lien Notes are tendered in the Exchange Offer. $20 million of rights in the Rights Offering are exercised for new Notes.
Scenario B.   97.5% of the outstanding Existing Second Lien Notes are tendered in the Exchange Offer. $35 million of rights in the Rights Offering are exercised and equally split between new Notes and shares of Common Stock.
Scenario C.   All outstanding Existing Second Lien Notes are tendered in the Exchange Offer. All rights in the Rights Offering are exercised for shares of Common Stock.
The following table details the beneficial ownership of our existing shareholders under the three scenarios described above.
	Beneficial Ownership Pre-Transaction		Beneficial Ownership Post-Transaction (Pre-Conversion of New Notes)		Beneficial Ownership Post-Transaction (Post-Conversion of New Notes)
Scenario	Shares(1)	Percentage	Shares(1)	Percentage	Shares(1)	Percentage
A	14.982	100%	14.982	100%	55.771	26.86%
B	14.982	100%	22.131	67.70%	62.935	23.81%
C	14.982	100%	35.410	42.31%	68.478	21.88%

(1)
In millions.

How much money will the Company receive from the Rights Offering?
The maximum amount of proceeds we may receive is $50,000,000.
Upon completion of the Rights Offering, the proceeds of the Rights Offering will be used to make certain payments to holders of our Existing Second Lien Notes in the Exchange Offer and for general corporate purposes.
Are there risks in exercising my Rights?
Yes. The exercise of your Rights involves risks. Exercising your Rights involves the purchase of Notes or our Common Stock and should be considered as carefully as you would consider any other investment in our securities. Among other things, you should carefully consider the risks described under the headings “Risk Factors” beginning on page 12 in this Prospectus and in the documents incorporated by reference herein.
If the Rights Offering is not completed, will my subscription payment be refunded to me?
Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If there is any cutback in your subscription request (e.g., due to any computational or other error in a subscription request, or due to any other disqualification) or if the Rights Offering is terminated or otherwise is not completed, such subscription over-payment received by the Subscription Agent for requests that are not honored will be returned, without interest, as soon as practicable. If you own shares in “street name,” it may take longer for you to receive payment because the Subscription Agent will return payments through the record holder of the shares.
When can I sell the Notes or Common Stock I receive upon exercise of the Rights?
If you exercise your Rights, you will be able to resell the Notes or Common Stock purchased by exercising your Rights once your account has been credited with those Notes or Common Stock, provided you are not otherwise restricted from selling the Notes or Common Stock (for example, because you are an insider or affiliate of the Company or because you possess material nonpublic information about the Company). Although we will endeavor to issue the Notes or Common Stock as soon as practicable after completion of the Rights Offering, there may be a delay between the expiration date of the Rights Offering and the time that the Notes or Common Stock are issued. In addition, we cannot assure you that, following the exercise of your Rights, you will be able to sell your Notes or Common Stock at a price equal to or greater than the Subscription Price.
Will the Notes be listed on a securities exchange?
The Notes will not be listed on any securities exchange. The Notes are a new issue of securities with no prior trading market, and we cannot provide you with any assurances as to the liquidity of any trading market for the Notes or the market value of the Notes.
What fees or charges apply if I purchase Notes or Common Stock?
We are not charging any fee or sales commission to issue Rights to you or to issue Notes or Common Stock to you if you exercise your Rights. If you hold your shares through a nominee and exercise your Rights through the record holder of your shares, you are responsible for paying any fees your nominee record holder may charge you.
What are the U.S. federal income tax consequences of exercising Rights?
For U.S. federal income tax purposes, we believe you generally should not recognize income or loss in connection with the receipt or exercise of Rights. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of Rights and the receipt, ownership and disposition of our Notes or Common Stock. For further information, please see “Certain U.S. Federal Income Tax Consequences” on page 122.

To whom should I send my forms and payment?
If your shares are held in the name of a nominee, then you should send your rights certificate, election form (including subscription request) and notice of guaranteed delivery (which we collectively refer to as “subscription documents”) and subscription payment to that nominee that is the record holder. If you are the record holder, then you should send your subscription documents and subscription payment (other than wire transfers) to the Subscription Agent at:
By regular mail:	By registered, certified or express mail, by overnight courier or by personal delivery:
Computershare Investor Services	Computershare Investor Services
Attn:	Attn:
You are solely responsible for completing delivery of your subscription documents and subscription payment to the Subscription Agent or, if you are not a record holder, to your nominee. We urge you to allow sufficient time for delivery of your subscription materials to the Subscription Agent or your nominee.
Whom should I contact if I have other questions?
If you have other questions or need assistance, please contact the information agent, D.F. King & Co. Inc, at 1 (877) 478-5045 or by email at ion@dfking.com.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this Prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire Prospectus carefully, including the section describing the risks of investing in our securities under the caption “Risk Factors,” and the documents and financial statements incorporated by reference in the section entitled “Incorporation of Certain Documents by Reference” before making an investment decision. Some of the statements in this summary constitute forward-looking statements. For more information, please see “Cautionary Note Regarding Forward-Looking Statements.”
Company Overview
ION is an innovative, asset light global technology company that delivers powerful data-driven decision-making offerings to offshore energy, ports and defense industries. We are entering a fourth industrial revolution where technology is fundamentally changing how decisions are made. Decision-making is shifting from what was historically an art to a science. Data, analytics and digitalization provide a step-change opportunity to translate information into insights to enhance decisions, gain a competitive edge and deliver superior returns.
We have been a leading technology innovator for over 50 years. While the traditional focus of our cutting-edge technology has been on the E&P industry, we are now broadening and diversifying our business into relevant adjacent markets such as E&P logistics, ports and harbors and defense. Our offerings are focused on improving subsurface knowledge to enhance E&P decision-making and enhancing situational awareness to optimize offshore operations. We serve customers in most major energy producing regions of the world from strategically located offices.
The Company is publicly listed on the New York Stock Exchange under the ticker IO. ION is headquartered in Houston, Texas with regional offices around the world. The company has approximately 428 employees, about half of whom are in technical roles and a quarter have advanced degrees. We have approximately 450 patents and pending patent applications in various countries around the world.
We provide our services and products through two business segments — E&P Technology & Services and Operations Optimization. In addition, we have a 49% ownership interest in our INOVA Geophysical Equipment Limited (“INOVA Geophysical,” or “INOVA”), a joint venture with BGP Inc. (“BGP”), a subsidiary of China National Petroleum Corporation. BGP owns the remaining 51% equity interest in INOVA. We wrote our investment in INOVA down to zero in 2014. See further discussion below on our agreement to sell our interest in INOVA.
Our E&P Technology & Services segment creates digital data assets and delivers services to help E&P companies improve decision-making, reduce risk and maximize value. Across the E&P lifecycle, our E&P offerings focus on driving customer decisions, such as which blocks to bid on and for how much, how to maximize portfolio value, where to drill wells or how to optimize production.
Our Operations Optimization segment develops mission-critical subscription offerings and provides engineering services that enable operational control and optimization offshore. This segment is comprised of our Optimization Software & Services and Devices offerings. Our advanced hardware and software offerings control some of the largest moving objects on the planet and in some of the harshest conditions.
We historically conducted our land seismic equipment business through INOVA, which manufactures land seismic data acquisition systems, digital sensors, vibroseis vehicles (i.e., vibrator trucks), and energy source controllers. In March 2020, we announced an agreement to sell our 49% ownership interest in INOVA joint venture for $12.0 million, subject to regulatory approvals and other closing conditions. Closing of the transaction is expected in 2021.
Our executive offices are located at 2105 CityWest Blvd., Suite 100, Houston, Texas 77042, and our telephone number is (281) 933-3339.
For a further discussion of our business, we urge you to read the information that is provided on EDGAR and incorporated by reference into this Prospectus. See “Where You Can Find More Information and Incorporation By Reference.”

1

Recent Developments
Restructuring Transactions
On December 23, 2020, to address the pending maturity of the $120.6 million aggregate principal amount of our 9.125% Senior Secured Second Priority Notes due 2021 (the “Existing Second Lien Notes”) and to provide a mechanism to reduce our financial leverage in the future, we executed a Restructuring Support Agreement, as amended and restated (the “Restructuring Support Agreement”) with approximately 90% of the holders of such notes (the “Supporting Noteholders”) as well as a letter agreement with Mr. James M. Lapeyre, Jr. (the “Lapeyre Letter Agreement”), pursuant to which Mr. Lapeyre has agreed to tender his Existing Second Lien Notes in the Exchange Offer as a part of the Restructuring Transactions, which has resulted in 92% of the holders of our Existing Second Lien Notes agreeing to tender their notes in the Exchange Offer. Pursuant to the Restructuring Support Agreement, we have committed to use our reasonable efforts to effect the following transactions (collectively, the “Restructuring Transactions”):
(i)
an offer to exchange (the “Exchange Offer”) all outstanding Existing Second Lien Notes, with each $1,000 principal amount of such notes tendered exchanged for (a) $150 in cash and (b) $850 of new Notes identical to the Notes offered in this Rights Offering, subject to certain rights to instead deliver or receive Common Stock, plus payment of all accrued and unpaid interest (the “Exchange Consideration”). Holders who validly tender (and do not validly withdraw) their Existing Second Lien notes at or prior to       , 2021 (the “Early Tender Time”), will be eligible to receive $35, at the Company’s option, either in (I) cash, (II) Common Stock, based on $2.57 per share, or (III) new Notes identical to the Notes offered in this Rights Offering, per $1,000 principal amount of Existing Second Lien Notes tendered, in addition to the Exchange Consideration (the “Early Participation Payment”).

(ii)
the Rights Offering, as described in this Prospectus.

Special Meeting of Shareholders
We will hold a Special Meeting of Shareholders (the “Special Meeting”) on February 23, 2021, at 10:30 a.m., Central Time. The Special Meeting will be held to approve the Restructuring Transactions, amendments to our Restated Certificate of Incorporation to increase the authorized number of shares of our capital stock to facilitate the Restructuring Transactions and an amendment to our Third Amended and Restated 2013 Long Term Incentive Plan (the “LTIP”) to increase the total number of shares of our common stock issuable thereunder. Holders of our common stock on January 22, 2021, the record date, shall be entitled to vote at the Special Meeting. For more information about the Special Meeting, see our Proxy Statement filed with the SEC on January 22, 2021.
Summary of Risk Factors1
There are a number of risks that you should understand before making an investment decision regarding the Rights and investing in our Notes and Common Stock. This summary is not intended to be complete and should only be read together with the section entitled “Risk Factors” beginning on page 12. If any of these risks occur, ION’s business, cash flows, financial condition, results of operations and/or prospects could be materially and adversely affected, and the trading price of ION’s securities and those of its subsidiaries could substantially decline. These risks include, among others, the following:
Risks Related to the Rights Offering
•
You may not be able to resell any of the Notes that you purchase pursuant to the exercise of Rights immediately upon expiration of the Subscription Period.

•
Because we may terminate or cancel the Rights Offering at any time, your participation in the Rights Offering is not assured.

NOTE TO MERRILL: Please let me know if, once inserted and formatted on the proof, the language in Rider is longer than two pages in length.

•
We may amend the terms of the Rights Offering or modify the Subscription Period at any time prior to the expiration of the Subscription Period and in such case neither we nor the Subscription Agent will have any obligation to you except to return your exercise payments.

•
If you do not act promptly and follow the subscription instructions, then your exercise of Rights may be rejected.

•
We are not making a recommendation as to whether you should participate in the Rights Offering.

•
You will not receive interest on subscription funds, including any funds ultimately returned to you.

Risks Related to the Notes
•
Our indebtedness could adversely affect our liquidity, financial condition and our ability to fulfill our obligations and operate our business.

•
We may not be able to generate sufficient cash flow to meet our debt service obligations.

•
Indebtedness under our Credit Facility and other priority debt we may incur from time to time will be effectively senior to the Notes to the extent of the value of the collateral securing such indebtedness.

•
The Notes are effectively subordinated to the liabilities of our subsidiaries that do not guarantee the Notes and the assets of such non-guarantor subsidiaries will not be available as security for the Notes.

•
Despite our current level of indebtedness, we may still be able to incur substantially more debt.

•
The new Notes Indenture will permit additional Notes to be issued under the debt incurrence covenant, secured by an equal and ratable lien on the collateral. The value of your rights to the collateral would be reduced by any increase in the indebtedness secured by the collateral.

•
Any additional guarantees or liens on collateral provided after the Notes are issued could also be voided as preferential transfers.

•
The trading prices for the Notes and the availability, costs and terms and conditions of our debt will be directly affected by our credit rating.

•
There is no public market for the Notes.

Risks Related to the Collateral Securing the Notes
•
The value of the collateral securing the Notes may not be sufficient to satisfy our obligations under the Notes.

•
The right of holders of the Notes to exercise remedies with respect to the collateral is extremely limited, even during an event of default under the Indenture governing the Notes.

•
Bankruptcy laws may significantly impair your rights to repossess and dispose of collateral securing the Notes.

•
There are circumstances other than repayment or discharge of the Notes under which the collateral securing the Notes will be released automatically, without your consent or the consent of the collateral agent or the trustee.

Risk Related to Our Common Stock
•
We have not paid cash dividends on our Common Stock and do not currently anticipate doing so in the foreseeable future.

•
Our Common Stock will be diluted by the conversion of the Notes.

•
Holders of Notes will not be entitled to any rights with respect to our Common Stock, but will be subject to all changes made with respect to our Common Stock to the extent our conversion obligation includes shares of our Common Stock.

•
Future sales of our Common Stock in the public market could lower the market price for our Common Stock and adversely impact the trading price of the Notes.

•
The conversion rate of the Notes may not be adjusted for all dilutive events that may occur.

•
Holders of the Notes may have to pay tax with respect to distributions on our Common Stock that they do not receive.

The Rights Offering
The following summary describes the principal terms of the Rights Offering, but is not intended to be complete. See the information under the heading “The Rights Offering” in this Prospectus for a more detailed description of the terms and conditions of the Rights Offering.
Securities Offered
We are distributing, at no charge, to holders of our Common Stock, Rights to purchase up to $52,500,000 of Notes or Common Stock. You will receive a fixed number of Rights based on your pro-rata ownership of Common Stock as of the Record Date set forth below.
Subscription Rights
We are distributing one (1) Right for every share of our Common Stock. Each Right will entitle a holder to purchase (i) $3.34 principal amount of our Notes at a purchase price of 100% of the principal amount thereof or (ii) 1.3 shares of our Common Stock at a price of $2.57 per whole share of Common Stock, provided that any Notes will only be issued in minimum increments of $100 and will be rounded down to the nearest whole increment of $100 and shares of Common Stock will only be issued in whole numbers of shares with any fractional shares of our Common Stock rounded down to the nearest whole share; we refer to this as your “Right.”
Over-Subscription Privilege
If, and only if, you fully exercise your basic subscription Right, you will also have an Over-Subscription Privilege, which allows you to subscribe for additional amount of securities issuable pursuant to Rights that were not exercised by other stockholders. You must state your intention to exercise your Over-Subscription Privilege at the same time that you exercise your basic subscription Rights. The securities sold through the Over-Subscription Privilege will be sold at the same price as under the Rights and are subject to proration.
Backstop Commitment
[In connection with the Rights Offering, we intend to enter into backstop agreements (the “Backstop Agreements”) with one or more parties (the “Backstop Providers”) pursuant to which the Backstop Providers agree to purchase Notes at par or shares of Common Stock at $2.57 per share (the “Backstop Commitment”) in an amount up to $50,000,000. There can be no assurance that we will enter into Backstop Agreements for such amount or any lesser amount. Any Backstop Commitment will be subject to customary terms and conditions, including payment, in principal amount of Notes or shares of Common Stock at $2.57 per share, of a backstop fee in an amount up to five percent (5%) of the Backstop Commitment.]
Proration
The Over-Subscription Privilege is subject to proration to assure that the aggregate proceeds raised in the Rights Offering does not exceed $50,000,000. If any proration is necessary, subscriptions for Notes under the Over-Subscription Privilege will be prorated. For more information regarding proration, including the precise formula for how your Rights will be prorated, see “The Rights Offering — What is proration?.”
Record Date
5:00 p.m., New York City time, on          , 2021.

Expiration of the Rights Offering
5:00 p.m., New York City time, on          , 2021, unless extended by us in our discretion.
Subscription Price
The Subscription Price for the Notes is 100% of the principal amount of Notes to be purchased, payable in cash. The Subscription Price for Common Stock is $2.57 per whole share of Common Stock to be purchased, payable in cash. To be effective, any payment related to the exercise of a Right (including any exercise of the Over-Subscription Privilege) must be received by the Subscription Agent before the expiration of the Rights Offering.
Use of Proceeds
We intend to use the net proceeds of this Rights Offering to make certain payments to holders of our Existing Second Lien Notes in the Exchange Offer and for general corporate purposes.
Non-Transferability of Rights
The Rights are not transferable.
No Board Recommendation
We are making no recommendation regarding your exercise of the Rights. You are urged to make your decision based on your own assessment of our business and the Rights Offering. Please see “Risk Factors” beginning on page 12 for a discussion of some of the risks involved in investing in the Rights, the Notes and the Company’s Common Stock.
Conditions
To complete the Rights Offering, we must sell at least $20 million of Notes and Common Stock in the Rights Offering. If we do not complete the Rights Offering, we will not consummate the Restructuring Transactions.
No Revocation By Holder
All exercises of Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights and even if the Rights Offering is extended. You should not exercise your Rights unless you are certain that you wish to purchase the securities.
U.S. Federal Income Tax Considerations
Although the treatment of the receipt of the Rights for U.S. federal income tax purposes is subject to uncertainty, we intend to take the position that the receipt of a Right pursuant to this Rights Offering will not be treated as a taxable distribution for U.S. federal income tax purposes. For further information, please see “Certain U.S. Federal Income Tax Considerations” on page 122.
Extension and Termination of Rights Offering
We may cancel or terminate the Rights Offering at any time in our discretion. In addition, we may extend the period for exercising your Rights up to an additional            (          ) days in our discretion. We may extend the expiration date of the Rights Offering by giving oral or written notice to the Subscription Agent on or before the scheduled expiration date. If we elect to extend the expiration of the Rights Offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City Time, on the next business day after the most recently announced expiration date.

Procedures for Exercising Rights
To exercise your Rights, you must complete the subscription documents and deliver them to the Subscription Agent, Computershare Investor Services, or, if you are not a record holder, to your nominee, together with full payment for all the securities you elect to purchase pursuant to your exercise of the Rights (including any exercise of the Over-Subscription Privilege) prior to the expiration of the Rights Offering. If regular mail is used to deliver the subscription documents and payments, we recommend using registered mail, properly insured, with return receipt requested.
If you cannot deliver your rights certificate to the Subscription Agent before the expiration of the Rights Offering, you may instead follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures” on page 34. In certain cases, a qualified designee of a record holder of Rights may exercise Rights. See “The Rights Offering — Method of Exercising Rights — Subscription by Registered Stockholders” on page 31.
Subscription Agent
Computershare Investor Services (“Computershare”)
Information Agent
D.F. King & Co. Inc.
Risk Factors
Investors considering making an investment by exercising Rights in the Rights Offering should carefully read and consider the information set forth in “Risk Factors” beginning on page 12 of this Prospectus, the documents incorporated by reference herein and the risks that we have highlighted in other sections of this Prospectus.
Fees and Expenses
We will pay the fees and expenses related to the Rights Offering from cash available to us.
Listing and Trading
The Rights will not be listed for trading on any exchange.

Summary of Notes
The following summary describes the principal terms of the Notes, but is not intended to be complete. See the information under the heading “Description of Notes” in this Prospectus for a more detailed description of the terms and conditions of the Notes.
Issuer
ION Geophysical Corporation
Notes Offered
Up to $52,500,000 aggregate principal amount of 8.00% Senior Secured Second Priority Convertible Notes due 2025.
Maturity
December 15, 2025.
Interest Rate
The Notes will bear interest at a rate of 8.00% per annum.
Interest Payment Dates
Interest on the Notes will be payable on each June 15 and December 15, commencing on June 15, 2021.
Guarantors
The Notes will initially be guaranteed by each of ION’s material domestic subsidiaries and one subsidiary organized under the laws of Mexico. As of December 31, 2020, ION’s material domestic subsidiaries and the Mexico subsidiary had approximately $138.0 million of assets, or approximately 71% of ION’s total consolidated assets, excluding intercompany investments and receivables.
Security
The Notes and the guarantees will be secured on a second priority basis by liens, subject to certain exceptions and permitted liens, on substantially all of our personal property and the personal property o the Guarantors and proceeds thereof, including liens on our and the Guarantors’ seismic equipment and proprietary data libraries, to the extent such assets constitute collateral under our Credit Agreement. Pursuant to the terms of the Intercreditor Agreement, the liens on the assets securing the Notes and the guarantees will be contractually subordinated and junior to liens securing our Credit Agreement, additional permitted first lien indebtedness and future indebtedness incurred to replace or refinance our Credit Agreement and such additional permitted first lien indebtedness. See “Description of Notes — Security,” “Description of Notes — The Intercreditor Agreement” and “Risk Factors.”
Intercreditor Agreement
The Notes trustee and collateral agent and the collateral agent under our Credit Agreement will enter into an intercreditor agreement (the “Intercreditor Agreement”) on the date of the Notes indenture which will, among other things, define the relative priorities of their respective security interests in the assets securing the Notes and the obligations under our Credit Agreement and certain other matters relating to the administration of security interests, exercise of remedies, certain bankruptcy-related provisions and other intercreditor matters. The Intercreditor Agreement will also provide that in the event of a foreclosure on the collateral or of insolvency proceedings, the holders of the Notes will receive proceeds from the collateral only after obligations under our Credit Agreement have been paid in full. Concurrently with the execution and delivery of the Intercreditor Agreement, the Intercreditor Agreement dated as of April 26, 2016 related to our Existing Second Lien Notes will be terminated in full. See “Description of Notes — The Intercreditor Agreement.”
Ranking
The Notes:
•
will be senior obligations of ION;

•
will be secured on a second-priority basis, equally and ratably with all obligations of ION under any future Parity Lien Debt, by Liens on all of the assets of ION other than the Excluded Assets, subject to the Liens securing ION’s obligations under the Credit Agreement and any other Priority Lien Debt and other Permitted Prior Liens;

•
will be effectively junior to any Permitted Prior Liens, to the extent of the value of the assets of ION subject to those Permitted Prior Liens;

•
will be senior in right of payment to any future subordinated Indebtedness of ION, if any;

•
will be unconditionally guaranteed by the Guarantors; and

•
will be structurally subordinated to all existing and future Indebtedness, claims of holders of preferred stock and other liabilities of Subsidiaries of ION that do not guarantee the Notes.

Each guarantee of the Notes:
•
will be senior obligations of each Guarantor;

•
will be secured on a second-priority basis, equally and ratably with all obligations of that Guarantor under any other future Parity Lien Debt, by Liens on all of the assets of that Guarantor other than the Excluded Assets, subject to the Liens securing that Guarantor’s guarantee of the Credit Agreement obligations and any other Priority Lien Debt and other Permitted Prior Liens;

•
will be effectively junior, to the extent of the value of the Collateral, to that Guarantor’s guarantee of the Credit Agreement and any other Priority Lien Debt, which will be secured on a first-priority basis by the same assets of that Guarantor that secure the Notes;

•
will be effectively junior to any Permitted Prior Liens, to the extent of the value of the assets of that Guarantor subject to those Permitted Prior Liens; and

•
will be senior in right of payment to any future subordinated Indebtedness of that Guarantor, if any.

Conversion Rights
Holders of Notes may convert all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date.
The conversion rate will initially be 333 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $3.00 per share of

Common Stock) and is subject to adjustment as described in this Prospectus. Upon conversion of a Note, ION will satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of its Common Stock or a combination of cash and shares of ION’s Common Stock, at ION’s election. If ION satisfies its conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of its Common Stock, the amount of cash and shares of Common Stock, if any, due upon conversion will be based on a daily conversion value (as defined in this Prospectus) calculated on a proportionate basis for each trading day in a 30 day trading day observation period.
The Trustee will initially act as the conversion agent. A holder may convert fewer than all of such holder’s Notes so long as such converted notes are a multiple of $1,000 principal amount. If ION calls any or all of the Notes for redemption, a holder of Notes may convert all or any portion of such notes only until the close of business on the scheduled trading day immediately preceding the redemption date unless ION fails to pay the redemption price (in which case a holder of Notes may convert such notes until the redemption price (including the Applicable Premium, if any) has been paid or duly provided for).
See “Description of Notes — Conversion Rights.”
Company Conversion
On or after the day that is the eighteen (18) month anniversary of the issue date of the Notes (the “Issue Date”), ION may require the conversion of all or part of the Notes, at its option, if ION’s Common Stock, as determined by ION, has a 20-day volume weighted average price (“VWAP”) of at least 175% of the conversion price then in effect ending on, and including, the trading day immediately preceding the date on which ION provides notice of conversion (an “Optional Conversion”). If ION undergoes an Optional Conversion prior to the third anniversary of the Issue Date, holders of Notes will be entitled to a “make-whole” premium payment in cash equal to the Applicable Premium amount, as described under “Description of Notes — Optional Redemption.”
Optional Redemption
The Notes will be redeemable, in whole or in part, at our option at any time prior to December 15, 2023, at a cash redemption price equal to 100.0% of the principal amount of Notes to be redeemed plus a make-whole premium and accrued and unpaid interest.
The Notes will also be redeemable, in whole or in part, at our option at any time on or after December 15, 2023, at a cash redemption price equal to 100.0% of the principal amount of Notes to be redeemed plus accrued and unpaid interest.
See “Description of Notes — Optional Redemption.”
Change of Control
If a Change of Control (as described in this Prospectus) occurs, Holders of the Notes may require us to repurchase their Notes at a cash repurchase price equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest. See “Description of Notes — Repurchase at the Option of Holders — Change of Control.”
Asset Sales
Upon certain asset sales, we may be required to use the net proceeds therefrom to purchase Notes at an offer price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest. See “Description of Notes —  Repurchase at the Option of Holders — Asset Sales.”
Certain Covenants
The Indenture governing the Notes contains covenants that, among other things, limit our ability, and the ability of our restricted subsidiaries, to:
•
incur additional debt or issue certain preferred stock;

•
make certain investments or pay dividends or distributions on our capital stock, purchase or redeem or retire capital stock, or make other restricted payments;

•
sell assets, including capital stock of our restricted subsidiaries;

•
restrict dividends or other payments by restricted subsidiaries;

•
create liens;

•
create unrestricted subsidiaries;

•
enter into transactions with affiliates; and

•
merge or consolidate with another company.

These covenants are subject to a number of important limitations and exceptions that are described elsewhere in this Prospectus, including “Description of Notes — Certain Covenants.”
Additional Voting and Other Rights
ION will issue one (1) shares of Series A Preferred Stock (the “Series A Preferred Stock”) to the Trustee to (i) provide certain rights and protections to holders of the Notes and (ii) allow, under certain circumstances, the holders of Notes to vote on an “as-converted” basis. The Trustee shall take direction from holders of 50.1% of the Notes for any action requiring the consent of the holder of the Series A Preferred Stock or each act on which the holder of the Series A Preferred Stock is entitled to vote.
Following a default or event of default under the Indenture governing the Notes, the Series A Preferred Stock will be entitled to vote with the Common Stock of the Company as a single class and having voting power equal to the number of shares of Common Stock issuable upon the conversion of the Notes.
In addition, at all times when the Common Stock is entitled to vote, the Series A Preferred Stock will be entitled to vote with the Common Stock as a single class and having voting powers equal to the number of shares of Common Stock issuable upon the conversion of the Notes for any transaction (a) modifying, amending, supplementing, or waiving any provision of ION’s organizational documents or (b) entering into any merger, consolidation, sale of all or substantially all of ION’s assets, or other business combination transactions.
The holder of the Series A Preferred Stock will have the right to appoint two (2) directors to ION’s Board, both of whom must be independent.
The one share of Series A Preferred Stock will (i) rank pari passu in respect of voting rights with respect to ION’s Common Stock, (ii) have a liquidation preference equal to $1.00, (iii) not produce preferred dividends or ordinary dividends, (iv) not be transferable, except to a successor Trustee under the terms of the Indenture governing the Notes, (v) not be convertible into any other class of equity of ION, and (vi) not be granted registration rights.
The Series A Preferred Stock may be redeemed by ION upon the conversion into Common Stock, in the aggregate, of 75% or more of the Notes. The redemption price will be $1.00.
Trustee
Risk Factors
You should consider carefully all of the information set forth or incorporated by reference in this Prospectus and, in particular, the information under the heading “Risk Factors” beginning on page 12 of this Prospectus.
Listing and Trading
The Notes will not be listed for trading on any exchange, but the Notes will be transferable (CUSIP Number          ) until three trading days prior to their maturity. Our Common Stock is quoted on the NYSE under the symbol “IO.” On February 11, 2021, the last reported price of ION Common Stock on the NYSE was $3.09 per share.

RISK FACTORS
This section describes material risks related to our businesses, including the Restructuring Transactions, and those related to the Rights Offering, the Notes and our Common Stock that currently are known to us. You should carefully consider all of the information in this Prospectus and each of the risks described below, together with the other information incorporated by reference in this Prospectus, including the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2020, and other reports, including our Quarterly Reports on Form 10-Q, we file with the SEC. Any of the following risks and those incorporated by reference could materially and adversely affect our business, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in this Prospectus. There may be additional risks and uncertainties that we do not currently know or that we do not currently believe to be material that may adversely affect our business, financial condition and results of operations in the future, or the Restructuring Transactions, the Rights Offering, the Notes or our Common Stock.
Risks Related to the Rights Offering
You may not be able to resell any of the Notes that you purchase pursuant to the exercise of Rights immediately upon expiration of the Subscription Period.
The Notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, DTC, or, for record holders of shares of our Common Stock not exercising their Rights through a DTC participant, the Notes will be issued in definitive certificated form in the name in which you hold shares of our Common Stock or in physical form that is not deposited with DTC, records of which will be maintained by the trustee. Beneficial owners of our Common Stock whose shares are held in “street name” will have their Notes, credited to the account of their broker, dealer, custodian bank or other nominee. The Company will determine the date for the delivery of the Notes being issued in the Rights Offering following the expiration of the Subscription Period and will announce the anticipated delivery date of the Notes at a later date. Until the Notes are delivered following the expiration of the Subscription Period, you will not be able to sell the Notes that you purchase in the Rights Offering.
Because we may terminate or cancel the Rights Offering at any time, your participation in the Rights Offering is not assured.
We may terminate or cancel the Rights Offering at any time before the expiration of the Subscription Period at 5:00 p.m., New York City time, on       (or any extension thereof up to an additional       (      ) days) for any reason. If the Rights Offering is terminated or cancelled for any reason, then we will not issue you any of the Notes or Common Stock you may have subscribed for and we will not have any obligation with respect to the Rights except to return any Subscription Price payments, as soon as practicable, without interest.
We may amend the terms of the Rights Offering or modify the Subscription Period at any time prior to the expiration of the Subscription Period and in such case neither we nor the Subscription Agent will have any obligation to you except to return your exercise payments.
We may amend the terms of the Rights Offering or modify the Subscription Period of the Rights Offering at any time prior to the expiration of the Subscription Period, and we may amend or waive the terms of the Rights Offering for any reason. However, if we make any fundamental change to the terms set forth in this Prospectus, we will file a post-effective amendment to the registration statement in which this Prospectus is included announcing the cancellation of the Rights Offering and instituting a new offering on such revised terms and giving our stockholders the opportunity to subscribe to such new offering. In such event, all payments of the aggregate Subscription Price received by the Subscription Agent will be returned as soon as practicable, without interest, and at least contemporaneously with our filing of such post-effective amendment. The terms of the Rights Offering cannot be modified or amended after the expiration of the Subscription Period, as may be extended from time to time.

If you do not act promptly and follow the subscription instructions, then your exercise of Rights may be rejected.
Securityholders who desire to purchase Notes or Common Stock in the Rights Offering must act promptly to ensure that all required forms and payments are actually received by the Subscription Agent before 5:00 p.m., New York City time, on       (or any extension thereof), the expiration of the Subscription Period. If your shares are held in “street name” through a broker, dealer, custodian bank or other nominee, as the record holder, then you must act promptly to ensure that your broker, dealer, bank or other nominee acts for you and that all required forms and payments are actually received by the Subscription Agent before the expiration of the Subscription Period. We will not be responsible if your broker, dealer, bank, financial institution or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent before the expiration of the Subscription Period and the Rights Offering will not utilize notice of guaranteed delivery procedures. If you fail to complete and sign the rights certificate or the forms specified by your broker, dealer, custodian bank or other nominee, deliver an incorrect payment amount, pay by an unauthorized payment form, or otherwise fail to follow the subscription procedures that apply to your exercise of Rights in the Rights Offering, then the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertake to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a Rights exercise follows the proper procedures. You bear the risk of delivery of all documents and payments, and neither we nor the Subscription Agent has any responsibility for such documents and payments.
We are not making a recommendation as to whether you should participate in the Rights Offering.
None of our Board, officers, Subscription Agent, Information Agent, Transfer Agent or Trustee is making any recommendation regarding your exercise of Rights in the Rights Offering or the sale or transfer of the underlying Notes. Further, we have not authorized anyone to make any recommendation.
You will not receive interest on subscription funds, including any funds ultimately returned to you.
You will not earn any interest on your payment of the Subscription Price while it is being held by the Subscription Agent pending the closing of the Rights Offering. In addition, if we cancel the Rights Offering neither we nor the Subscription Agent will have any obligation with respect to the Rights except to return to you, without interest, any payment of the Subscription Price.
The tax treatment of the receipt of the Rights is subject to uncertainty, and alternative characterizations could apply.
The tax treatment of the receipt of the Rights is unclear. While we intend to take the position the receipt of a Right by a holder pursuant to this Rights Offering will not be treated as a taxable distribution with respect to such holder’s Common Stock in the Company for U.S. federal income tax purposes, it is possible that such receipt could be treated instead as a taxable distribution. If such treatment were to apply, a holder would need to fund any tax resulting from the receipt of the Rights with cash from other sources. Holders are urged to consult their tax advisors regarding the proper federal income tax treatment of the Rights.
Securityholders participating in the Rights Offering will be subject to risks as holders of the Notes.
If you purchase the Notes offered in the Rights Offering, you will be subject to the risks relating to the Notes that are described below.
Risks Related to the Notes
Our indebtedness could adversely affect our liquidity, financial condition and our ability to fulfill our obligations and operate our business.
We have, and after the consummation of the Restructuring Transactions will continue to have, a substantial amount of indebtedness. As of December 31, 2020, we had approximately $143.7 million of total outstanding indebtedness, consisting primarily of approximately $120.6 million Existing Second Lien Notes, $22.5 million outstanding under our Credit Facility, $1.6 million of equipment finance leases and other short-term debt, which is partially offset by $1.0 million of debt issuance costs. In addition, we may also incur additional indebtedness in the future.
Higher levels of indebtedness could have negative consequences to us, including:
•
we may have difficulty satisfying our obligations with respect to our outstanding debt;

•
we may have difficulty obtaining financing in the future for working capital, capital expenditures, acquisitions or other purposes;

•
we may need to use all, or a substantial portion, of our available cash flow to pay interest and principal on our debt, which will reduce the amount of money available to finance our operations and other business activities;

•
our vulnerability to general economic downturns and adverse industry conditions could increase;

•
our flexibility in planning for, or reacting to, changes in our business and in our industry in general could be limited;

•
our amount of debt and the amount we must pay to service our debt obligations could place us at a competitive disadvantage compared to our competitors that have less debt;

•
our customers may react adversely to our significant debt level and seek or develop alternative licensors or suppliers;

•
we may have insufficient funds, and our debt level may also restrict us from raising the funds necessary to repurchase all of the Notes tendered to us upon the occurrence of a change of control, which would constitute an event of default under the Notes; and

•
our failure to comply with the restrictive covenants in our debt instruments which, among other things, limit our ability to incur debt and sell assets, could result in an event of default that, if not cured or waived, could have a material adverse effect on our business or prospects.

Our level of indebtedness will require that we use a substantial portion of our cash flow from operations to pay principal of, and interest on, our indebtedness, which will reduce the availability of cash to fund working capital requirements, capital expenditures, research and development and other general corporate or business activities.
We may not be able to generate sufficient cash flow to meet our debt service obligations.
Our ability to make payments on our indebtedness, including the Notes and any Existing Second Lien Notes remaining outstanding after the Restructuring Transactions, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to conditions in the oil and gas industry, the COVID-19 pandemic, general economic and financial conditions and the impact of legislative and regulatory actions on how we conduct our business and other factors, all of which are beyond our control.
We cannot assure you that our business will generate sufficient cash flow from operations to service our outstanding indebtedness, or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other capital needs. If our business does not generate sufficient cash flow from operations to service our outstanding indebtedness, we may have to undertake alternative financing plans, such as:
•
refinancing or restructuring our debt;

•
selling assets;

•
reducing or delaying acquisitions or our drilling program; or

•
seeking to raise additional capital.

However, we cannot assure you that we would be able to implement alternative financing plans, if necessary, on commercially reasonable terms or at all, or that implementing any such alternative financing plans would allow us to meet our debt obligations. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness, including the Notes, would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms.
Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the Notes, or to obtain alternative financings, could materially and adversely affect our business, financial condition, results of operations and prospects.
Indebtedness under our Credit Facility and other priority debt we may incur from time to time will be effectively senior to the Notes to the extent of the value of the collateral securing such indebtedness.
Our Credit Facility will have a first priority lien on all of the assets of our company and the Guarantors, with certain exceptions. The Notes will have a second priority lien on the assets of our company and the Guarantors, to the extent such assets are collateral securing our Credit Facility. Under the Intercreditor Agreement, following an event of default any proceeds received upon liquidation of the collateral will be distributed first to the lenders under our Credit Facility and other priority debt to be applied first to the costs and expenses incurred with such realization, and second to any other amounts outstanding under the Credit Facility and other priority debt, until the Credit Facility and such other priority debt is paid in full, before any amounts will be available to pay the holders of the Notes. Accordingly, holders of indebtedness under our Credit Facility and other priority debt will be entitled to receive proceeds from the realization of value of such collateral to repay such indebtedness in full before the holders of the Notes will be entitled to any recovery from such collateral. As a result, holders of the Notes will only be entitled to receive proceeds from the realization of collateral after all indebtedness and other obligations under our Credit Facility and other priority debt are repaid in full. The Notes will be effectively junior in right of payment to indebtedness under our Credit Facility and other priority debt to the extent of the realizable value of such collateral.
The Notes are effectively subordinated to the liabilities of our subsidiaries that do not guarantee the Notes and the assets of such non-guarantor subsidiaries will not be available as security for the Notes.
Certain of our subsidiaries will not guarantee the Notes, and the assets of these non-guarantor subsidiaries will not be available as security for the Notes. To the extent that any of our subsidiaries and joint ventures do not guarantee the Notes, the Notes will be structurally subordinated to all existing and future obligations, including indebtedness, of such non-guarantor entities. As a result, the claims of creditors of the non-guarantor entities, including trade creditors, will have priority as to the assets of those entities. As of December 31, 2020, our subsidiaries that are not guaranteeing the Notes would have had indebtedness and other liabilities outstanding (excluding intercompany liabilities) equal to approximately $13.1 million, consisting of $8.4 million of trade payables and other accrued expenses including deferred revenues, and $4.7 million of operating lease liabilities. For the year ended December 31, 2020, our subsidiaries that are not guaranteeing the Notes had aggregate net revenues of approximately $41.2 million, or 34% of our consolidated net revenues, excluding intercompany revenues, and, at December 31, 2020, total assets of approximately $55.5 million, or 29% of our total consolidated assets, excluding intercompany investments and receivables.
Despite our current level of indebtedness, we may still be able to incur substantially more debt.
We may be able to incur substantial additional indebtedness in the future, subject to certain limitations, including under our Credit Facility and the Indenture governing the Notes. If new indebtedness is added to our current debt levels, the related risks that we now face could increase. Our level of indebtedness could, for instance, prevent us from engaging in transactions that might otherwise be beneficial to us or from making desirable capital expenditures. This could put us at a competitive disadvantage relative to other less leveraged competitors that have more cash flow to devote to their operations. In addition, the incurrence of additional indebtedness could make it more difficult to satisfy our existing financial obligations, including those relating to the Notes. Furthermore, the Indenture governing the Notes will permit us to incur up to $75 million of priority debt (inclusive of borrowings under the Credit Facility). If we incur any additional indebtedness that ranks prior to the Notes, the holders of such indebtedness will be entitled to receive proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us before the holders of the Notes, and if we incur additional indebtedness that ranks equal to the Notes, the holders of that indebtedness will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us.
Our Credit Facility and the Existing Second Lien Notes Indenture (prior to the Proposed Amendments) contain, and the new Notes Indenture is expected to contain, a number of restrictive covenants that will limit our ability to finance future operations or capital needs or engage in other business activities that may be in our interest.
Our Credit Facility and the Existing Second Lien Notes Indenture (prior to the Proposed Amendments) impose, and the new Notes Indenture is expected to impose, and the terms of any future indebtedness may impose, operating and other restrictions on us and our subsidiaries. Such restrictions affect or will affect, and in many respects limit or prohibit, among other things, our ability and the ability of our restricted subsidiaries to:
•
incur additional indebtedness (including certain capital lease obligations), grant or incur additional liens on our properties, pledge shares of our subsidiaries, enter into certain merger or other change-in- control transactions, enter into certain transactions with our affiliates, make certain sales or other dispositions of assets, make certain investments and acquire other businesses;

•
pay cash dividends on our Common Stock; and

•
repurchase and acquire our capital stock.

Our Credit Facility contains other restrictions and covenants described in “Description of Certain Indebtedness” and requires us to achieve certain financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.
The restrictions contained in our Credit Facility, the Existing Second Lien Notes Indenture and the new Notes Indenture could:
•
limit our ability to plan for or react to market or economic conditions or meet capital needs or otherwise restrict our activities or business plans; and

•
adversely affect our ability to finance our operations or other capital needs or to engage in other business activities that would be in our interest.

A failure to comply with the restrictions in our Credit Facility, the Existing Second Lien Notes Indenture or the new Notes Indenture could result in an event of default under the Existing Second Lien Notes Indenture or the new Notes Indenture. Our future operating results may not be sufficient to enable compliance with the covenants in our Credit Facility or our Existing Second Lien Notes Indenture or new Notes Indenture or to remedy any such default. In addition, in the event of an acceleration, we may not have or be able to obtain sufficient funds to refinance our indebtedness or make any accelerated payments, including those under our Credit Facility or our outstanding notes. Also, we may not be able to obtain new financing. Even if we were able to obtain new financing, we cannot guarantee that the new financing will be on commercially reasonable terms or terms that are acceptable to us. If we default on our indebtedness, our business, financial condition or results of operations could be materially and adversely affected.
The new Notes Indenture will permit additional Notes to be issued under the debt incurrence covenant, secured by an equal and ratable lien on the collateral. The value of your rights to the collateral would be reduced by any increase in the indebtedness secured by the collateral.
We will be permitted to issue up to $50.0 million (less the amount of Notes issued in the Rights Offering) of additional Notes under the new Notes Indenture secured by an equal and ratable lien on the collateral. The value of your rights to the collateral would be reduced by any increase in the indebtedness secured by the collateral. The value of the collateral and the amount to be received upon a sale of such collateral will depend upon many factors including, among others, the condition of the collateral, the ability to sell the collateral in an orderly sale, the condition of international, national and local economies and of our industry more generally, the availability of buyers and similar factors. No appraisal has been obtained in respect of the collateral and you should not rely upon the book value of the collateral as a measure of realizable value for such assets. By their nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In addition, a significant portion of the collateral includes assets that may only be usable, and thus retain value, as part of our existing operating businesses.
Accordingly, any such sale of the collateral separate from the sale of certain operating businesses may not be feasible or of significant value. To the extent that holders of other secured indebtedness or other third parties hold liens (including statutory liens), whether or not permitted by the new Notes Indenture, such holders or other third parties may have rights and remedies with respect to the collateral securing the Notes that, if exercised, could reduce the proceeds available to satisfy the obligations under the Notes.
Federal and state fraudulent transfer laws permit a court to void the Notes and guarantees and/or the liens securing the Notes and guarantees, and, if that occurs, you may not receive any payments on the Notes and you may lose the benefit of the liens securing the Notes and guarantees.
The issuance of the Notes and the related guarantees and the grant of liens securing the Notes and guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the Guarantors or on behalf of our unpaid creditors or the unpaid creditors of a Guarantor. While the relevant laws may vary from state to state, a court may void, subordinate or otherwise decline to enforce the Notes, the guarantees or the liens securing the Notes and the guarantees, if it found that when the Notes and the guarantees were issued or the liens securing the Notes and guarantees were granted, or in some states when payments became due under the Notes, we or the Guarantors received less than reasonably equivalent value or fair consideration and either:
•
were insolvent or rendered insolvent by reason of such incurrence;

•
were left with inadequate capital to conduct its business; or

•
believed or reasonably should have believed that we or the Guarantors would incur debts beyond our or the Guarantors’ ability to pay.

The court might also void an issuance of Notes or a related guarantee by a Guarantor, or the liens securing such Notes or such guarantee, without regard to the above factors, if the court found that we issued the Notes and granted the liens securing same, or the applicable Guarantor made its guarantee and granted the liens securing same, with actual intent to hinder, delay or defraud its creditors.
A court would likely find that we or a Guarantor did not receive reasonably equivalent value or fair consideration for the Notes or its guarantee of the Notes or for the liens granted by us or such Guarantor as security for the Notes or its guarantee, if we or such Guarantor did not substantially benefit directly or indirectly from the issuance of the Notes, particularly in the case where the Notes are being exchanged for Existing Second Lien Notes. If a court were to void the liens, you would no longer have any secured claim against us or the applicable Guarantor. Sufficient funds to repay the Notes may not be available from other sources, including the remaining obligors, if any. In addition, the court might direct you to repay any amounts that you already received from us or a Guarantor.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a Guarantor would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•
if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they become due.

Although the Company does not believe that it or any Guarantor is or will be rendered insolvent under these standards at the time of or as a result of the Exchange Offer, we cannot assure you as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.
The new Notes Indenture will contain a “savings clause” intended to limit each Guarantor’s liability under its Notes guarantee to the maximum amount that it could incur without causing the Notes guarantee to be a fraudulent transfer under applicable law. We cannot assure you that this provision will be upheld as intended.
In addition, enforcement of any of these guarantees or security against any Guarantor will be subject to certain defenses available to guarantors and security providers generally. These laws and defenses include those that relate to fraudulent conveyance or transfer, voidable preference, corporate purpose or benefit, preservation of share capital, thin capitalization and regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, a guarantor may have no liability or decreased liability under its guarantee or the security documents to which it is a party.
Any additional guarantees or liens on collateral provided after the Notes are issued could also be voided as preferential transfers.
The new Notes Indenture will provide that certain future domestic restricted subsidiaries will guarantee the Notes and secure their guarantees with liens on their assets. The new Notes Indenture will also require us to grant liens on certain assets that we and the existing Guarantors acquire after the Notes are issued. If we or the Guarantors provided new collateral for the Notes, and were insolvent at the time the lien was granted or commenced a bankruptcy within 90 days after the lien was granted, the lien could be voided as a preferential transfer.
We are permitted to create unrestricted subsidiaries, which will not be subject to any of the covenants in the new Notes Indenture, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.
Unrestricted subsidiaries will not be subject to the covenants under the new Notes Indenture, and their assets will not be available as security for the Notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the Notes and the sale of our equity interests in an unrestricted subsidiary will not constitute an “Asset Sale” under the terms of the new Notes Indenture. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the Notes.
The trading prices for the Notes and the availability, costs and terms and conditions of our debt will be directly affected by our credit rating.
The Existing Second Lien Notes are, and any of our future debt instruments may be, publicly rated by Moody’s, S&P and other independent rating agencies. We do not intend for the Notes to be publicly rated at this time. A security rating is not a recommendation to buy, sell or hold securities. These public debt ratings may affect our ability to raise debt. Any future downgrading of the Existing Second Lien Notes or our debt by Moody’s and S&P or another rating agency may affect the cost and terms and conditions of our financings and could adversely affect the value and trading price of the Notes.
Credit rating agencies continually revise their ratings for companies that they follow, including us. Any ratings downgrade could adversely affect the trading price of the Notes or the trading market for the Notes to the extent a trading market for the Notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future.
We may not be able to fulfill our repurchase obligations with respect to the Notes upon a change of control.
If we experience certain specific change of control events, we will be required to offer to repurchase all of our outstanding Notes at a price equal to 101% of the principal amount of such Notes plus accrued and unpaid interest to the date of repurchase. We cannot assure you that we will have available funds sufficient to pay the change of control purchase price for any or all of the Notes that might be tendered in the change of control offer.
The definition of change of control in the new Notes Indenture includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our and our restricted subsidiaries’ assets, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase such Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our and our restricted subsidiaries’ assets taken as a whole to another person or group may be uncertain.
In addition, our Credit Facility contains, and any future credit agreement likely will contain, restrictions or prohibitions on our ability to repurchase the Notes under certain circumstances. If these change of control events occur at a time when we are prohibited from repurchasing the Notes, we may seek the consent of our lenders to purchase the Notes or could attempt to refinance the borrowings that contain these prohibitions or restrictions. If we do not obtain our lenders’ consent or refinance these borrowings, we will not be able to repurchase the Notes. Accordingly, the holders of the Notes may not receive the change of control purchase price for their Notes in the event of a sale or other change of control, which will give the trustee and the holders of the Notes the right to declare an event of default and accelerate the repayment of the Notes. See “Description of Notes — Repurchase at the Option of Holders — Change of Control.”
A Delaware court has held that a provision similar to the change of control put right that will be in the new Notes Indenture may not be enforceable if it is used to improperly limit the ability of equity owners to effect a change of control.
The Chancery Court of Delaware has held in a published opinion that a provision in an indenture requiring a majority of the directors of the company issuing the Notes be “continuing directors” could breach the fiduciary duties of the directors and be unenforceable if improperly used to prevent shareholders from effecting a change of control of the company. Under the continuing director provision of the new Notes Indenture, a majority of our board of directors must be “continuing directors” defined as either (i) a director on the date of the new Notes Indenture or (ii) a director whose nomination for election, or whose election, to the board of directors was approved by a majority of the continuing directors who were members of the board of directors at the time of nomination or election. Under the court’s decision, a decision by a board of directors not to approve dissident shareholder nominees as continuing directors and to allow a change of control to occur would be subject to enhanced fiduciary duties typically applied in corporate change of control disputes. If the directors did not properly discharge those fiduciary duties, the change of control put right could be unenforceable by the holders of the Notes. As a result, the ability of the holders of Notes to enforce the continuing director provision in situations in which the provision acted to impede a change of control would be subject to the enhanced judicial scrutiny of the actions by our directors not to approve the director nominees whose election caused the provision to be invoked.
There is no public market for the Notes.
There is no public market for the Notes, and we cannot assure you that a market will exist for the Notes will develop or that you will be able to sell your Notes or that if you are able to sell your Notes, the prices you receive when you sell will be favorable.
We do not intend to apply for listing or quotation of the Notes on any securities exchange or stock market. The liquidity of any market for the Notes will depend on a number of factors, including:
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the number of noteholders;

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our operating performance and financial condition;

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the market for similar securities;

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the interest of securities dealers in making a market in the Notes; and

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prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. The market, if any, for the Notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your Notes. In addition, subsequent to their initial issuance, the Notes may trade at a discount, depending upon prevailing interest rates, the market for similar notes, our operating performance and financial condition and other factors.
U.S. tax characterization of the Notes as debt or equity for U.S. federal income tax purposes is uncertain.
The proper characterization of the Notes as debt or equity for United States federal income tax purposes is uncertain. The determination of whether an instrument is properly characterized as debt or equity for United States federal income tax purposes is a facts and circumstances analysis and depends on many factors, including, among others: (i) the intention of the parties, (ii) the seniority and security of the instrument in the issuer’s capital structure, (iii) the projected ability of the issuer to make scheduled payments of interest and principal on the instrument, (iv) the overlap in ownership of debt and equity holders, (v) the debt to equity ratio of the issuer and (vi) in the case of a convertible instrument like the Notes, the likelihood of conversion of the instrument (judged in part by whether, and, if so, by how much, the conversion price of the instrument is less than the fair market value of the underlying stock at the time of issuance-that is, by whether, and the extent to which, the conversion feature is “in the money” at issuance). The Notes have some features that are equity-like, including the inherent overlap in ownership of the Notes on the one hand and the fully-diluted equity of the Company on the other hand, and other features that are debt- like, including the fact that the Notes are secured obligations of the Company. Moreover, one important feature, the extent to which the conversion price of the Notes is in the money at issuance, depends on the trading price of the Shares at the time of issuance of the Notes and therefore will not be determined until the Closing Date. Accordingly, the proper characterization of the Notes is uncertain. There can be no assurance that the IRS will not assert, and that a court will not determine, that the New Notes should be treated as equity. If the conversion feature of the Notes is deeply in the money at issuance, we may determine to treat the New Notes as equity, rather than as debt. Each Holder should consult its own tax advisor regarding the proper characterization of the Notes for United States federal, state and local, and non-United States, tax purposes, and the consequences to it of such treatment given its individual circumstances.
Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the Notes.
Our Common Stock price has experienced substantial volatility in the past, and may remain volatile in the future. The market price of our Common Stock could fluctuate significantly for many reasons, including in response to the risks described in this section, as well as divergence between our actual or anticipated financial results and published expectations of analysts, and announcements that we, our competitors, or our customers may make. A decrease in the market price of our Common Stock would likely adversely impact the trading price of the Notes. The price of our Common Stock could also be affected by possible sales of our Common Stock by investors who view the Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our Common Stock. This trading activity could, in turn, affect the trading prices of the Notes.
We may be unable to deduct for tax purposes the interest or original issue discount, paid or accrued on the Notes.
No deduction is allowed for U.S. federal income tax purposes for interest paid on a disqualified debt instrument. A disqualified debt instrument generally includes any indebtedness of a corporation which is payable in equity of the issuer. The Notes may be treated as disqualified debt instruments, in which case, we would be prohibited from deducting interest on the Notes.
We may be unable to deduct for tax purposes the interest or original issue discount, paid or accrued on the Notes.
No deduction is allowed for U.S. federal income tax purposes for interest paid on a disqualified debt instrument. A disqualified debt instrument generally includes any indebtedness of a corporation which is payable in equity of the issuer. The Notes may be treated as disqualified debt instruments, in which case, we would be prohibited from deducting interest on the Notes.
If the Notes become rated investment grade by both Moody’s and Standard & Poor’s, certain covenants will be terminated, and you will lose the protection of these covenants permanently, even if such ratings subsequently fall back below investment grade.
Many of the covenants in the Indenture will terminate if the Notes are rated investment grade by either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group, provided that at such time no default or event of default with respect to the Notes has occurred and is continuing. There can be no assurance that the Notes will ever be rated investment grade, or that if they are rated investment grade, that the Notes will maintain such ratings. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See “Description of the Notes — Certain Covenants — Changes in Covenants When Notes Rated Investment Grade.”
The Notes could be treated as contingent payment debt instruments under the applicable U.S. Treasury regulations.
There are circumstances in which we might be required or choose to make payments on the Notes that would increase the yield of or change the timing of payments under such Notes, for instance, as described under “Description of the Notes — Optional Redemption,” and “Description of the Notes — Conversion Rights.”
We intend to take the position that the possibility of such payments does not result in the Notes being treated as contingent payment debt instruments under the applicable U.S. Treasury regulations. Our position is based on our determination that, as of the date of the issuance of the Notes, the possibility that we might be required or choose to make payments on the Notes that would increase the yield of or change the timing of payments is a remote or incidental contingency within the meaning of applicable U.S. Treasury regulations.
If the IRS takes a contrary position, a U.S. Holder of Notes may be subject to adverse U.S. federal income tax consequences, including the requirement that all or a portion of the income or gain on the sale, exchange, retirement or other taxable disposition of the Notes (including a conversion into Conversion Stock) generally would be treated as ordinary income rather than as capital gain. For further discussion of the adverse U.S. federal income tax consequences if the Notes are treated as contingent payment debt instruments, see “Material U.S. Federal Income Tax Considerations — Ownership and Disposition of the Notes and Conversion Stock.”
Risks Related to the Collateral Securing the Notes
The value of the collateral securing the Notes may not be sufficient to satisfy our obligations under the Notes.
The Notes and the related guarantees will be secured, subject to permitted liens, by a second priority lien in the collateral that secures our Credit Facility. The Notes and the related guarantees will not be secured by certain excluded assets described in “Description of Notes — Security” and the assets of our non-guarantor subsidiaries. The Indenture governing the Notes will also permit us to incur additional indebtedness secured by a lien that ranks equally with or prior to the Notes. Any such indebtedness may further limit the recovery from the realization of the value of such collateral available to satisfy holders of the Notes.
In the event of a liquidation, the value of the collateral securing our obligations under our Credit Facility and the Notes will depend on market and economic conditions, the availability of buyers and other factors. Furthermore, by its nature some or all of the collateral may be illiquid and have no readily ascertainable market value. The book value of the collateral should not be relied on as a measure of realizable value for such assets. We cannot assure you that the collateral can be sold in a short period of time or at all, or that the proceeds from the sale or sales of all of such collateral would be sufficient to satisfy the amounts outstanding under the Notes and all of the obligations under our Credit Facility. If these proceeds are not sufficient to repay amounts outstanding under the Notes, then holders of the Notes, to the extent not repaid from the proceeds of the sale of the collateral, would only have unsecured claims against our remaining assets, which claims would rank equally with all of our general unsecured indebtedness and obligations, including trade payables.
To the extent that liens securing obligations under our Credit Facility, other indebtedness representing priority debt, pre-existing liens and other permitted liens encumber any of the collateral securing the Notes and the guarantees, those parties have or may exercise rights and remedies with respect to the collateral that could adversely affect the value of the collateral and the ability of the collateral agent, the trustee under the Indenture governing the Notes or the holders of the Notes to realize or foreclose on the collateral.
There may not be sufficient collateral to pay off the Notes and additional indebtedness that we may incur that would be secured on a priority basis or the same basis as the Notes. Liquidating the collateral securing the Notes may not result in proceeds in an amount sufficient to pay any amounts due under the Notes after satisfying the obligations to pay any creditors with prior liens. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the Notes, the holders of the Notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against our and the Guarantors’ remaining assets ranking equally in right of payment with all our other unsecured unsubordinated indebtedness, including trade payables.
The right of holders of the Notes to exercise remedies with respect to the collateral is extremely limited, even during an event of default under the Indenture governing the Notes.
Any actions that may be taken in respect of any of the collateral, including the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of such proceedings, will be controlled and directed by holders of the first priority indebtedness. See “Description of Notes — Intercreditor Agreement.” In those circumstances, the Notes collateral agent, on behalf of itself, the Notes trustee and the holders of the Notes, will not have the ability to control or direct such actions, even if an event of default under the Notes Indenture has occurred or if the rights of the Notes trustee, the Notes collateral agent or the holders of the Notes are or may be adversely affected. The first priority collateral agent and the holders of the first priority indebtedness are under no obligation to take into account the interests of the Notes trustee, the Notes collateral agent or the holders of the Notes when determining whether and how to exercise their rights with respect to the collateral, and their interests and rights may be significantly different from or adverse to those of the holders of the Notes. To the extent that collateral is released from the first priority liens in connection with an exercise of remedies, subject to certain conditions, the second priority liens securing the Notes and the guarantees related thereto will also automatically be released without any consent of or notice to the Notes collateral agent, except that such release will not occur upon the release of collateral in connection with the full repayment of our obligations under the first priority indebtedness and the termination of the commitments related thereto. See “Description of Notes — Intercreditor Agreement.”
Bankruptcy laws may significantly impair your rights to repossess and dispose of collateral securing the Notes.
If a bankruptcy case were commenced by or against us prior to the repossession and disposition of collateral, the right of the collateral agent or the trustee to repossess and dispose of the collateral upon the occurrence of an event of default under the new Notes Indenture is likely to be significantly impaired by applicable bankruptcy law. A voluntary bankruptcy case may be commenced by us or an involuntary bankruptcy case may be instituted against us by unsecured creditors.
The “automatic stay” under applicable bankruptcy law prohibits secured creditors, such as the holders of the Notes and the lender under our Credit Facility, from repossessing their security from a debtor in a bankruptcy case, or from disposing of collateral in their possession, without bankruptcy court approval. Moreover, applicable bankruptcy law permits the debtor to retain and use the collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.”
The meaning of the term “adequate protection” may vary according to circumstances, but it is generally intended to protect the value of the secured creditor’s interest in the collateral from diminution as a result of the automatic stay during the pendency of the bankruptcy case. “Adequate protection” may include cash payments or the granting of additional security or replacement liens of such type, at such time and in such amounts as the bankruptcy court may determine.
In view of the lack of a precise definition of the term “adequate protection,” the broad discretionary powers of a bankruptcy court and the possible complexity of valuation issues, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent or the trustee could repossess or dispose of the collateral or whether or to what extent, through the requirement of “adequate protection,” the holders of the Notes would be compensated for any delay in payment or loss of value of the collateral.
Further, the holders of the Notes may receive in exchange for their claims a recovery that could be substantially less than the amount of their claims (potentially even nothing), and any such recovery could be in the form of cash, new debt instruments or some other security. Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would have “undersecured claims” as to the difference. Applicable federal bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.
In addition, the collateral agent or the trustee’s ability to foreclose on the collateral on behalf of the holders of the Notes may be subject to lack of perfection, the consent of third parties, other liens, contractual restrictions, priority issues, state law requirements and practical problems associated with the enforcement of the collateral agent or the trustee’s security interest in the collateral securing the Notes.
Factors that might bear on the recovery by the holders of the Notes in these circumstances, among others, would include:
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a debtor in a bankruptcy case does not have the ability to compel performance of a “financial accommodation”;

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lenders with higher priority liens may seek, and perhaps receive, relief from the automatic stay to foreclose their respective liens; and

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the cost and delay of developing a confirmed Chapter 11 plan could reduce the present value of revenues.

Contract rights under agreements serving as collateral for the Notes may be rejected in bankruptcy.
Among other things, contract rights under certain of our agreements serve as collateral for the Notes. If a bankruptcy case were to be commenced by or against any counterparty to any of these agreements, it is possible that such agreement could be rejected by such counterparty (or a trustee appointed in such counterparty’s bankruptcy case) pursuant to section 365 or section 1123 of the United States Bankruptcy Code and thus not be enforceable. Additionally, to the extent any rejected agreement constitutes a lease of real property where we are the lessor, our resulting claim for damages resulting from termination of such lease may be capped pursuant to section 502(b)(6) of the bankruptcy code.
In addition, in a bankruptcy proceeding, the court would have broad discretion to order or approve transactions or acts that could disadvantage the holders of the Notes. For example, under certain circumstances, a bankruptcy court could approve, on terms unfavorable to us, third parties’ motions for sales of collateral and require you to accept subordinated or other securities in exchange for the Notes. Regardless of the ultimate disposition of any of these or other motions or claims, we cannot assure you that during litigation of these issues our payments on the Notes would be paid in full or on time.
There are circumstances other than repayment or discharge of the Notes under which the collateral securing the Notes will be released automatically, without your consent or the consent of the collateral agent or the trustee.
Under various circumstances, collateral securing the Notes will be released automatically, including:
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a sale, transfer or other disposal of such collateral in a transaction not prohibited under the new Notes Indenture and the collateral documents, including the collateral agency agreement and the Intercreditor Agreement;

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with respect to collateral that is capital stock, upon the dissolution of the issuer of that capital stock in accordance with the new Notes Indenture;

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unless there is a continuing default and the collateral agent shall have received written notice to the contrary, upon withdrawal from any accounts by any obligor in accordance with the applicable collateral document;

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with respect to amounts distributed by the collateral agent pursuant to, and in accordance with the provisions of the Intercreditor Agreement, upon such distribution; and

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with respect to collateral held by a guarantor, upon the release of the guarantor from its guarantee in accordance with the new Notes Indenture or any collateral document.

In addition, the guarantee of a Guarantor will be automatically released in connection with a sale of that Guarantor if the sale is in accordance with the new Notes Indenture and the obligations of the Guarantor under our Credit Facility and any of our other indebtedness terminate upon that sale.
The new Notes Indenture will also permit us to designate one or more of our restricted subsidiaries that is a guarantor of the Notes as an unrestricted subsidiary. If we designate a Guarantor as an unrestricted subsidiary for purposes of the new Notes Indenture, all of the liens on any collateral owned by that subsidiary or any of its subsidiaries and any guarantees of the Notes by that subsidiary or any of its subsidiaries will be released under the new Notes Indenture.
Rights of holders of Notes in the collateral may be adversely affected by the failure to perfect security interests in collateral.
Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the collateral securing the Notes may not be perfected with respect to the claims of the Notes if we are not able to or do not take, or the collateral agent or the trustee is not able to or does not take the actions necessary to perfect any of such liens. For example, liens on our U.S. patents and trademarks may not be perfected because there will not be any filings made with respect to such intellectual property with the U.S. Patent and Trademark Office due to the fact that the lenders under our Credit Facility have not made such filings and will not permit such filings to be made on behalf of the noteholders. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the collateral agent or the trustee will monitor (and the collateral agent and trustee will have no obligation to monitor), or that we will inform such collateral agent or the trustee of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent and the trustee have no obligation to identify or take actions necessary to perfect liens or to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the Notes against third parties. To the extent that the security interests created by the security documents with respect to any collateral are not perfected, the collateral agent’s rights will be equal to the rights of general unsecured creditors in the event of a bankruptcy.
Perfection of security interests in certain of the collateral may not occur on the date of issuance of the Notes and, in such case, holders of the Notes would not have the benefit of such security interests to the extent a default should occur prior to such perfection or if such security interest is perfected during the period immediately preceding our bankruptcy or insolvency or the bankruptcy or insolvency of any guarantor.
The security interests required under the new Notes Indenture and the collateral documents may not be perfected with respect to certain of the collateral on the date of issuance of the Notes. Under the terms of the security agreement with respect to the Notes, perfection of such security interests may not occur until after the closing of the Exchange Offer. In particular, the security interests in deposit accounts may not be perfected because deposit account control agreements may not be entered into until after closing. If deposit account control agreements are not entered into, the holders of the Notes will be dependent on the priority lien agent pursuant to the terms of the Intercreditor Agreement for perfection of their security interest in the deposit accounts. Consequently, if a default should occur prior to the perfection of such security interests with respect to certain of the collateral, or if such security interests are perfected during the period immediately preceding our bankruptcy or insolvency or the bankruptcy or insolvency of any guarantor, holders of the Notes would not benefit from such security interests.
The collateral is subject to casualty risks and insurance proceeds received, if any, may be insufficient to satisfy all of our secured obligations.
We will be obligated to maintain insurance pursuant and subject to the terms of the new Notes Indenture and the collateral documents. However, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part, or against which we may not obtain adequate insurance. As a result, it is possible that insurance proceeds will not compensate us fully for our losses. If there is a total or partial loss of any of the collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all of our secured obligations, including the Notes.
It may be difficult to realize the value of the collateral securing the Notes.
No appraisals of any collateral have been prepared in connection with this offering of Notes. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. In addition, a portion of the collateral includes assets that may only be usable, and thus retain value, as part of our existing operating businesses. We also cannot assure you that the fair market value of the collateral as of the date of this Prospectus exceeds the principal amount of the debt secured thereby. The value of the assets pledged as collateral for the Notes and the related guarantees could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition, unforeseen liabilities and other future events. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Notes. Any claim for the difference between the amount, if any, realized by holders of the Notes from the sale of the collateral securing the Notes and the related guarantees and the obligations under the Notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other unsubordinated obligations, including trade payables. Additionally, in the event that a bankruptcy or insolvency proceeding is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the Notes and all other senior secured obligations secured on a pari passu basis with the Notes, interest may cease to accrue on the Notes from and after the date such proceedings are commenced or initiated and holders of the Notes would not be entitled to receive, among other things, post-petition interest, fees, or expenses or adequate protection on account of any “undersecured” portion of their claims. Likewise, we cannot assure you that the pledged assets will be saleable or, if saleable, that there will not be substantial delays in their liquidation.
Any lien on the collateral securing any priority lien obligations of the Company and the Guarantors to third parties, including the lenders under our Credit Agreement, will be senior in all respects, and such third parties may have rights and remedies with respect to the collateral subject to such liens that, if exercised, could adversely affect the value of the collateral securing the Notes.
In the future, the obligation to grant additional security over assets, or a particular type or class of assets, whether as a result of the acquisition or creation of future assets or subsidiaries or otherwise, is subject to the provisions of the Intercreditor Agreement. Furthermore, upon enforcement against any collateral or in insolvency, under the terms of the Intercreditor Agreement, the claims of the holders of the Notes to the proceeds of such enforcement or insolvency will rank junior to the claims of the holders of obligations under the Credit Agreement with respect to the collateral. The security interest of the Notes collateral agent is subject to practical problems generally associated with the realization of security interests in collateral. For example, the Notes collateral agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. The Notes collateral agent may not be able to obtain any such consent. Also, the consents of any third parties may not necessarily be given when required to facilitate a foreclosure or realization on such assets. Accordingly, the Notes collateral agent may not have the ability to foreclose or realize upon those assets and the value of the collateral may significantly decrease.

The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the collateral securing the Notes and the related guarantees. There are also certain other assets that are also excluded from the collateral.
The collateral securing the Notes and the related guarantees may also be subject to liens permitted under the terms of the Indenture, whether arising on or after the date the Notes are issued. The existence of any permitted liens could materially adversely affect the value of the collateral that could be realized by the holders of the Notes as well as the ability of the Notes collateral agent to realize or foreclose on such collateral. In addition, the imposition of certain permitted liens will cause the relevant assets to become Excluded Property (as defined in “Description of the Notes”), which will not secure the Notes or the related guarantees. In addition, certain assets, including Excluded Property, will be excluded from collateral. See “Description of the Notes — Security” for the definition of “Excluded Property.” The value of such assets could be material.
Lien searches may not reveal all existing liens on the collateral.
We cannot guarantee that the lien searches conducted on the collateral securing the Notes or the related guarantees will reveal all existing liens on such collateral. Any existing undiscovered lien could be significant, could be prior in ranking to the liens securing the Notes or the guarantees and could have an adverse effect on the ability of the Notes collateral agent to realize or foreclose upon such collateral. Certain statutory priority liens may also exist that cannot be discovered by lien searches.
The Notes will be secured in part by liens that rank junior to the liens securing the Credit Agreement.
The Notes will be secured in part by liens that rank junior in priority to the liens securing the Credit Agreement. The effect of this effective subordination is that upon a default in payment on, or the acceleration of, any obligations under the Credit Agreement, or in the event of our bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, the proceeds on the sale of the collateral securing the Notes on a second-priority basis will be available to pay holders of the Notes only after all obligations under the Credit Agreement have been paid in full. As a result, if the value of the proceeds on the sale of such collateral is less than the value of the claims of the holders of the Notes, those claims may not be satisfied in full. Additionally, in the event that a bankruptcy or insolvency proceeding is commenced by or against us, if the value of the collateral securing the Credit Agreement (after taking into account the amount of principal and accrued and unpaid interest on the Credit Agreement) is less than the amount of principal and accrued and unpaid interest on the Notes, interest may cease to accrue on the Notes from and after the date such proceedings are commenced or initiated.
In the event of a bankruptcy, holders of the Notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the Notes exceed the fair market value of the collateral.
In any bankruptcy proceeding with respect to us or any of the Guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the Notes on the date of the bankruptcy filing was less than the then current principal amount of the Notes. Upon a finding by the bankruptcy court that the Notes are under-collateralized, the claims in the bankruptcy proceeding with respect to such Notes would be bifurcated between a secured claim and an unsecured claim. The unsecured claims would not be entitled to the benefits of security in the collateral. In such event, the secured claims of the holders of the Notes would be limited to the value of the collateral.
The consequences of a finding of under-collateralization would include, among other things, a lack of entitlement on the part of the holders of the Notes to receive post-petition interest, fees, or expenses and a lack of entitlement on the part of the unsecured portion of such Notes to receive “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the Notes.

The security over the collateral will not be granted directly to the holders of the Notes.
The security interests in the collateral that will secure the obligations of us and the Guarantors under the Notes will not be granted directly to the holders of such indebtedness but will be granted only in favor of the Notes collateral agent on behalf of the holders of the Notes. As a consequence, the holders of the Notes will not be entitled to take enforcement action in respect of the collateral, except through the Notes collateral agent.
We will, in most cases, have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the Notes.
Subject to the terms of the Intercreditor Agreement and the Indenture, the Security Documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the Notes and any future guarantees. For example, so long as no default or event of default under the Indenture would result therefrom, we may, among other things, without any release or consent by the Trustee, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral and making ordinary course cash payments (including repayments of indebtedness).
Risks Related to Our Common Stock
We have not paid cash dividends on our Common Stock and do not currently anticipate doing so in the foreseeable future.
We have not paid cash dividends to date on our Common Stock and do not currently anticipate paying any cash dividends on our Common Stock in the foreseeable future. The Indenture governing the Notes will restrict our ability to pay cash dividends on our Common Stock and repurchase or acquire shares of our Common Stock.
Our Common Stock will be diluted by the conversion of the Notes.
As of January 28, 2021, 2021, we had 14,981,513 shares of our common stock issued and outstanding. We are not able to determine how many shares we will issue when the Notes are converted because participation levels, and the mix of securities selected, in the Rights Offering and concurrent Exchange Offer cannot be determined at this time. If the Restructuring Transactions are consummated, we could issue up to $151.7 million aggregate principal amount of Notes, which could be converted into 50.6 million shares of common stock, representing approximately 77.1% of the total shares of common stock outstanding following the Restructuring Transactions. Accordingly, the consummation of the Restructuring Transactions and the conversion of the Notes, if converted, will have a substantial dilutive effect on our outstanding common stock.
Holders of Notes will not be entitled to any rights with respect to our Common Stock, but will be subject to all changes made with respect to our Common Stock to the extent our conversion obligation includes shares of our Common Stock.
Holders of Notes will not be entitled to any rights with respect to our Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Common Stock) prior to the conversion date relating to such Notes, but holders of Notes will be subject to all changes affecting our Common Stock. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its Notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our Common Stock.
Future sales of our Common Stock in the public market could lower the market price for our Common Stock and adversely impact the trading price of the Notes.
In the future, we may sell additional shares of our Common Stock to raise capital. In addition, a substantial number of shares of our Common Stock are reserved for issuance upon the exercise of stock options and upon conversion of the Notes. The conversion rate for the Notes will not be adjusted for any of these events. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our Common Stock. The issuance and sale of substantial amounts of Common Stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the Notes and the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities or otherwise.
The market price of the Notes could be significantly affected by the market price of our Common Stock, which may fluctuate significantly.
We expect that the market price of the Notes will be significantly affected by the market price of our Common Stock. This may result in greater volatility in the trading value for the Notes than would be expected for nonconvertible debt securities. Factors that could affect our Common Stock price include the following:
•
fluctuations in our quarterly results of operations and cash flows or those of other companies in our industry;

•
the public’s reaction to our press releases, announcements and filings with the Securities and Exchange Commission (the “SEC”);

•
additions or departures of key personnel;

•
changes in financial estimates or recommendations by research analysts;

•
changes in the amount of indebtedness we have outstanding;

•
changes in the ratings of the Notes or our other securities;

•
changes in general conditions in the United States and international economy, financial markets or the industry in which we operate, including changes in regulatory requirements;

•
significant contracts, acquisitions, dispositions, financings, joint marketing relationships, joint ventures or capital commitments by us or our competitors;

•
developments related to significant claims or proceedings against us;

•
our dividend policy; and

•
future sales of our equity or equity-linked securities.

In recent years, stock markets, including the New York Stock Exchange (“NYSE”), have experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market prices of our common stock and the new notes.
The conversion rate of the Notes may not be adjusted for all dilutive events that may occur.
The conversion rate of the Notes is subject to adjustment for certain events including, but not limited to, the issuance of shares of common stock as a dividend or distribution as described under “Description of Notes — Conversion Rights — Conversion Rate Adjustments.” The conversion rate will not be adjusted for other events, such as certain stock issuances for cash, which may adversely affect the trading price of the Notes.
Holders of the Notes may have to pay tax with respect to distributions on our common stock that they do not receive.
The terms of the Notes allow for changes in the conversion rate of the Notes in certain circumstances. An increase in the conversion rate will allow holders of Notes to receive more shares of common stock on conversion, which may increase those holders’ proportionate interests in our earnings and profits or assets. In that case, those holders could be treated for U.S. federal income tax purposes as though they received a dividend in the form of our common stock. Such a constructive stock dividend could be taxable to such holders, although they would not actually receive any cash or other property. If you are a Non-U.S. Holder

(as defined under “Material U.S. Federal Income Tax Considerations”), such constructive dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be withheld from subsequent payments on the Notes. You should carefully consider the information under “Material U.S. Federal Income Tax Considerations” for further information.

THE RESTRUCTURING TRANSACTIONS
Introduction
To address the pending maturity of the $120.6 million aggregate principal amount of our 9.125% Senior Secured Second Priority Notes due 2021 (the “Existing Second Lien Notes”) and to provide a mechanism to reduce our financial leverage in the future, we executed a Restructuring Support Agreement, as amended and restated (the “Restructuring Support Agreement”) with approximately 90% of the holders of such notes (the “Supporting Noteholders”) as well as a letter agreement with Mr. James M. Lapeyre, Jr. (the “Lapeyre Letter Agreement”), pursuant to which Mr. Lapeyre has agreed to tender his Existing Second Lien Notes in the Exchange Offer as a part of the Restructuring Transactions, which has resulted in 92% of the holders of our Existing Second Lien Notes agreeing to tender their notes in the Exchange Offer. Pursuant to the Restructuring Support Agreement, we have committed to use our reasonable efforts to effect the following transactions (collectively, the “Restructuring Transactions”):
(i)
an offer to exchange (the “Exchange Offer”) all outstanding Existing Second Lien Notes, with each principal amount of such notes tendered exchanged for (a) $150 in cash and (b) $850 of new Notes identical to the Notes offered in this Rights Offering, subject to certain rights to instead deliver or receive Common Stock, plus payment of all accrued and unpaid interest (the “Exchange Consideration”). Holders who validly tender (and do not validly withdraw) their Existing Second Lien notes at or prior to         , 2021 (the “Early Tender Time”), will be eligible to receive $35, at the Company’s option, either in (I) cash, (II) Common Stock, based on $2.57 per share, or (III) new Notes identical to the Notes offered in this Rights Offering, per $1,000 principal amount of Existing Second Lien Notes tendered, in addition to the Exchange Consideration (the “Early Participation Payment”); and

(ii)
the Rights Offering as described in this Prospectus.

All Existing Second Lien Notes that remain outstanding following the completion of the Exchange Offer will be subordinated to the New Second Lien Convertible Notes. In conjunction with the Exchange Offer, we are soliciting consents from the holders of the Existing Second Lien Notes to certain proposed amendments to the indenture governing the Existing Second Lien Notes to eliminate substantially all of the restrictive covenants and certain of the default provisions contained in such indenture.
The Exchange Offer is conditioned upon the valid tender of Existing Second Lien Notes (which are not validly withdrawn) in an aggregate principal amount constituting at least 95% of the aggregate principal amount outstanding of such Existing Second Lien Notes.
We will use 50% of any net proceeds raised in excess of $35 million in the Rights Offering to make an offer to repurchase the new Notes at a price equal to 100% of the principal amount thereof.
If the Restructuring Transactions are consummated, we could issue up to $151.7 million aggregate principal amount of Notes, which could be converted into 50.6 million shares of Common Stock, representing approximately 77.1% of the total shares of Common Stock outstanding following the Restructuring Transactions. This excludes the shares of Common Stock subject to issuance pursuant to our LTIP. The actual number of shares of Common Stock that could be issued as a result of the Restructuring Transactions may be different than the amount indicated, however, due to, among other things, the participation levels in both the Exchange Offer and the Rights Offering and the ability of the Company, any noteholders participating in the Exchange Offer, and any participants in the Rights Offering to elect to deliver or receive cash in certain circumstances. For additional details regarding the potential dilutive effects of the Restructuring Transactions, see “— Dilutive Effects of the Restructuring Transactions” below.
[In connection with the Rights Offering, we intend to enter into backstop agreements (the “Backstop Agreements”) with one or more parties (the “Backstop Providers”) pursuant to which the Backstop Providers agree to purchase Notes at par or shares of Common Stock at $2.57 per share (the “Backstop Commitment”) in an amount up to $50,000,000. There can be no assurance that we will enter into Backstop Agreements for such amount or any lesser amount. Any Backstop Commitment will be subject to customary terms and conditions, including payment, in principal amount of Notes or shares of Common Stock at $2.57 per share, of a backstop fee in an amount up to five percent (5%) of the Backstop Commitment.]

Certain Considerations Relevant to the Restructuring Transactions
On December 17, 2020 and in subsequent meetings, the Board met, considered, and approved the Restructuring Support Agreement committing us to pursue the Restructuring Transactions. Although the Board determined that the Restructuring Transactions are advisable and in the best interests of the Company and our stockholders, the Restructuring Transactions involve certain considerations that, in isolation, may be viewed as negative. These considerations include, but are not limited to, the following:
•
Existing stockholders will see their proportionate ownership interest in the Company on a fully converted basis significantly reduced as a result of the Restructuring Transactions, even if they elect to participate in full in the Rights Offering.

•
Sales of substantial amounts of our Common Stock in the public market, and the availability of shares for sale, from any conversion of the Notes being issued in the Restructuring Transactions could adversely affect the prevailing market price of our Common Stock and cause the market price of our Common Stock to remain low for a substantial period of time.

•
Holders of Notes will be entitled to certain pre-conversion voting rights and have the right to appoint two independent directors to our Board, which may impact the ability of our existing stockholders to influence our corporate strategies and the outcome of any stockholder vote.

•
If any person or group, including any holder or group of holders of Notes, owns more than 50% of the voting power for the election of our directors following consummation of the Restructuring Transactions, we will be a “controlled company” within the meaning of the NYSE listing standards, which could lessen the governance protections afforded to our stockholders and could make our Common Stock less attractive to some investors or otherwise harm our stock price.

•
If approved, the Restructuring Transactions may, in the future, result in a change in ownership as defined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), which would limit our ability to use certain deferred tax assets (consisting primarily of U.S. federal net operating losses (“NOLs”) that are not currently deductible for tax purposes).

In general, if an ownership change occurs, our ability to use NOL carryforwards and certain credits to reduce tax payments is generally limited to an annual amount based on the fair market value of our stock immediately prior to the ownership change multiplied by the long-term tax-exempt rate. The determination of whether an ownership change has occurred for purposes of Section 382 is complex and requires significant judgment. We cannot provide any assurance that we will not undergo an “ownership change” in the future. Small changes in ownership by shareholders owning at least 5% of the Company could result in an ownership change. The IRS could challenge the amount, timing and/or use of our NOL carryforwards.
We cannot guarantee that we will be able to complete the Restructuring Transactions in a timely manner or at all, even if they are approved by stockholders and commenced. Further, we cannot guarantee that we will be able to identify or complete a financing alternative that would be as beneficial to our capital structure as the Restructuring Transactions. Failure to complete the Restructuring Transactions on our expected timeline could have a material adverse effect on our financial condition and results of operations.
Conditions to the Restructuring Transactions
The obligations of the parties to consummate the Restructuring Transactions are subject to the satisfaction of certain closing conditions (which may be waived in whole or in part by us or the Supporting Noteholders), including, but not limited to:
(i)
the representations and warranties of the Company set forth in the Restructuring Support Agreement and the Restructuring Documents (as defined thereunder) shall be true and correct, in each case, on and as of the date of the Restructuring Support Agreement and the Closing Date as if made on and as of the Closing Date (it being understood that, for the avoidance of doubt, (A) such representations and warranties may be qualified by disclosure schedules related thereto and may be qualified by materiality; and (B) to the extent that such representations and warranties relate solely to an earlier date, such representations and warranties shall be true and correct as of such earlier date);
(ii)
the representations and warranties of each of the Supporting Noteholders set forth in the Restructuring Support Agreement and the Restructuring Documents (as defined thereunder) shall be true and correct in all material respects, in each case, on and as of the date of the Restructuring Support Agreement and the Closing Date as if made on and as of the Closing Date (it being understood that, for the avoidance of doubt, (A) such representations and warranties may be qualified by disclosure schedules related thereto and may be qualified by materiality; and (B) to the extent that such representations and warranties relate solely to an earlier date, such representations and warranties shall be true and correct as of such earlier date);

(iii)
the Company shall have performed and complied in all respects with all obligations, covenants, and agreements required by the Restructuring Support Agreement and the Restructuring Documents (as defined thereunder) to be performed or complied with by them on or prior to the Closing Date;

(iv)
each Supporting Noteholder shall have performed and complied in all material respects with all obligations, covenants, and agreements required by the Restructuring Support Agreement and the Restructuring Documents to be performed or complied with by them on or prior to the Closing Date;

(v)
the Supporting Noteholders shall have received a certificate signed by an authorized officer of the Company, dated as of the Closing Date, with respect to the Company’s compliance with respect to Section 9(c)(i) and Section 9(c)(ii) of the Restructuring Support Agreement;

(vi)
the Company shall have delivered or paid, or caused to be delivered or paid, all of the items set forth in the Restructuring Support Agreement and the Restructuring Documents (as defined thereunder) to be delivered or paid by the Company to the respective Parties designated therein;

(vii)
all conditions to the Restructuring Transactions set forth in the Restructuring Support Agreement shall have been satisfied or expressly waived;

(viii)
there shall not be in effect any order by a Governmental Authority of competent jurisdiction restraining, enjoining, or otherwise prohibiting the consummation of the Restructuring Transactions;

(ix)
to the extent that the Company or the Requisite Supporting Noteholders (as defined in the Restructuring Support Agreement) determine that a filing or filings is required under Applicable Law in connection with the transactions contemplated by the Restructuring Transactions, such filing or filings shall have been delivered to and received by the relevant government authority with which the filing or filings is required to be made;

(x)
the Exchange Offer shall have expired in accordance with its terms, with the Company having received valid tenders of 95% of principal amount of outstanding Existing Second Lien Notes in the Exchange Offer, or such lesser percentage as agreed by the Company and the Supporting Noteholders;

(xi)
the Rights Offering, detailed in this Prospectus, shall have been closed and generated net proceeds to the Company of at least $20 million;

(xii)
all Notes issued pursuant to the Rights Offering shall have been issued at par and all Common Stock sold shall have been sold at $2.57 per share;

(xiii)
the Restructuring Documents (as defined in the Restructuring Support Agreement) shall be in form and substance acceptable to the Requisite Supporting Noteholders (as defined in the Restructuring Support Agreement), and shall have been reviewed and expressly approved by the Requisite Supporting Noteholders (as defined in the Restructuring Support Agreement);

(xiv)
the Series A Preferred Stock shall have been delivered to the Notes Trustee;

(xv)
a release agreement between the Company and each Supporting Noteholder in favor of each other (a “Release”) shall have been delivered to the Supporting Noteholders;

(xvi)
the Restructuring Documents (as defined in the Restructuring Support Agreement) (other than the Exchange Offer documents) shall have been executed by all parties thereto (other than the Requisite Supporting Noteholders);

(xvii)
to the extent that any Restructuring Transactions would trigger a “change of control” or similar cash payment payable to any employee of the Company, all such employees shall permanently waive such cash payment only for the purposes of the Restructuring Transactions;

(xviii)
to the extent that the Restructuring Transactions would result in the automatic vesting of any shares or other incentive equity awards (including, but not limited to, stock options, restricted stock, and stock appreciation rights) under any incentive equity plan of the Company, each of the Company’s named executive officers for the fiscal years ended December 31, 2019 and December 31, 2020 (to the extent employed by the Company as of the date of the Closing Date) shall waive any such vesting acceleration, and such shares and/or awards shall continue to vest in accordance with their terms without regard to the Restructuring Transactions;

(xix)
the structure of the Restructuring Transactions, the utilization or preservation of any tax attributes or benefits of the Company, and the resolution of any tax issues or potential Liability shall be acceptable to the Requisite Supporting Noteholders;

(xx)
the Restructuring Transactions shall not result in a change of control of the Company or result in an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended;

(xxi)
our stockholders have approved the Restructuring Transactions and other related proposals at our Special Meeting of Stockholders to be held on February 23, 2021;

(xxii)
no Material Adverse Change (as defined in the Restructuring Support Agreement) shall have occurred since the date of the Restructuring Support Agreement;

(xxiii)
the conversion price of the Notes as set forth in the final Indenture executed and delivered at Closing is not the Conversion Price; and

(xxiv)
the Restructuring Documents (as defined in the Restructuring Support Agreement) shall be in form and substance reasonably acceptable to the Company.

Interests of Our Officers, Directors, and Principal Stockholders in the Restructuring Transactions
A change in control under certain of our employee compensation plans and awards and management service agreements would require the accelerated vesting of certain outstanding and unvested equity awards. Our named executive officers have agreed to waive any such vesting acceleration.
Effect of the Restructuring Transactions on Our Incentive Plans
The Compensation Committee of the Board will determine, at the appropriate time, whether the issuance and sale of our Common Stock in the Restructuring Transactions will result in an equitable adjustment to outstanding awards under our incentive plans or other outstanding awards, based upon, among other things, the market price of shares of our Common Stock for periods prior to and after the Restructuring Transactions have been commenced and completed.
Dilutive Effects of the Restructuring Transactions
Set forth below, for illustrative purposes only, are three scenarios, as of January 28, 2021, that indicate the effect that the Restructuring Transactions could have on our existing stockholders following the Restructuring Transactions. All numbers are approximated for illustrative purposes only.

Scenario A.   95% of the outstanding Existing Second Lien Notes are tendered in the Exchange Offer. $20 million of rights in the Rights Offering are exercised for new Notes.
Scenario B.   97.5% of the outstanding Existing Second Lien Notes are tendered in the Exchange Offer. $35 million of rights in the Rights Offering are exercised and equally split between new Notes and shares of Common Stock.
Scenario C.   All outstanding Existing Second Lien Notes are tendered in the Exchange Offer. All rights in the Rights Offering are exercised for shares of Common Stock.
The following table details the beneficial ownership of our existing shareholders under the three scenarios described above.
	Beneficial Ownership Pre-Transaction		Beneficial Ownership Post-Transaction (Pre-Conversion of New Notes)		Beneficial Ownership Post-Transaction (Post-Conversion of New Notes)
Scenario	Shares	Percentage	Shares	Percentage	Shares	Percentage
A	14.982	100%	14.982	100%	55.771	26.86%
B	14.982	100%	22.131	67.70%	62.935	23.81%
C	14.982	100%	35.410	42.31%	68.478	21.88%

THE RIGHTS OFFERING
We are distributing, at no charge, to holders of our Common Stock, Rights to purchase (i) $3.34 principal amount of our Notes at a purchase price of 100% of the principal amount thereof or (ii) 1.3 shares of our Common Stock at a price of $2.57 per whole share of Common Stock, provided that any Notes will only be issued in minimum increments of $100 and will be rounded down to the nearest whole increment of $100 and shares of Common Stock will only be issued in whole numbers of shares with any fractional shares of our Common Stock created by the exercise of Rights rounded down to the nearest whole share. You will receive one Right for each share of Common Stock owned as of the Record Date.
Rights
Each Right will entitle a holder to purchase (i) $3.34 principal amount of our Notes at a purchase price of 100% of the principal amount thereof or (ii) 1.3 shares of our Common Stock at a price of $2.57 per whole share of Common Stock, provided that any Notes will only be issued in minimum increments of $100 and will be rounded down to the nearest whole increment of $100 and shares of Common Stock will only be issued in whole numbers of shares with any fractional shares of our Common Stock rounded down to the nearest whole share. You will be entitled to an over-subscription privilege to purchase additional securities that may remain unsubscribed as a result of any unexercised Rights, such privilege being referred to as the “Over-Subscription Privilege.” We have granted to you, as a stockholder of record as of 5:00 p.m., New York City time, on            , 2021 (the “Record Date”), one right per share of our Common Stock you owned at that time. You may choose not to exercise any Rights. You will receive one Right for each shares of Common Stock owned as of the Record Date. Stockholders owning fewer than one share of our Common Stock as of the Record Date will not receive Rights in this Rights Offering.
In order to properly exercise your Rights, you must deliver to the Subscription Agent the subscription payment and a properly completed rights certificate, or if you hold your Rights through a broker, dealer, custodian bank or other nominee, which we generally refer to as a “nominee,” you should complete and return to your nominee the form entitled “Beneficial Owner Election” or such other appropriate documents as are provided by your nominee related to your Rights before the expiration of the Rights Offering.
If you hold your shares in the name of a nominee who uses the services of DTC, DTC will issue a number of Rights to your nominee equal to the number of Rights you are entitled to receive as the beneficial owner of common shares. See “The Rights Offering — Method of Exercising Rights — Subscription By Beneficial Owners” on page 31.
Over-Subscription Privilege
Holders of Rights will have the opportunity to purchase securities that are not purchased by other holders of Rights. If, and only if, you fully exercise your basic subscription right evidenced by your Rights, you will also have an Over-Subscription Privilege which will allow you to subscribe for additional securities under Rights that were not exercised by other stockholders. You must state your intention to exercise your Over-Subscription Privilege at the same time that you exercise your basic Rights. The securities sold through the Over-Subscription Privilege will be sold at the same Subscription Price and are subject to proration.
Proration
All subscriptions pursuant to the Over-Subscription Privilege will be subject to proration to ensure that the aggregate proceeds raised in the Rights Offering do not exceed the Maximum Offering Amount, which is $50,000,000. In the event that the number of subscriptions pursuant the Over-Subscription Privilege exceeds the Maximum Offering Amount, each subscriber exercising the Over-Subscription Privilege will receive a pro-rata portion of the securities issued pursuant to the Over-Subscription Privilege. Each such subscriber will receive securities in an amount equal to the product (disregarding fractions) obtained by multiplying the remaining amount of securities required to be sold in order to result in proceeds equal to $50,000,000 by a fraction of which the numerator is the amount of securities subscribed for by that participant under the Over-Subscription Privilege and the denominator is the aggregate remaining amount of securities subscribed for by all participants under the Over-Subscription Privilege. Any fractional Notes or shares of common stock to which persons exercising their Over-Subscription Privilege would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole increment of $100 or nearest whole share, respectively.
The Subscription Agent will notify Rights holders of the principal amount of securities allocated to each holder promptly after completion of the allocation process. Any excess subscription payments received by the Subscription Agent will be promptly returned, without interest.
Backstop Commitment
[In connection with the Rights Offering, we intend to enter into backstop agreements (the “Backstop Agreements”) with one or more parties (the “Backstop Providers”) pursuant to which the Backstop Providers agree to purchase Notes at par or shares of Common Stock at $2.57 per share (the “Backstop Commitment”) in an amount up to $50,000,000. There can be no assurance that we will enter into Backstop Agreements for such amount or any lesser amount. Any Backstop Commitment will be subject to customary terms and conditions, including payment, in principal amount of Notes or shares of Common Stock at $2.57 per share, of a backstop fee in an amount up to five percent (5%) of the Backstop Commitment.]
No Fractional Rights
We will not issue fractional Rights nor will we issue fractional shares of Common Stock or Notes in less than the minimum denomination of $100 in connection with any exercise of Rights.
Method of Exercising Rights
The exercise of Rights is irrevocable and may not be cancelled or modified, even if the Rights Offering is extended by us in our discretion. You may exercise your Rights as follows:
Subscription by Registered Stockholders
Holders of record of Rights may exercise Rights by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with full subscription payment, to the Subscription Agent at the address set forth below under “Subscription Agent,” before the expiration of the Rights Offering. Notes underlying Rights may be purchased and/or titled in the name of certain qualified designees of the holder of record of the Rights (e.g., an immediate family member, trust or tax-planning vehicle of the holder of record; a corporate affiliate of the holder of record; or a charitable institution).
Subscription by Beneficial Owners
If you are a beneficial owner of shares of our Common Stock that are registered in the name of a nominee, or if you hold our Common Stock certificates and would prefer to have an institution conduct the transaction relating to the Rights on your behalf, you should instruct your nominee to exercise your Rights and deliver all subscription documents and payment on your behalf before 5:00 p.m., New York City time, on            , which is the expiration of the Rights Offering. Your Rights will not be considered exercised unless the Subscription Agent receives from you or your broker, as the case may be, all of the required subscription documents and your full subscription payment for your subscription prior to 5:00 p.m., New York City time, on         .
Subscription by DTC Participants
If your Rights are held of record through DTC, the exercise of your Rights may be made through the facilities of DTC. In this case, you may exercise your Rights by instructing DTC (directly or through your broker) to transfer (1) your Rights from your account to the account of the Subscription Agent, together with certification by DTC (on your behalf) as to the aggregate number of Rights you are exercising and principal amount of Notes you are subscribing for under your Rights, and (2) your full subscription payment for your subscription.

Payment Method
Payments must be made in full in U.S. currency by:
•
check payable to Computershare Investor Services, the Subscription Agent, drawn upon a U.S. bank; or

•
wire transfer of immediately available funds to accounts maintained by the Subscription Agent.

Payment received after the expiration of the Rights Offering will not be honored, and the Subscription Agent will return your payment to you, without interest, as soon as practicable. The Subscription Agent will be deemed to receive payment upon:
•
clearance of any uncertified check deposited by the Subscription Agent;

•
receipt by the Subscription Agent of any certified check bank draft or bank cashiers check drawn upon a U.S. bank; or

•
receipt of collected funds in the Subscription Agent’s account.

If you elect to exercise your Rights, we urge you to consider using a certified check or bank cashiers check or wire transfer of funds to ensure that the Subscription Agent receives your funds before the expiration of the Rights Offering. If you send an uncertified check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared, but if you send a certified check bank draft or bank cashiers check drawn upon a U.S. bank or wire or transfer funds directly to the Subscription Agent’s account, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instruments or wire or transfer.
Any personal check used to pay for Notes must clear the appropriate financial institutions prior to 5:00 p.m., New York City time, on            , which is the expiration of the Rights Offering. The clearinghouse may require five or more business days. Accordingly, holders of Rights that wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the Rights Offering to ensure such payment is received and clears by such date.
You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO THE COMPANY. Except as described below under “Guaranteed Delivery Procedures,” we will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the Subscription Agent or us.
The method of delivery of rights certificates and payment of the subscription amount to the Subscription Agent will be at the risk of the holders of Rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment before the expiration of the Rights Offering.
Unless a rights certificate provides that the Notes are to be delivered to the record holder of such Rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act, subject to any standards and procedures adopted by the Subscription Agent. See “Medallion Guarantee May Be Required” below.
Missing or Incomplete Subscription Information
If you do not indicate the number of Rights being exercised, or the Subscription Agent does not receive the full subscription payment for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of Rights that may be exercised with the aggregate subscription payment you delivered to the Subscription Agent. If we do not apply your full subscription payment to your purchase of Notes, any excess subscription payment received by the Subscription Agent will be returned, without interest, as soon as practicable.

Expiration Date and Extensions
The Subscription Period, during which you may exercise your Rights, expires at 5:00 p.m., New York City time, on , which is the expiration of the Rights Offering. If you do not exercise your Rights before that time, your Rights will expire and will no longer be exercisable. We will not be required to issue Notes to you if the Subscription Agent receives your rights certificate or your subscription payment after that time, regardless of when the rights certificate and subscription payment were sent, unless you send the documents in compliance with the guaranteed delivery procedures described below. The period for exercising your Rights may be extended by us in our discretion up to an additional        (    ) days. We may extend the expiration date of the Rights Offering by giving oral or written notice to the Subscription Agent on or before the scheduled expiration date. If we elect to extend the expiration of the Rights Offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration of the Rights Offering. We will extend the duration of the Rights Offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their Rights in this Rights Offering.
Withdrawal and Termination
We may cancel or terminate the Rights Offering, as determined by us in our discretion.
Subscription Agent
The Subscription Agent for this offering is Computershare Investor Services. The address to which subscription documents and subscription payments (other than wire transfers) should be delivered is:
By regular mail:	By registered, certified or express mail, by overnight courier or by personal delivery:
Computershare Investor Services Attn:	Computershare Investor Services Attn:
If you deliver subscription documents or subscription payments in a manner different than that described in this Prospectus, then we may not honor the exercise of your Rights.
You should direct any questions or requests for assistance concerning the method of subscribing for the Notes or for additional copies of this Prospectus to the Subscription Agent, Computershare Investor Services, at        or      .
Information Agent
The Information Agent for this offering is D.F. King & Co., Inc. If you have any questions regarding the offering or exercising your Rights, please contact the information agent at 1 (877) 478-5045 or by email at ion@dfking.com.
Fees and Expenses
We will pay all fees charged by the Subscription Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the Rights.
Medallion Guarantee May Be Required
Your signature on each rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the Subscription Agent, unless:
•
your rights certificate provides that as record holder of those Rights your DTC account will be credited upon exercise of the subscription rights; or

•
you are an eligible institution.

You can obtain a signature guarantee from a financial institution — such as a commercial bank, savings bank, credit union or broker dealer — that participates in one of the Medallion signature guarantee programs. The three Medallion signature guarantee programs are the following:
•
Securities Transfer Agents Medallion Program (STAMP), whose participants include more than 7,000 U.S. and Canadian financial institutions;

•
Stock Exchanges Medallion Program (SEMP), whose participants include the regional stock exchange member firms and clearing and trust companies;

•
NYSE/American Medallion Signature Program (MSP) whose participants include NYSE member firms.

If a financial institution is not a member of a recognized Medallion signature guarantee program, it would not be able to provide signature guarantees. Also, if you are not a customer of a participating financial institution, it is likely the financial institution will not guarantee your signature. Therefore, the best source of a Medallion Guarantee would be a bank, savings and loan association, brokerage firm or credit union with which you do business. The participating financial institution will use a Medallion imprint or stamp to guarantee the signature, indicating that the financial institution is a member of a Medallion signature guarantee program and is an acceptable signature guarantor.
Notice to Nominees
If you are a nominee holder that holds shares of our Common Stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate and submit it to the Subscription Agent with the proper subscription payment. If you hold shares of our Common Stock for the account(s) of more than one beneficial owner, you may exercise the number of Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our Common Stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact the Subscription Agent to request a copy.
Beneficial Owners
If you are a beneficial owner of shares of our Common Stock or will receive your Rights through a nominee, we will ask your nominee to notify you of the Rights Offering. If you wish to exercise your Rights, you will need to have your nominee act for you. If you hold certificates representing our Common Stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your Rights, you should complete and return to your nominee the form entitled “Beneficial Owner Election.” You should receive this form from your nominee with the other Rights Offering materials. If you wish to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a separate rights certificate be issued to you. You should contact your nominee if you do not receive this form, but you believe you are entitled to participate in the Rights Offering. We are not responsible if you do not receive the form from your nominee or if you receive it without sufficient time to respond.
Guaranteed Delivery Procedures
If you wish to exercise Rights, but you do not have sufficient time to deliver the rights certificate evidencing your Rights to the Subscription Agent before the expiration of the Rights Offering, you may exercise your Rights by the following guaranteed delivery procedures:
•
deliver to the Subscription Agent before the expiration of the Rights Offering the subscription payment for each share you elected to purchase pursuant to the exercise of Rights in the manner set forth above under “The Rights Offering — Payment Method” on page 32;

•
deliver to the Subscription Agent before the expiration of the Rights Offering the form entitled “Notice of Guaranteed Delivery”; and

•
deliver the properly completed rights certificate evidencing your Rights being exercised and the form entitled “Nominee Holder Certification,” if applicable, with any required signatures guaranteed, to the Subscription Agent within two (2) business days following the date you submit your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the “Form of Instructions for Use of ION Geophysical Corporation Subscription Rights Certificates,” which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the Subscription Agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.
In your Notice of Guaranteed Delivery, you must provide:
•
your name;

•
the number of Rights represented by your rights certificate and the principal amount of Notes for which you are subscribing under your Rights; and

•
your guarantee that you will deliver to the Subscription Agent a rights certificate evidencing the Rights you are exercising within three (3) business days following the date the Subscription Agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the Subscription Agent in the same manner as your rights certificate at the address set forth above under “Subscription Agent.”
The Subscription Agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. You should call the Subscription Agent at     to request additional copies of the form of Notice of Guaranteed Delivery. If you have other questions or need assistance, please contact the Information Agent, D.F. King & Co. Inc., at 1 (877) 478-5045 or by email at ion@dfking.com.
Transferability of Rights
The Rights granted to you are not transferable and, therefore, you may not sell, transfer or assign your Rights to anyone. The Rights will not be listed for trading on any stock exchange or market.
Validity of Subscriptions
We will resolve all questions regarding the validity and form of the exercise of your Rights, including time of receipt and eligibility to participate in the Rights Offering. In resolving all such questions, we will review the relevant facts, if necessary, consult with our legal advisors, and we may request input from the relevant parties. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights and even if the Rights Offering is extended. We will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the Subscription Period expires, unless waived by us in our sole discretion. Neither we nor the Subscription Agent will be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the Subscription Agent. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.
Escrow Arrangements; Return of Funds
The Subscription Agent will hold funds received in payment for Notes in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money in escrow until the Rights

Offering is completed or is withdrawn and canceled. If the Rights Offering is canceled for any reason, all subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.
Stockholder Rights
You will have no right to revoke your subscriptions after you deliver your completed rights certificate, the full subscription payment and any other required documents to the Subscription Agent.
Foreign Stockholders
We will not mail this Prospectus or rights certificates to stockholders with addresses that are outside the United States. The Subscription Agent will hold these rights certificates for their account. To exercise Rights, our foreign stockholders must notify the Subscription Agent prior to 11:00 a.m., New York City time, at least three business days before the expiration of the Rights Offering and demonstrate to the satisfaction of the Subscription Agent that the exercise of such Rights does not violate the laws of the jurisdiction of such stockholder.
No Revocation or Change
Once you submit the form of rights certificate to exercise any Rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights and even if the Rights Offering is extended. You should not exercise your Rights unless you are certain that you wish to purchase Notes.
Regulatory Limitation
We will not be required to issue to you any Notes pursuant to the Rights Offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such Notes and if, at the time the Rights Offering expires, you have not obtained such clearance or approval.
U.S. Federal Income Tax Treatment of Rights Distribution
The tax treatment of the receipt of the Rights is unclear. While we intend to take the position the receipt of a Right by a holder pursuant to this Rights Offering will not be treated as a taxable distribution with respect to such holder’s Common Stock in the Company for U.S. federal income tax purposes, it is possible that such receipt could be treated instead as a taxable distribution. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of Rights and the receipt, ownership and disposition of the Notes and our Common Stock. For further information, please see “Certain U.S. Federal Income Tax Consequences,” below.
No Recommendation to Holders of Rights
None of our Board, officers, Subscription Agent, Information Agent, Transfer Agent or Trustee is making any recommendation regarding your exercise of Rights in the Rights Offering, the sale or transfer of the underlying Notes or the conversion of such Notes into shares of our Common Stock. Further, we have not authorized anyone to make any recommendation. You are urged to make your decision based on your own assessment of our business and the Rights Offering. Please see “Risk Factors” beginning on page 12 for a discussion of some of the risks involved in investing in the Notes and our Common Stock through the Rights Offering and in investing further in the Company.
Waiver
The Company expressly reserves the right, subject to applicable law, to extend the Rights Offering and amend, modify or waive at any time, or from time to time, the terms of the Rights Offering in any respect, including waiver of any conditions.

State Securities Law Considerations
We are not making this Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we selling or accepting any offers to purchase any Notes from Rights holders who are residents of those states or other jurisdictions. We may delay the commencement of this Rights Offering in those states or other jurisdictions, or change the terms of this Rights Offering, in order to comply with the securities law requirements of those states or other jurisdictions. We may decline to make modifications to the terms of this Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions, you will not be eligible to participate in this Rights Offering.
We have applied for qualification of this Rights Offering with certain state securities commissions. Prior to the commencement of this Rights Offering, we will advise residents of any such state if the securities commission in that state has disapproved this Rights Offering, or has imposed any conditions or limitations on this Rights Offering in such state. Such disapproval would result in holders of Rights in that state not being able to exercise their Rights in this Rights Offering, and such conditions or limitations could affect the terms of this Rights Offering with respect to holders of Rights in that state. We have the discretion to delay or to refuse to distribute any principal amount of Notes you may elect to purchase through the exercise of Rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.
The aggregate principal amount of Notes that may be subscribed for pursuant to Rights held by Arizona residents other than certain institutional investors pursuant to this Rights Offering is limited to $500,000. Therefore, if the Subscription Agent receives exercise documentation that otherwise would require us to issue to Arizona residents who are not eligible institutional investors more than $500,000 in aggregate principal amount, we will issue to all such exercising stockholders their pro rata portion of such aggregate principal amount of Notes and return the excess payment amount, if any, to such stockholders, without interest, as soon as practicable after the expiration date of this Rights Offering. Brokers, dealers, banks and other nominees exercising rights on behalf of beneficial owners are required to make representations as to the principal amount of Notes subscribed for by Arizona residents that are not a bank, a savings institution, a trust company, an insurance company, an investment company as defined in the Investment Company Act of 1940, a pension or profit sharing trust or other financial institution or institutional buyer or a dealer.

USE OF PROCEEDS
The maximum amount of net proceeds that we may receive from the Rights Offering is $50,000,000. We intend to use the proceeds of this Rights Offering to make certain payments to holders of our Existing Second Lien Notes in the Exchange Offer and for general corporate purposes. In the event that any Backstop Providers are required to fund the Backstop Commitment, there will be no excess proceeds to us. The expenses associated with the Rights Offering will be paid by the Company with available cash.

DIVIDEND POLICY
Our Board presently intends to retain all earnings for use in our business and, therefore, does not anticipate paying any cash dividends on our Common Stock in the foreseeable future. The declaration of dividends on our Common Stock, if any, in the future would be subject to the discretion of our Board, our results of operations, financial condition, capital needs, liquidity, and acquisition strategy, among other factors.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2020:
•
on a historical basis;

•
on an as adjusted basis, after giving effect to the Restructuring Transactions, including the issuance of securities in the Rights Offering and the concurrent Exchange Offer; and

•
on an as further adjusted basis, after giving effect to the conversion of Notes issued in the Restructuring Transactions.

You should read this table in conjunction with “Risk Factors” included elsewhere in this Prospectus, as well as the historical consolidated financial statements and related notes incorporated by reference into this Prospectus. See “Where You Can Find More Information and Incorporation by Reference” located at the end of this Prospectus for more information.
	As of December 31, 2020
(in thousands)	Actual	As Adjusted(1)	As Further Adjusted(2)
Cash and cash equivalents	$37,486	$40,305	$40,305
Long-term debt (including current maturities)
Revolving Credit Facility	22,500	22,500	22,500
Old Notes	120,569	6,028	6,028
New Notes	—	122,368	—
Other debt	1,639	1,639	1,639
Total debt	144,708	152,535	30,167
Stockholders’ equity	(71,090)	(71,090)	51,278
Total capitalization	$73,618	$81,445	$81,445

(1)
Reflects the issuance of $21,000 of Notes in the Rights Offering and $101,368 of Notes in the Exchange Offer, indicating a 95% participation level. Excludes impact of transaction fees.

(2)
Reflects the conversion of $122,368 of Notes at a conversion price of $3.00.

DESCRIPTION OF THE NOTES
You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the word “ION” refers only to ION Geophysical Corporation and not to any of its Subsidiaries.
ION will issue the Notes (the “Notes”) under an indenture (the “Notes Indenture”) among itself, the Guarantors, UMB Bank, National Association, as trustee (the “Trustee”), and UMB Bank, National Association, as collateral agent (the “Collateral Agent”). See “Transfer Restrictions.” The terms of the Notes will include those stated in the Notes Indenture and those made part of the Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).
The following description is a summary of the material provisions of the Notes Indenture, the Intercreditor Agreement and the Security Documents. It does not restate those agreements in their entirety. ION urges you to read the Notes Indenture, the Intercreditor Agreement and the Security Documents because they, and not this description, define the rights of holders of the Notes. Copies of the Second New Lien Notes Convertible Indenture, the Intercreditor Agreement and the Security Documents are available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the Notes Indenture, the Intercreditor Agreement and the Security Documents.
The registered holder of a New Second Lien Convertible Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Notes Indenture.
Brief Description of the Notes and the Note Guarantees
The Notes:
•
will be senior obligations of ION;

•
will be secured on a second-priority basis, equally and ratably with all obligations of ION under any future Parity Lien Debt, by Liens on all of the assets of ION other than the Excluded Assets, subject to the Liens securing ION’s obligations under the Credit Agreement and any other Priority Lien Debt and other Permitted Prior Liens;

•
will be effectively junior to any Permitted Prior Liens, to the extent of the value of the assets of ION subject to those Permitted Prior Liens;

•
will be senior in right of payment to any future subordinated Indebtedness of ION, if any;

•
will be unconditionally guaranteed by the Guarantors; and

•
will be structurally subordinated to all existing and future Indebtedness, claims of holders of preferred stock and other liabilities of Subsidiaries of ION that do not guarantee the Notes.

Each guarantee of the Notes:
•
will be senior obligations of each Guarantor;

•
will be secured on a second-priority basis, equally and ratably with all obligations of that Guarantor under any other future Parity Lien Debt, by Liens on all of the assets of that Guarantor other than the Excluded Assets, subject to the Liens securing that Guarantor’s guarantee of the Credit Agreement obligations and any other Priority Lien Debt and other Permitted Prior Liens;

•
will be effectively junior, to the extent of the value of the Collateral, to that Guarantor’s guarantee of the Credit Agreement and any other Priority Lien Debt, which will be secured on a first-priority basis by the same assets of that Guarantor that secure the Notes;

•
will be effectively junior to any Permitted Prior Liens, to the extent of the value of the assets of that Guarantor subject to those Permitted Prior Liens; and

•
will be senior in right of payment to any future subordinated Indebtedness of that Guarantor, if any.

Pursuant to the Notes Indenture, ION will be permitted to designate additional Indebtedness as Priority Lien Debt, subject to the Priority Lien Cap. ION also will be permitted to incur additional Indebtedness as Parity Lien Debt subject to the covenants described below under “Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and “Covenants — Liens.” As of the date of the Notes Indenture, after giving pro forma effect to the Exchange Offer and Rights Offering, ION would have           Priority Lien Debt outstanding.
Not all of ION’s Subsidiaries will guarantee the Notes. The Notes will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of ION’s non-guarantor Subsidiaries. Any right of ION to receive assets of any of its non-guarantor Subsidiaries upon such non-guarantor Subsidiary’s liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of such non- guarantor Subsidiary’s creditors, except to the extent that ION is itself recognized as a creditor of such non- guarantor Subsidiary, in which case the claims of ION would still be subordinate in right of payment to any security in the assets of such Subsidiary and any Indebtedness of such non-guarantor Subsidiary senior to that held by ION. As of December 31, 2020, ION’s non-guarantor Subsidiaries had approximately $55.5 million of assets, or approximately 29% of ION’s total consolidated assets, excluding intercompany investments and receivables. As of December 31, 2020, ION’s non-guarantor Subsidiaries represented approximately $41.2 million, or approximately 34% of ION’s total consolidated revenues, excluding intercompany revenues.
As of the date of the Notes Indenture, all of ION’s Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” ION will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” ION’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Notes Indenture. ION’s Unrestricted Subsidiaries will not guarantee the Notes.
Subject to the satisfaction of certain conditions, the Notes may be converted at an initial conversion rate of that number of shares of ION’s common stock per $1,000 principal amount of Notes determined by dividing each such $1,000 principal amount of Notes by the conversion price, which shall be $3.00 per share. The conversion rate is subject to adjustment if certain events occur.
Principal, Maturity and Interest
ION will issue up to $106.7 million in aggregate principal amount of Notes in this offering. In addition, ION will issue up to $52.5 million in aggregate principal amount of Notes in the Rights Offering. ION may issue additional Notes under the Notes Indenture (“Additional Notes”) for up to three (3) months after this offering, in an aggregate principal amount not to exceed $50 million, less the aggregate principal amount of any Notes issued in the Rights Offering; provided that 50% of proceeds raised in excess of $35 million from the Rights Offering and any Additional Notes shall be used to make an offer to repurchase Notes at 100% of the aggregate principal amount thereof. Any issuance of Additional Notes is subject to all the covenants in the Notes Indenture, including the covenants described below under the captions “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and “Certain Covenants — Liens.” The Notes and any Additional Notes subsequently issued under the Notes Indenture will be treated as a single class for all purposes under the Notes Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. ION will issue Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Notes will mature on December 15, 2025.
Interest on the Notes will accrue at the rate of 8.0% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 2021. Interest on overdue principal and interest will accrue at a rate that is 1% higher than the then applicable interest rate on the Notes. ION will make each interest payment to the holders of record on the immediately preceding June 15 and December 15. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment.

Methods of Receiving Payments on the Notes
If a holder of Notes has given wire transfer instructions to ION, ION will pay all principal of, premium on, if any, and interest on, that holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar unless ION elects to make interest payments by check mailed to the holders of the Notes at their address set forth in the register of holders.
Paying Agent and Registrar for the Notes
Initially, the Trustee will act as paying agent and registrar. ION may change the paying agent or registrar without prior notice to the holders of the Notes, and ION or any of its Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
A holder may transfer or exchange Notes in accordance with the provisions of the Notes Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes required by applicable law on transfer. ION will not be required to transfer or exchange any New Second Lien Convertible Note selected for redemption. Also, ION will not be required to transfer or exchange any New Second Lien Convertible Note for a period of 15 days before a selection of Notes to be redeemed.
Additional Rights
ION will issue one (1) share of Series A Preferred Stock (the “Series A Preferred Stock”) to the Trustee to (i) provide certain rights and protections to the holders of the Notes and (ii) allow, under certain circumstances detailed below, the holders to vote on an “as-converted” basis. The Trustee shall take direction from holders of 50.1% of the Notes for any action requiring the consent of the holder of the Series A Preferred Stock or each act on which the holder of the Series A Preferred Stock is entitled to vote.
Following a default or event of default under the Notes Indenture, the Series A Preferred Stock shall be entitled to vote with the common stock of the Company as a single class and having voting power equal to the number of shares of common stock issuable upon the conversion of the Notes.
In addition, at all times when the common stock is entitled to vote thereon, the Series A Preferred Stock shall be entitled to vote with the common stock of the Company as a single class and having voting power equal to the number of shares of common stock issuable upon the conversion of the Notes for any transaction: (a) modifying, amending, supplementing or waiving any provision of the Company’s organizational documents; or (b) entering into any merger, consolidation, sale of all or substantially all of the assets of the Company, or other business combination transaction.
The holder of the Series A Preferred Stock shall have the right to appoint two (2) directors to the Board of the Company, both of whom shall be independent. The one share of Series A Preferred Stock shall (i) rank pari passu in respect of voting rights with respect to the common stock of the Company, (ii) have a liquidation preference equal to $1.00, (iii) not produce preferred dividends or ordinary dividends, (iv) not be transferable, except to a successor Trustee under the terms of the Notes Indenture, (v) not be convertible into any other class of equity of the Company and (vi) not be granted registration rights. The Series A Preferred Stock shall be governed in all respects by Delaware law.
The Series A Preferred Stock may be redeemed by the Company upon the exercise into common stock of, in the aggregate, 75% or more of the Notes that were issued on the Closing Date. The redemption price shall be $1.00.
Note Guarantees
The Notes will initially be guaranteed by each of ION’s Domestic Subsidiaries, excluding the Immaterial Subsidiaries, and the Mexico Subsidiary. As of December 31, 2020, ION’s Domestic Subsidiaries (excluding Immaterial Subsidiaries) and the Mexico Subsidiary had approximately $138.0 million of assets, or approximately 71% of ION’s total consolidated assets, excluding intercompany investments and receivables. These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Related to the Notes.”
A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than ION or another Guarantor, unless:
(1)
immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)
either:

(a)
the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger becomes a Guarantor under the Notes Indenture and the Security Documents pursuant to a supplemental indenture and appropriate security documents; or

(b)
the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Notes Indenture.

The Note Guarantee of a Guarantor will automatically be released:
(1)
in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) ION or a Restricted Subsidiary of ION, if the sale or other disposition does not violate the provisions described below under the caption “— Repurchases at the Option of Holders — Asset Sales;”

(2)
in connection with any sale or other disposition of all or substantially all of the Capital Stock of that Guarantor by way of merger, consolidation or otherwise to a Person that is not (either before or after giving effect to such transaction) ION or a Restricted Subsidiary of ION, if the sale or other disposition does not violate the provisions described below under the caption “Asset Sale” provisions of the Notes Indenture and the Guarantor ceases to be a Restricted Subsidiary of ION as a result of the sale or other disposition;

(3)
if ION designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Notes Indenture;

(4)
upon legal defeasance, covenant defeasance or satisfaction and discharge of the Notes Indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge;”

(5)
upon the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred or is continuing; or

(6)
if consent to such release has been given by an Act of Supermajority of Debtholders.

See “— Repurchase at the Option of Holders — Asset Sales.”
Security
The obligations of ION with respect to the Notes, the obligations of the Guarantors under the guarantees, all other Parity Lien Obligations and the performance of all other obligations of ION, the Guarantors and ION’s other Restricted Subsidiaries under the Note Documents will be secured equally and ratably by second-priority Liens in the Collateral granted to the Collateral Agent for its benefit, the benefit of the Trustee and the benefit of the Parity Lien Secured Parties. These Liens will be junior in priority to the Liens securing Priority Lien Obligations and to all other Permitted Prior Liens. The Liens securing Priority Lien Obligations will be held by the Priority Lien Collateral Agent. The Collateral comprises all of the assets of ION and the Guarantors, other than the Excluded Assets.

Limitations on Collateral in the Form of Securities
The Notes Indenture will provide that the Capital Stock and other securities of a Subsidiary that are owned by ION and the Guarantors will constitute Collateral only if all such Capital Stock or other securities can secure the Notes or any Note Guarantee without Rule 3-16 or any other law, rule or regulation requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other U.S. federal governmental agency).
In the event that Rule 3-16 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any governmental agency) of separate audited financial statements of any affiliate of ION due to the fact that such affiliate’s capital stock or other securities secure the Notes, then the capital stock or other securities of such affiliate will automatically be deemed released and to not be and to not have been part of the Collateral but only to the extent necessary to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any holder of the Notes, to the extent necessary to evidence the release of the Liens on the shares of capital stock or other securities that are so deemed to no longer constitute part of the Collateral.
In addition, the Notes Indenture and the Security Documents will provide that if the Capital Stock or other securities of any Subsidiary of ION are held by ION or any Guarantor, are not part of the Collateral and may be pledged without causing separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency) pursuant to Rule 3-16 (to the extent then in effect) or new Rule 13-02 (or any other law, rule or regulation as a result of such pledge, then the Capital Stock or other securities of such Subsidiary shall be required to become part of the Collateral (except to the extent constituting Excluded Assets) and ION shall promptly cause such Capital Stock to be pledged in accordance with the covenant described below under the captions “Certain Covenants — Additional Note Guarantees” and “Certain Covenants — After-Acquired Property.”
The Intercreditor Agreement
On the date of the Notes Indenture, ION and the Guarantors will enter into an Intercreditor Agreement (the “Intercreditor Agreement”) with the Priority Lien Collateral Agent, the Collateral Agent and the Trustee. The Intercreditor Agreement will set forth the terms of the relationship between the holders of Priority Liens and the holders of Parity Liens. Concurrently with the execution and delivery of the Intercreditor Agreement, the Intercreditor Agreement dated as of April 26, 2016 among the Priority Lien Collateral Agent, the Legacy Trustee, and the Legacy Collateral Agent, will be terminated in full.
The following is a summary of certain provisions of the Intercreditor Agreement. The final terms of the Intercreditor Agreement have not been finalized and, as a result, no assurance can be given that the Intercreditor Agreement will in fact be entered into on the terms described below and, if entered into, the terms of the Intercreditor Agreement may differ from those set forth herein. This description is only a summary of the expected terms of the Intercreditor Agreement. The following summary does not purport to be complete, but does discuss the provisions that are material for investors in the Notes, and are subject to, and qualified in their entirety by reference to, all of the provisions of the expected final Intercreditor Agreement.
Lien Priorities
Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Parity Lien Obligations granted on the Collateral or of any Liens securing the Priority Lien Obligations granted on the Collateral, and notwithstanding any provision of the UCC, or any other applicable law or the Note Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Priority Lien Obligations or the Parity Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any insolvency or liquidation proceeding has been commenced by or against ION or any Guarantor, (i) any Lien on the Collateral securing any Priority Lien Obligations now or hereafter held by or on behalf of any Priority Lien Representative, any Priority Lien Collateral Agent or any holders of Priority Lien Debt or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Parity Lien Obligations; (ii) any Lien on the Collateral securing any Parity Lien Obligations now or hereafter held by or on behalf of the Trustee, the Collateral Agent, any holders of Parity Lien Debt or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Priority Lien Obligations; and (iii) any Lien on the Collateral securing any Excess Priority Lien Obligations now or hereafter held by or on behalf of any Priority Lien Representative, any Priority Lien Collateral Agent, any holder of Priority Lien Debt or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Lien on the Collateral securing any Parity Lien Obligations.
Prohibition on Contesting Liens
Each of the Trustee and the Collateral Agent, for itself and on behalf of the holders of the Notes, and each Priority Lien Representative and each Priority Lien Collateral Agent, for itself and on behalf of each holder of Priority Lien Debt represented by it, will agree that it will not (and will waive the right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any holder of Priority Lien Debt in the Collateral or by or on behalf of any holder of Parity Lien Debt in the Collateral, as the case may be, or the provisions of the Intercreditor Agreement. Each of the Trustee and the Collateral Agent, for itself and on behalf of the holders of the Notes, will agree that it (i) will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Liens pari passu with, or to give any holder of the Notes any preference or priority relative to, any Lien securing the Priority Lien Obligations with respect to the Collateral or any part thereof, (ii) will not challenge or question in any proceeding the validity or enforceability of any Priority Lien Obligations or Priority Lien Document, or the validity or enforceability of the priorities, rights or duties established by the provisions of the Intercreditor Agreement, (iii) will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral permitted under the Priority Lien Documents and the Intercreditor Agreement by any Priority Lien Secured Party or the Priority Lien Collateral Agent acting on their behalf, (iv) shall have no right to (A) direct the Priority Lien Collateral Agent or any other holder of Priority Lien Debt to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the Priority Lien Collateral Agent or any holder of Priority Lien Debt of any right, remedy or power with respect to any Collateral, (v) except as permitted by the Intercreditor Agreement, will not institute any suit or assert in any suit or insolvency or liquidation proceeding any claim against the Priority Lien Collateral Agent or other holder of Priority Lien Debt seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Priority Lien Collateral Agent nor holder of Priority Lien Debt shall be liable for, any action taken or omitted to be taken by the Priority Lien Collateral Agent or other holder of Priority Lien Debt with respect to any Collateral, (vi) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Intercreditor Agreement, (vii) will not object to forbearance by the Priority Lien Collateral Agent or any holder of Priority Lien Debt, and (viii) until the Discharge of Priority Lien Obligations, will not assert, and will waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshaling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law.
Restrictions on Enforcement of Parity Liens
Until the Discharge of Priority Lien Obligations has occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against ION or any Guarantor, the Trustee, the Collateral Agent and the holders of the Notes: (a) will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral; (b) will not contest, protest or object to any foreclosure proceeding or action brought by any Priority Lien Representative, any Priority Lien Collateral Agent or any holder of Priority Lien Debt or any other exercise by any of them of any rights and remedies relating to the Collateral under the Priority Lien Documents or otherwise;

and (c) will not object to (and will waive any and all claims with respect to) the forbearance by any Priority Lien Representative, any Priority Lien Collateral Agent or the holders of any Priority Lien Debt from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral.
Until the Discharge of Priority Lien Obligations has occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against ION or any Guarantor, subject to the preceding paragraph, the Priority Lien Representative, the Priority Lien Collateral Agent and the holders of Priority Lien Debt shall have the exclusive right to commence and maintain an Enforcement Action or otherwise enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt (including debt related to any DIP Financing as defined below) in any sale, except that the Trustee shall have the credit bid rights discussed below) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Trustee, the Collateral Agent or any holder of Notes; provided that any proceeds received by any Priority Lien Representative in excess of those necessary to achieve a Discharge of any Priority Lien Obligations are distributed in accordance with the provisions discussed below under “— Order of Application”. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the Priority Lien Representative, the Priority Lien Collateral Agent and holders of Priority Lien Debt may enforce the provisions of the Priority Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with the Trustee, the Collateral Agent or any holder of the Notes and regardless of whether any such exercise is adverse to the interest of any holder of the Notes.
Notwithstanding the foregoing, the Trustee, the Collateral Agent and any holder of Notes may: (i) file a claim or statement of interest with respect to the Parity Lien Obligations; provided that an insolvency or liquidation proceeding has been commenced by or against ION or any Guarantor; (ii) take any action (not adverse to the priority status of the Liens on the Collateral securing the Priority Lien Obligations, or the rights of any Priority Lien Representative, any Priority Lien Collateral Agent or the holders of Priority Lien Debt to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral; (iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the holders of the Notes, including any claims secured by the Collateral, if any, in each case in accordance with the terms of the Intercreditor Agreement; (iv) except as set forth below under “— Bankruptcy Matters,” vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of the Intercreditor Agreement, with respect to the Parity Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Trustee, the Collateral Agent or any holder of the Notes may be inconsistent with the provisions of the Intercreditor Agreement; (v) bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by any Priority Lien Representative, any Priority Lien Collateral Agent or any other Priority Lien Secured Party, or any sale of Collateral during an insolvency or liquidation proceeding; provided that such bid may not include a “credit bid” in respect of any Parity Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of Priority Lien Obligations; and (vi) object to any proposed acceptance of Collateral by a Priority Lien Representative, a Priority Lien Collateral Agent or Priority Lien Secured Party pursuant to Section 9-620 of the UCC.
The Trustee and the Collateral Agent, on behalf of itself and the holders of the Notes, will agree that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Collateral in its capacity as a creditor, unless and until the Discharge of Priority Lien Obligations has occurred, except in connection with any foreclosure expressly permitted by the Intercreditor Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Priority Lien Obligations has occurred, except as expressly provided in the Intercreditor Agreement, the sole right of the Trustee, the Collateral Agent and the holders of the Notes with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Note Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Priority Lien Obligations has occurred.
Subject to the terms of the Intercreditor Agreement, the Trustee and the Collateral Agent, for itself and on behalf of the holders of the Notes, (i) will agree that none of the Trustee, the Collateral Agent nor the holders of the Notes will take any action that would hinder any exercise of remedies under the Priority Lien Documents or that is otherwise prohibited by the Intercreditor Agreement, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise; (ii) will waive any and all rights it may have as a junior lien creditor or otherwise to object to the manner in which any Priority Lien Representative, any Priority Lien Collateral Agent or other Priority Lien Secured Party seeks to enforce or collect the Priority Lien Obligations or Liens securing the Priority Lien Obligations granted in any of the Collateral, regardless of whether any action or failure to act by or on behalf of any Priority Lien Representative, any Priority Lien Collateral Agent or other Priority Lien Secured Party is adverse to the interest of any of them; and (iii) will acknowledge and agree that no covenant, agreement or restriction contained in any Note Document (other than the Intercreditor Agreement) shall be deemed to restrict in any way the rights and remedies of any Priority Lien Representative, any Priority Lien Collateral Agent or any other Priority Lien Secured Party with respect to the Collateral.
Except as specifically set forth in the Intercreditor Agreement, the Trustee, the Collateral Agent and the holders of the Notes may exercise rights and remedies as unsecured creditors against ION or any Guarantor that has guaranteed or granted Liens to secure the Parity Lien Obligations in accordance with the terms of the Note Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any insolvency or liquidation proceeding with respect to ION or any Guarantor); provided that in the event that any of the Trustee, the Collateral Agent or the holders of the Notes becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Parity Lien Obligations, such judgment Lien shall be subject to the terms of the Intercreditor Agreement for all purposes.
Order of Application
So long as the Discharge of Priority Lien Obligations has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against ION or any Guarantor, any Collateral or any proceeds thereof received in connection with any Enforcement Action or other exercise of remedies by any Priority Lien Representative, any Priority Lien Collateral Agent or any Priority Lien Secured Party shall be applied by the Priority Lien Collateral Agent or the Priority Lien Representative, as applicable, to the Priority Lien Obligations in such order as specified in the relevant Priority Lien Documents; provided that any non-cash Collateral or non-cash proceeds may be held by the applicable Priority Lien Collateral Agent, in its discretion, as Collateral.
Upon the Discharge of Priority Lien Obligations, each Priority Lien Collateral Agent shall (x) unless the Discharge of Parity Lien Obligations has already occurred, deliver any proceeds of Collateral held by it to the Collateral Agent, to be applied by the Collateral Agent and the Trustee, as applicable, to the Parity Lien Obligations in such order as specified in the Note Documents, (y) if the Discharge of Parity Lien Obligations has already occurred, apply such proceeds of Collateral to any Excess Priority Lien Obligations in such order as specified in the relevant Priority Lien Documents, and (z) if there are no Excess Priority Lien Obligations, deliver such proceeds of Collateral to ION, its successors or assigns, or to whomever may be lawfully entitled to receive the same. Without limiting the obligations of the Parity Lien Secured Parties under the next paragraph, after the Discharge of Priority Lien Obligations has occurred, upon the Discharge of Parity Lien Obligations, the Collateral Agent shall deliver any proceeds of Collateral held by it, (x) if there are any Excess Priority Lien Obligations, to the Priority Lien Collateral Agent, for application by the Priority Lien Collateral Agent to the Excess Priority Lien Obligations in such order as specified in the relevant Priority Lien Documents until the payment in full in cash of all Excess Priority Lien Obligations, and (y) if there are no such Excess Priority Lien Obligations, to ION or to whomever may be lawfully entitled to receive the same.
So long as the Discharge of Priority Lien Obligations has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against ION or any Guarantor, any Collateral or any proceeds thereof received by the Trustee, Collateral Agent or any other Parity Secured Party in connection with any Enforcement Action or other exercise of any right or remedy relating to the Collateral in contravention of the Intercreditor Agreement in all cases shall be segregated and held in trust and forthwith paid over to the Priority Lien Collateral Agent for the benefit of the Priority Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. So long as the Discharge of Priority Lien Obligations has not occurred, if the Trustee, the Collateral Agent or any other Parity Lien Secured Party shall receive Collateral or any distribution of money or other property in respect of the Collateral (including any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) such money or other property shall be segregated and held in trust and forthwith paid over to the Priority Lien Collateral Agent for the benefit of the Priority Lien Secured Parties in the same form as received, with any necessary endorsements. Any Lien received by the Trustee, the Collateral Agent or any other Parity Lien Secured Party in respect of any of the Parity Lien Obligations in any insolvency or liquidation proceeding shall be subject to the terms of the Intercreditor Agreement.
Release of Liens on Collateral
Subject to the terms of the Intercreditor Agreement, if in connection with any Enforcement Action by any Priority Lien Representative or any Priority Lien Collateral Agent or any other exercise of any Priority Lien Representative’s or any Priority Lien Collateral Agent’s remedies in respect of the Collateral, in each case prior to the Discharge of Priority Lien Obligations, such Priority Lien Collateral Agent, for itself or on behalf of any of the Priority Lien Secured Parties, releases any of its Liens on any part of the Collateral or such Priority Lien Representative, for itself or on behalf of any of the Priority Lien Secured Parties releases any Guarantor from its obligations under its guaranty of the Priority Lien Obligations, then the Liens, if any, of the Collateral Agent, for itself, the Trustee and for the benefit of the holders of the Notes, on such Collateral, and the obligations of such Guarantor under its guaranty of the Notes, shall be automatically, unconditionally and simultaneously released. Subject to the terms of the Intercreditor Agreement, if in connection with any Enforcement Action or other exercise of rights and remedies by any Priority Lien Representative or any Priority Lien Collateral Agent, in each case prior to the Discharge of Priority Lien Obligations, the equity interests of any Person are foreclosed upon or otherwise disposed of and such Priority Lien Collateral Agent releases its Lien on the property or assets of such Person then the Liens of the Collateral Agent with respect to the property or assets (but excluding, for the avoidance of doubt, any Liens on the proceeds of such property or assets) of such Person will be automatically released to the same extent as the Liens of such Priority Lien Collateral Agent.
Subject to the terms of the Intercreditor Agreement, if any Priority Lien Collateral Agent, for itself or on behalf of any of the Priority Lien Secured Parties represented by it, releases any of its Liens on any part of the Collateral, or any Priority Lien Representative, for itself or on behalf of any of the Priority Lien Secured Parties represented by it, releases any Guarantor from its obligations under its guaranty of the Priority Lien Obligations, in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by any Guarantor permitted under the terms of the Priority Lien Documents and not expressly prohibited under the terms of the Note Documents (other than in connection with an Enforcement Action or other exercise of any Priority Lien Representative’s and/or Priority Lien Collateral Agent’s remedies in respect of the Collateral, which shall be governed by the previous paragraph), in each case other than in connection with, or following, the Discharge of Priority Lien Obligations, then the Liens, if any, of the Collateral Agent, for itself or for the benefit of the holders of the Notes, on such Collateral (but excluding, for the avoidance of doubt, any Liens on the proceeds of such Collateral), and the obligations of such Guarantor under its guaranty of the Notes, shall be automatically, unconditionally and simultaneously released.
Until the Discharge of Priority Lien Obligations occurs, to the extent that any Priority Lien Collateral Agent, any Priority Lien Representative or Priority Lien Secured Parties (i) have released any Lien on Collateral or any Guarantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Guarantor, then the Collateral Agent, for itself and the Parity Lien Secured Parties, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of the Intercreditor Agreement, and the Trustee, for itself and for the holders of the Notes, shall be granted an additional guaranty, as the case may be.
In the event of a Discharge of the Priority Lien Obligations or a voluntary release of Liens securing the Priority Lien Obligations by the Priority Lien Secured Parties on all or substantially all of the Collateral

(other than when such release occurs in connection with the Priority Lien Secured Parties’ foreclosure upon or other exercise of rights and remedies with respect to such Collateral), no release of the Liens on such Collateral securing the Notes shall be made unless (A) consent to the release of such Liens securing the Notes has been given by the requisite percentage or number of the holders of Notes at the time outstanding as provided for in the Note Documents and (B) ION has delivered an officers’ certificate to the Priority Lien Collateral Agent, the Trustee and the Collateral Agent certifying that all such consents have been obtained and such release is otherwise authorized and permitted by the Note Documents.
Release of Liens in Respect of Notes
The Notes Indenture will provide that the Collateral Agent’s Parity Liens upon the Collateral will no longer secure the Notes outstanding under the Notes Indenture or any other Obligations under the Notes Indenture, and the right of the holders of such Notes and such Obligations to the benefits and proceeds of the Collateral Agent’s Parity Liens on the Collateral will terminate and be discharged:
(1)
upon satisfaction and discharge of the Notes Indenture as set forth under the caption “— Satisfaction and Discharge;”

(2)
upon a Legal Defeasance or Covenant Defeasance of such Notes as set forth under the caption “— Legal Defeasance and Covenant Defeasance;”

(3)
upon payment in full in cash and discharge of such Notes outstanding under the Notes Indenture and all Obligations thereunder that are outstanding, due and payable under the Notes Indenture at the time such Notes are paid in full and discharged;

(4)
in whole or in part, with the consent of the holders of the requisite percentage of such Notes in accordance with the provisions described below under the caption “— Amendment, Supplement and Waiver;” or

(5)
after the satisfaction of the Lien Release Conditions, on the date such Notes are rated Investment Grade and no Default or Event of Default shall have occurred and be continuing.

Bankruptcy Matters
Until the Discharge of Priority Lien Obligations has occurred, if ION or any Guarantor shall be subject to any insolvency or liquidation proceeding and any Priority Lien Representative shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which such Priority Lien Representative, such Priority Lien Collateral Agent or any other creditor has a Lien or to permit ION or any Guarantor to obtain financing, whether from the Priority Lien Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar bankruptcy law (“DIP Financing”), then the Trustee and the Collateral Agent, on behalf of itself and the holders of the Notes, will not object to such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to any Priority Lien Representative) and to the extent the Liens securing the Priority Lien Obligations are discharged, subordinated to or pari passu with such DIP Financing, the Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and the Trustee and the Collateral Agent, on behalf of itself and the holders of the Notes, will not request adequate protection or any other relief in connection therewith (except (i) that the Priority Lien Representative acknowledges that the Parity Lien Representative may have adequate protection for its Liens on the Collateral to the same extent as the Priority Lien Representative, provided that such Liens are subordinated to any Liens of the Priority Lien Representative or (ii) as expressly agreed by the Priority Lien Representative); provided that the aggregate principal amount of the DIP Financing, when taken together with any remaining Priority Lien Obligations, shall not exceed an amount equal to 110% of the aggregate principal amount of Priority Lien Obligations outstanding immediately prior to the commencement of such insolvency or liquidation proceeding, and the Trustee and the holders of the Notes retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests.
No holder of Notes may provide DIP Financing to ION or any Guarantor secured by Liens equal or senior in priority to the Liens securing any Priority Lien Obligations; provided, that any Liens which secure any part of the DIP Financing provided by any holders of the Notes shall be permitted, so long as they are junior to the Liens which secure the Priority Lien Obligations.
The Trustee and the Collateral Agent, for itself and on behalf of the holders of the Notes, will agree that it will not object to or oppose, a motion to sell, liquidate or otherwise dispose of Collateral (other than to the Priority Lien Secured Parties or their affiliates) under Section 363 of the Bankruptcy Code if the requisite Priority Lien Secured Parties have consented to such sale, liquidation or other disposition. The Trustee and the Collateral Agent, for itself and on behalf of the holders of the Notes, will further agree that it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition (other than to the Priority Lien Secured Parties or their affiliates), including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition, if the requisite Priority Lien Secured Parties have consented to (i) such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the sale, liquidation or disposition of such assets, in which event the holders of the Notes will be deemed to have consented to the sale or disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code and such motion does not impair the rights of the holders of the Notes under Section 363(k) of the Bankruptcy Code.
The Trustee, for itself and on behalf of the holders of the Notes, agrees that in any insolvency or liquidation proceeding, neither the Trustee nor the holders of the Notes shall propose, support or vote for any plan of reorganization or disclosure statement of ION or any other Guarantor unless such plan is accepted by the class of Priority Lien Secured Parties in accordance with Section 1126(c) of the U.S. Bankruptcy Code or otherwise provides for the payment in full in case of all Priority Lien Obligations (including all post-petition interest, fees and expenses) on the effective date of such plan of reorganization.
So long as the Discharge of Priority Lien Obligations has not occurred, without the express written consent of the Priority Lien Collateral Agent, neither the Collateral Agent nor any holder of the Notes shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any insolvency or liquidation proceeding involving ION or any Guarantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of the Priority Lien Secured Parties or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose the payment to the Priority Lien Secured Parties of interest, fees or expenses under Section 506(b) of the U.S. Bankruptcy Code.
Until the Discharge of Priority Lien Obligations has occurred, the Trustee and the Collateral Agent, for itself and on behalf of the holders of the Notes will agree that none of them shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the Collateral, without the prior written consent of the Priority Lien Representatives or (ii) oppose (or support any other Person in opposing) any request by any Priority Lien Representative or Priority Lien Collateral Agent for relief from such stay.
The Trustee and the Collateral Agent, for itself and on behalf of the holders of the Notes will agree that neither it nor any holders of the Notes will file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, nor object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting):
(1)
any request by any Priority Lien Representative, any Priority Lien Collateral Agent or other Priority Lien Secured Party for adequate protection under any bankruptcy law; or

(2)
any objection by any Priority Lien Representative, any Priority Lien Collateral Agent or other Priority Lien Secured Party to any motion, relief, action or proceeding based on a claim of a lack of adequate protection.

Notwithstanding the foregoing, in any insolvency or liquidation proceeding: (i) if the Priority Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar bankruptcy law, then the Trustee, for itself and on behalf of the Parity Lien Secured Parties, (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Priority Lien

Debt and such DIP Financing (and all Obligations relating thereto) on the same basis as the Liens securing the Notes are so subordinated to the Liens securing Priority Lien Obligations under the Intercreditor Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form; and (ii) in the event the Trustee, on behalf of itself or the holders of the Notes, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Trustee, on behalf of itself or such holders of the Notes, agrees that the Priority Lien Representative shall also be granted a senior Lien on such additional collateral as security for the applicable Priority Lien Debt and any such DIP Financing and that any Lien on such additional collateral securing the Parity Lien Debt shall be subordinated to the Liens on such collateral securing the Priority Lien Debt and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Priority Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Parity Lien Debt are subordinated to such Liens securing the Priority Lien Debt under the Intercreditor Agreement.
Amendment of Priority Lien Documents and Note Documents
Subject to the next succeeding paragraph, the Priority Lien Documents (other than the Intercreditor Agreement) may be amended, supplemented or otherwise modified in accordance with their terms and the Priority Lien Debt may be refinanced, in each case, without notice to, or the consent of, the Trustee, the Collateral Agent or the holders of the Notes, all without affecting the lien subordination or other provisions of the Intercreditor Agreement; provided that any such amendment, supplement or modification or refinancing is not inconsistent with the terms of the Intercreditor Agreement. The Note Documents (other than the Intercreditor Agreement) may be amended, supplemented or otherwise modified in accordance with their terms, in each case, without notice to, or the consent of, any Priority Lien Representative, any Priority Lien Collateral Agent or any other Priority Lien Secured Party all without affecting the lien subordination or other provisions of the Intercreditor Agreement; provided that any such amendment, supplement or modification is not inconsistent with the terms of the Intercreditor Agreement, as certified by the Company in an officer’s certificate delivered to the Trustee and the Collateral Agent.
In the event any Priority Lien Collateral Agent or the applicable Priority Lien Secured Parties and ION or the Guarantors enter into any amendment, waiver or consent in respect of any of the Priority Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Priority Lien Security Document or changing in any manner the rights of the applicable Priority Lien Collateral Agent, such Priority Lien Secured Parties, ION or any Guarantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of a Parity Lien Security Document without the consent of the Trustee, Collateral Agent or the holders of the Notes and without any action by the Trustee, the Collateral Agent, the holders of the Notes, ION or any Guarantor; provided that:
(1)
no such amendment, waiver or consent shall have the effect of:

(A)
removing assets subject to the Lien of the Parity Lien Security Documents, except to the extent that a release of such Lien is permitted or required by the Intercreditor Agreement and provided that there is a corresponding release of the Liens securing the Priority Lien Obligations;

(B)
imposing duties on, or adversely affecting rights, immunities, indemnities, protections and limitations of liability of the Collateral Agent or the Trustee, without its prior written consent;

(C)
permitting other Liens on the Collateral not permitted under the terms of the Note Documents or the Intercreditor Agreement; or

(D)
being prejudicial to the interests of the holders of the Notes to a greater extent than the Priority Lien Secured Parties (other than by virtue of their relative priority and the rights and obligations under the Intercreditor Agreement); and

(2)
notice of such amendment, waiver or consent will be given to the Collateral Agent by the Priority Lien Collateral Agent no later than 30 days after its effectiveness, provided that the failure to give such notice will not affect the effectiveness and validity thereof nor create any liability of the Priority Lien Collateral Agent.

Compliance with Trust Indenture Act
The Notes Indenture will provide that ION will comply with the provisions of TIA §314. ION will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer of ION except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, ION will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.
Further Assurances; Insurance
The Notes Indenture will provide that ION and each of the other Guarantors will do or cause to be done all acts and things that may be necessary or desirable, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the Parity Lien Secured Parties, duly created and enforceable and perfected Parity Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Parity Lien Documents.
If necessary or desirable or upon the request of the Collateral Agent or any Parity Lien Representative at any time and from time to time, ION and each of the other Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably necessary or desirable to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of the holders of Parity Lien Obligations.
ION and the other Guarantors will:
(1)
keep their properties adequately insured at all times by financially sound and reputable insurers;

(2)
maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

(3)
maintain such other insurance as may be required by law; and

(4)
maintain such other insurance as may be required by the Security Documents.

Upon the request of the Collateral Agent, ION and the other Guarantors will furnish to the Collateral Agent full information as to their property and liability insurance carriers, certified as true and correct. Holders of Parity Lien Obligations, as a class, will be named as additional insureds, with a waiver of subrogation, on all insurance policies of ION and the other Guarantors covering the Collateral and the Collateral Agent will be named as loss payee, with 30 days’ notice of cancellation or material change, on all property and casualty insurance policies of ION and the other Guarantors covering the Collateral.
Optional Redemption
At any time prior to December 15, 2023, ION may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after December 15, 2023, ION may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the applicable date of redemption subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:
Unless ION defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
Mandatory Redemption
Except as set forth below under “— Repurchase at the Option of Holders,” ION is not required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of holders of the Notes.
Conversion Rights
General
Holders of Notes may convert all or any portion of their notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date.
The conversion rate will initially be 333.3333 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $3.00 per share of common stock). Upon conversion of a New Second Lien Convertible Note, ION will satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of ION’s common stock, at ION’s election, all as set forth below under “— Settlement upon Conversion.” If ION satisfies its conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of its common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 30 day trading day observation period. The Trustee will initially act as the conversion agent.
A holder may convert fewer than all of such holder’s Notes so long as such converted notes are a multiple of $1,000 principal amount.
If ION calls any or all of the Notes for redemption, a holder of Notes may convert all or any portion of such notes only until the close of business on the scheduled trading day immediately preceding the redemption date unless ION fails to pay the redemption price (in which case a holder of Notes may convert such notes until the redemption price (including the Applicable Premium, if any) has been paid or duly provided for).
Upon conversion, a holder of Notes will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below and other than the Applicable Premium described under “— Settlement upon Conversion” in the case of a conversion in connection with a redemption of the notes at ION’s option. ION will not issue fractional shares of ION’s common stock upon conversion of notes. Instead, ION will pay cash in lieu of delivering any fractional share as described under “— Settlement upon Conversion.” ION’s payment and delivery, as the case may be, to holders of Notes of the full amount of cash, the full number of shares of its common stock or a combination thereof, as the case may be, together with a cash payment for any fractional shares, into which a note is convertible will be deemed to satisfy in full ION’s obligation to pay:
•
the principal amount of that note; and

•
accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of ION’s common stock, accrued and unpaid interest will be deemed to be paid for out of cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if the Notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:
•
on the principal amount of that note; and

•
for conversions following the regular record date immediately preceding the maturity date;

•
if ION has specified a redemption date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date;

•
if ION has specified a Change of Control Purchase Date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date; or

•
to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such New Second Lien Convertible Note.

Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date or any Change of Control Purchase Date or redemption date will receive the full interest payment due on the maturity date or the Change of Control Purchase Date or redemption date, as applicable, regardless of whether their Notes have been converted, repurchased or redeemed following such regular record date.
If a holder converts Notes, ION will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of ION’s common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.
Company Conversion
On or after the day that is the eighteen (18) month anniversary of the issue date of the Notes (the “Issue Date”), ION may require the conversion of all or part of the Notes, at its option, if ION’s common stock, as determined by ION, has a 20-day volume weighted average price (“VWAP”) of at least 175% of the conversion price then in effect ending on, and including, the trading day immediately preceding the date on which ION provides notice of conversion (a “Optional Conversion”). If ION undergoes an Optional Conversion prior to the third anniversary of the Issue Date, holders of Notes will be entitled to a “make-whole” premium payment in cash equal to the Applicable Premium amount as described under “— Optional Redemption.”
In the case of any optional conversion, ION will provide not less than 45 nor more than 50 scheduled trading days’ notice before the conversion date to the Trustee, the paying agent and each holder of notes, and the conversion price will be equal to 100% of the principal amount of the notes to be converted, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed). The redemption date must be a business day and may not fall after the scheduled maturity date.
If ION decides to convert fewer than all of the outstanding notes, the Trustee will select the notes to be converted (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate, in each case, with respect to global notes, in accordance with and subject to applicable DTC procedures or requirements.
Conversion Procedures
If a holder of a New Second Lien Convertible Note holds a beneficial interest in a Global Note, to convert, such holder must comply with DTC’s procedures for converting a beneficial interest in a Global

Note and, if required, pay funds equal to interest payable on the next interest payment date to which such holder is not entitled. As such, a beneficial owner of the Notes must allow for sufficient time to comply with DTC’s procedures if such holder wishes to exercise its conversion rights.
Holders of certificated Notes must convert by doing the following:
•
complete and manually sign the conversion notice on the back of the New Second Lien Convertible Note, or a facsimile of the conversion notice;

•
deliver the conversion notice, which is irrevocable, and the New Second Lien Convertible Note to the conversion agent;

•
if required, furnish appropriate endorsements and transfer documents; and

•
if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

Ion shall pay any documentary, stamp, or similar issue or transfer tax on the issuance of any shares of Ion’s common stock upon conversion of the Notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder must pay the tax.
The date holders comply with the relevant procedures for conversion described above is referred to as of the “conversion date.”
Settlement upon Conversion
Upon conversion, ION may choose to pay or deliver, as the case may be, either cash (“cash settlement”), shares of its common stock (“physical settlement”) or a combination of cash and shares of its common stock (“combination settlement”), as described below. Each of these settlement methods is referred to as a “settlement method.”
All conversions for which the relevant conversion date occurs on or after September 15, 2025, and all conversions for which the relevant conversion date occurs after ION’s issuance of a notice of redemption with respect to the Notes and prior to the related redemption date, will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs after ION’s issuance of a notice of redemption with respect to the Notes, and any conversions for which the relevant conversion date occurs on or after September 15, 2025, ION will use the same settlement method for all conversions with the same conversion date, but ION will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, ION may choose for notes converted on one conversion date to settle conversions through physical settlement, and choose for Notes converted on another conversion date to settle conversions through cash settlement or combination settlement.
If ION elects a settlement method, ION will inform holders so converting in writing through the conversion agent of the settlement method ION has elected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs (i) after the date of issuance of a notice of redemption as described under “— Optional Redemption” and prior to the related redemption date, in such notice of redemption or (ii) on or after September 15, 2025, no later than September 15, 2025). If ION does not timely elect a settlement method, it will no longer have the right to elect cash settlement or physical settlement and ION will be deemed to have elected combination settlement in respect of ION’s conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of Notes will be equal to $1,000. If ION elects combination settlement, but ION does not timely notify converting holders of the specified dollar amount per $1,000 principal amount of Notes, such specified dollar amount will be deemed to be $1,000. It is ION’s current intent and policy to settle conversions through combination settlement with a specified dollar amount of $1,000.
Settlement amounts will be computed by us as follows:
•
if ION elects physical settlement, ION will deliver to the converting holder in respect of each $1,000 principal amount of Notes being converted a number of shares of common stock equal to the conversion rate (plus cash in lieu of any fractional share of our common stock issuable upon conversion) ;

•
if ION elects cash settlement, ION will pay to the converting holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 30 consecutive trading days during the related observation period; and

•
if ION elects (or is deemed to have elected) combination settlement, ION will pay or deliver, as the case may be, to the converting holder of each $1,000 principal amount of Notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 30 consecutive trading days during the relevant observation period (plus cash in lieu of any fractional share of our common stock issuable upon conversion).

The “daily settlement amount” for each of the 30 consecutive trading days during the observation period shall consist of:
•
cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified (or deemed specified) in the notice specifying ION’s chosen settlement method (the “specified dollar amount”), divided by 30 (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and

•
if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for each of the 30 consecutive trading days during the observation period, l/30th of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.
The “daily VWAP” means, for each of the 30 consecutive trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “IO <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
The “observation period” with respect to any Notes surrendered for conversion means:
•
if the relevant conversion date occurs prior to September 15, 2025 and ION has not issued a notice of redemption with respect to the notes as described under “— Optional Redemption” above, the 30 consecutive trading days beginning on, and including, the second trading day immediately succeeding such conversion date;

•
if the relevant conversion date occurs on or after September 15, 2025 and ION has not issued a notice of redemption with respect to the notes on or after December 15, 2023 as described under “— Optional Redemption — Redemption,” the 30 consecutive trading days beginning on, and including, the 32nd scheduled trading day immediately preceding the maturity date; and

•
if the relevant conversion date occurs on or after the date of ION’s issuance of a notice of redemption with respect to the notes as described under “— Optional Redemption” above and prior to the relevant redemption date (even if the relevant conversion date occurs on or after September 15, 2025), the 30 consecutive trading days beginning on, and including, the 32nd scheduled trading day immediately preceding such redemption date.

With respect to any Notes that are converted after the date of ION’s issuance of a notice of redemption as described under “— Optional Redemption” and prior to the close of business on the scheduled trading day immediately preceding the redemption date, in addition to the payment or delivery of the consideration due in respect of conversion as described above, ION will pay or deliver, as the case may be, the Applicable Premium under the Notes Indenture in cash, shares of ION’s common stock or a combination of cash and shares of ION’s common stock as specified in its notice of redemption as described under “— Optional Redemption” above.

For the purposes of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in ION’s common stock generally occurs on the NYSE or, if ION’s common stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which ION’s common stock is then listed or, if ION’s common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which ION’s common stock is then listed or admitted for trading. If ION’s common stock is not so listed or admitted for trading, “trading day” means a “business day.”
“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which ION’s common stock is listed or admitted for trading. If ION’s common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”
For the purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which ION’s common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for ION’s common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in ION’s common stock or in any options contracts or futures contracts relating to ION’s common stock.
Except as described under “— Increase in Conversion Rate upon Conversion upon a Make-Whole Change of Control” and “— Recapitalizations, Reclassifications and Changes of ION’s Common Stock,” ION will pay or deliver, as the case may be, the consideration due upon conversion (including any Applicable Premium in connection with such conversion) to converting holders on the third business day immediately following the relevant conversion date, if ION elects physical settlement, or on the second business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.
ION will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).
Each conversion will be deemed to have been effected as to any Notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of ION’s common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).
Conversion Rate Adjustments
The conversion rate will be adjusted as described below, except that ION will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of ION’s common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.
(1)
If ION exclusively issues shares of its common stock as a dividend or distribution on shares of ION’s common stock, or if ION effects a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =
the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0 =
the number of shares of ION’s common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, before giving effect to such dividend, distribution, share split, or share combination; and

OS1 =
the number of shares of ION’s common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date ION’s board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
(2)
If, other than with respect to the subscription Rights Offering consummated on or prior to April 15, 2021 (which subscription rights are already taken into account in the initial conversion rate), if any, ION issues to all or substantially all holders of its common stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of ION’s common stock at a price per share that is less than the average of the last reported sale prices of ION’s common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 =
the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0 =
the number of shares of ION’s common stock outstanding immediately prior to the open of business on such ex-dividend date;

X =
the total number of shares of ION’s common stock issuable pursuant to such rights, options or warrants; and

Y =
the number of shares of ION’s common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of ION’s common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.
For the purpose of this clause (2) and for the purpose of the first bullet point under “— Notice of Specified Corporate Events — Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by ION’s board of directors or a committee thereof.
(3)
If, other than with respect to the subscription Rights Offering consummated on or prior to April 15, 2021, if any, ION distributes shares of its capital stock, evidences of its indebtedness, other assets or property of its or rights, options or warrants to acquire its capital stock or other securities, to all or substantially all holders of ION’s common stock, excluding:

•
dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

•
dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply; and

•
spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:
where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 =
the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 =
the average of the last reported sale prices of ION’s common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =
           the fair market value (as determined by ION’s board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of ION’s common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of ION’s common stock, the amount and kind of ION’s capital stock, evidences of ION’s indebtedness, other assets or property of ION’s or rights, options or warrants to acquire ION’s capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on ION’s common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which ION refers to as a “spin-off,” the conversion rate will be increased based on the following formula:
where,
CR0 =
the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1 =
the conversion rate in effect immediately after the end of the valuation period;

FMV0 =
           the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of ION’s common stock applicable to one share of ION’s common stock (determined by reference to the definition of last reported sale price set forth under “— Conversion upon Satisfaction of Sale Price Condition” as if references therein to ION’s common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 =
the average of the last reported sale prices of ION’s common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur at 5:00 p.m. New York City time on the last trading day of the valuation period; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “ 10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such trading day in determining the conversion rate as of such trading day. In addition, if the ex-dividend date for such Spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the last trading day of such observation period.
(4)
If any cash dividend or distribution is made to all or substantially all holders of ION’s common stock, the conversion rate will be increased based on the following formula:

where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 =
the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 =
the last reported sale price of ION’s common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C =
the amount in cash per share ION distributes to all or substantially all holders of ION’s common stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date ION’s board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of ION’s common stock, the amount of cash that such holder would have received if such holder owned a number of shares of ION’s common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.
(5)
If ION or any of its subsidiaries make a payment in respect of a tender or exchange offer for ION’s common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of ION’s common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

where,
CR0 =
the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1 =
the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC =
the aggregate value of all cash and any other consideration (as determined by ION’s board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 =
the number of shares of ION’s common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =
the number of shares of ION’s common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =
the average of the last reported sale prices of ION’s common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such trading day in determining the conversion rate as of such trading day. In addition, if the trading day next succeeding the date such tender or exchange offer expires is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, the last trading day of such observation period.
Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of ION’s common stock as of the related conversion date as described under “— Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of ION’s common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
Except as stated herein, ION will not adjust the conversion rate for the issuance of shares of its common stock or any securities convertible into or exchangeable for shares of ION’s common stock or the right to purchase shares of ION’s common stock or such convertible or exchangeable securities.
As used in this section, “ex-dividend date” means the first date on which the shares of ION’s common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of ION’s common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of ION’s common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of ION’s common stock (or other applicable security) have the right to receive any cash, securities or other property or in which ION’s common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of ION’s common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by ION’s board of directors or a duly authorized committee thereof, statute, contract or otherwise).
ION is permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if its board of directors or a committee thereof determines that such increase would be in ION’s best interest. ION may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of its common stock or rights to purchase shares of its common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
A holder may, in some circumstances, including a distribution of cash dividends to holders of its shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain U.S. Federal Income Tax Considerations.”
If ION has a rights plan in effect upon conversion of the notes into common stock, a holder of Notes will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if ION distributed to all or substantially all holders of ION’s common stock, shares of ION’s capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
Notwithstanding any of the foregoing, the conversion rate will not be adjusted:
•
upon the issuance of any shares of ION’s common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on ION’s securities and the investment of additional optional amounts in shares of ION’s common stock under any plan;

•
upon the issuance of any shares of ION’s common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by ION or any of its subsidiaries;

•
upon the issuance of any shares of ION’s common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•
solely for a change in the par value of the common stock;

•
for the subscription Rights Offering consummated on or prior to April 15, 2021, if any; or

•
for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.
Recapitalizations, Reclassifications and Changes of ION’s Common Stock
In the case of:
•
any recapitalization, reclassification or change of ION’s common stock (other than changes resulting from a subdivision or combination),

•
any consolidation, merger or combination involving us,

•
any sale, lease or other transfer to a third party of the consolidated assets of ION and its subsidiaries substantially as an entirety, or

•
any statutory share exchange,

in each case, as a result of which ION’s common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. However, at and after the effective time of the transaction, (i) ION will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “— Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “— Settlement upon Conversion” will continue to be payable in cash, (y) any shares of ION’s common stock that it would have been required to deliver upon conversion of the notes as set forth under “— Settlement upon Conversion” (including, if applicable, any shares deliverable in connection with any Applicable Premium) above or in connection with any delivery of shares of ION’s common stock in respect of any Applicable Premium deliverable upon redemption as set forth under “— Optional Redemption —” above will instead be deliverable in the amount and type of reference property that a holder of that number of shares of ION’s common stock would have received in such transaction; and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of ION’s common stock would have received in such transaction. If the transaction causes ION’s common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of ION’s common stock that affirmatively make such an election or (ii) if no holders of ION’s common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of ION’s common stock. If the holders of ION’s common stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under “— Increase in Conversion Rate upon Conversion upon a Make-Whole Change of Control”), multiplied by the price paid per share of common stock in such transaction and (ii) ION will satisfy its conversion obligation by paying cash to converting holders on the third business day immediately following the conversion date. ION will notify holders, the Trustee and the conversion agent (if other than the Trustee) of the weighted average as soon as practicable after such determination is made.
The supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “— Conversion Rate Adjustments” above. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require ION to repurchase their notes upon a Change of Control as described under “— Repurchase at the Option of Holders” below, as the board of directors reasonably considers necessary by reason of the foregoing. ION will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.
Adjustments of Prices
Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and the “stock price” for purposes of a Make-Whole Change of Control), ION’s board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.
Increase in Conversion Rate upon Conversion upon a Make-Whole Change of Control
If the “effective date” (as defined below) of a Change of Control determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in the final paragraph of the definition thereof, a “Make-Whole Change of Control”) occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such Make-Whole Change of Control, ION will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of Notes will be deemed for these purposes to be “in connection with” such Make-Whole Change of Control if the relevant notice of conversion of the Notes is received by the conversion agent from, and including, the effective date of the Make-Whole Change of Control up to, and including, the business day immediately prior to the related Change of Control purchase date (or, in the case of a Make-Whole Change of Control that would have been a Change of Control but for the proviso in the final paragraph of the definition thereof, the 35th trading day immediately following the effective date of such Make-Whole Change of Control) (such period, the “Make-Whole Change of Control Period”).
Upon surrender of Notes for conversion in connection with a Make-Whole Change of Control, ION will, at ION’s option, satisfy its conversion obligation by physical settlement, cash settlement or combination settlement, based on the conversion rate as increased to reflect the additional shares pursuant to the table set forth below, as described under “— Conversion Rights — Settlement upon Conversion.” However, if the consideration for ION’s common stock in any Make-Whole Change of Control described in clause (1) of the definition of Change of Control is composed entirely of cash, for any conversion of notes following the effective date of such Make-Whole Change of Control, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. ION will notify holders, the Trustee and the conversion agent (if other than the trustee) of the effective date of any Make-Whole Change of Control and issue a press release announcing such effective date no later than five business days after such effective date.
The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the Make-Whole Change of Control occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid (or deemed to be paid) per share of ION’s common stock in the Make-Whole Change of Control. If the holders of ION’s common stock receive in exchange for their common stock only cash in a Make-Whole Change of Control described in clause (1) of the definition of Change of Control, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of ION’s common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the Make-Whole Change of Control.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under “— Conversion Rate Adjustments.”
The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:
Effective Date	$2.57	$3.00	$3.50	$5.00	$7.50	$10.00	$20.00	$30.00
Issue Date	55.7743	39.4400	32.9743	22.2040	13.8307	9.6450	3.3645	1.2740
One Year Anniversary of Issue Date	55.7743	18.7033	14.7971	9.9820	6.2373	4.3650	1.5575	0.6213
1 1∕2 Year Anniversary of Issue Date	55.7743	7.8122	0	0	0	0	0	0
The exact stock prices and effective dates may not be set forth in the table above, in which case:
•
If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•
If the stock price is greater than          per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•
If the stock price is less than          per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed          shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

ION’s obligation to increase the conversion rate for notes converted in connection with a Make-Whole Change of Control could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
Repurchase at the Option of Holders
Change of Control
If a Change of Control occurs, each holder of Notes will have the right to require ION to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Notes Indenture. In the Change of Control Offer, ION will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the date of purchase (the “Change of Control Purchase Date”), subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within ten days following any Change of Control, ION will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Notes Indenture and described in such notice. ION will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes Indenture, ION will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Notes Indenture by virtue of such compliance.
Promptly following the expiration of the Change of Control Offer, ION will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, ION will, on the Change of Control Purchase Date:
(1)
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(2)
deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by ION.

The paying agent will promptly remit to each holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each holder a New Second Lien Convertible Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. ION will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.
The provisions described above that require ION to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Notes Indenture are applicable. Except as described above with respect to a Change of Control, the Notes Indenture does not contain provisions that permit the holders of the Notes to require that ION repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
ION will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Notes Indenture applicable to a Change of Control Offer made by ION and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption has been given pursuant to the Notes Indenture as described above under the caption “— Optional Redemption” and all conditions precedent to such redemption have been satisfied or waived, unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control, ION has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer. Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of ION and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require ION to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of ION and its Subsidiaries taken as a whole to another Person or group may be uncertain.
In the event that holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and ION (or any third party making such Change of Control Offer or Alternate Offer in lieu of ION as described above) purchases all of the Notes held by such holders, ION will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
Asset Sales
ION will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)
ION or any of its Restricted Subsidiaries (as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)
at least 85% of the consideration received in the Asset Sale by ION or such Restricted Subsidiaries (measured as of the date of the definitive agreement with respect to such Asset Sale) and all other Asset Sales since the Issue Date is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)
any liabilities, as shown on ION’s most recent consolidated balance sheet, of ION or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are forgiven or assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases ION or such Restricted Subsidiary or indemnifies against further liability;

(b)
any securities, notes or other obligations received by ION or any such Restricted Subsidiary from such transferee that are, within 90 days after the Asset Sale, converted by ION or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(c)
any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant;

(d)
accounts receivable of a business retained by ION or any of its Restricted Subsidiaries, as the case may be, following the sale of such business, provided that such accounts receivable do not have a payment date greater than 90 days from the date of the invoices creating such accounts receivable and are not past due; and

(e)
Indebtedness (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or a Note Guarantee) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale; provided that ION and each other Restricted Subsidiary are released from any Guarantee of such Indebtedness in connection with such Asset Sale;

provided that in the case of any Asset Sale pursuant to a condemnation, appropriation or similar taking, including by deed in lieu of condemnation, such Asset Sale shall not be required to satisfy the requirements of items (1) and (2) above. Notwithstanding the preceding, the 85% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portions of the consideration received therefrom, determined in accordance with the preceding provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 84% limitation.
Within 180 days after the receipt of any Net Proceeds from an Asset Sale, other than a Sale of Collateral, ION or one or more of its Restricted Subsidiaries may at its option apply cash in an amount equal to the amount of such Net Proceeds to any combination of the following:
(1)
to repay (or cash collateralize) Priority Lien Obligations and, to the extent required by the documents governing such Indebtedness, Indebtedness permitted to be incurred pursuant to clause (4) of the second paragraph under the caption described below “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that such Indebtedness was incurred for the purpose of financing all or part of the purchase price or cost of the design, construction, installation or improvement of such assets;

(2)
to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of ION;

(3)
to make capital expenditures in the Permitted Business, including investments in multi-client data libraries; or

(4)
to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

The requirement of clause (2) or (4) of the immediately preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment referred to therein is entered into by ION or any of its Restricted Subsidiaries with a Person other than an Affiliate of ION within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within 180 days following the date such agreement is entered into. Pending the final application of any Net Proceeds, ION (or any Restricted Subsidiary) may invest the Net Proceeds in any manner that is not prohibited by the Notes Indenture.
Within 180 days after the receipt of any Net Proceeds from an Asset Sale that constitutes a Sale of Collateral, ION (or the Restricted Subsidiary that owned those assets, as the case may be) may at its option apply cash in an amount equal to the amount of such Net Proceeds to any combination of the following: (1) to purchase or invest in other long-term assets that would constitute Collateral; (2) to repay (or cash collateralize) Priority Lien Obligations or (3) to make capital expenditures in the Permitted Business, including investments in multi-client data libraries in each case, comprising Collateral; provided, however, that the aggregate amount of Net Proceeds that may be applied or invested pursuant to clauses (1) through (3) above shall not exceed $25.0 million in the aggregate during any fiscal year.
All of the Net Proceeds from an Asset Sale that constitutes a Sale of Collateral shall be deposited directly into the Collateral Account; provided, that the Company and the Restricted Subsidiaries will not be required to cause any Net Proceeds to be held in the Collateral Account except to the extent the aggregate amount of Net Proceeds from all Asset Sales that constitute a Sale of Collateral which are not held in the Collateral Account exceeds $25.0 million in the aggregate during any fiscal year. Any Net Proceeds from an Asset Sale that are not applied or invested as provided in within the time periods set forth in the preceding paragraphs, will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds

$1.0 million, , ION may (and when Excess Proceeds exceeds $10.0 million, within five days thereof, shall), to the extent permitted by the Intercreditor Agreement, make an offer (an “Asset Sale Offer”) to all holders of Notes and all holders of Parity Lien Obligations containing provisions similar to those set forth in the Notes Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of Notes and such other Parity Lien Obligations (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer (or expiration of the offer if no holder accepts), ION may use those Excess Proceeds for any purpose not otherwise prohibited by the Notes Indenture. If the aggregate principal amount of Notes and other Parity Lien Obligations tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other Parity Lien Obligations to be purchased on a pro rata basis (except that any Notes represented by a New Second Lien Convertible Note in global form will be selected by such method as DTC or its nominee or successor may require or, a method that most nearly approximates pro rata selection unless otherwise required by law), based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by ION so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof will be purchased). Upon completion of each Asset Sale Offer (or expiration of the offer if no holder accepts), the amount of Excess Proceeds will be reset at zero.
ION will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes Indenture, ION will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Asset Sale provisions of the Notes Indenture by virtue of such compliance.
The agreements governing ION’s other Indebtedness (including the Credit Agreement) contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the Notes. The exercise by the holders of Notes of their right to require ION to repurchase the Notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on ION. In the event a Change of Control or Asset Sale occurs at a time when ION is prohibited from purchasing Notes, ION could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If ION does not obtain a consent or repay those borrowings, ION will remain prohibited from purchasing Notes. In that case, ION’s failure to purchase tendered Notes would constitute an Event of Default under the Notes Indenture which could, in turn, constitute a default under the other indebtedness. Finally, ION’s ability to pay cash to the holders of Notes upon a repurchase may be limited by ION’s then existing financial resources. See “Risk Factors — Risks Related to the Notes.”
Selection and Notice
If less than all of the Notes are to be redeemed at any time, ION will select Notes for redemption on a pro rata basis, or, in the case of Notes issued in global form as discussed below under the caption “— Book-Entry, Delivery and Form,” based on a method as DTC may require unless otherwise required by law or applicable stock exchange or depositary requirements.
Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such holder shall be redeemed or purchased. Notices of redemption will be delivered at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Notes Indenture. Notice of any redemption, including, without limitation, upon an Equity Offering, may, at ION’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.
If any New Second Lien Convertible Note is to be redeemed in part only, the notice of redemption that relates to that New Second Lien Convertible Note will state the portion of the principal amount of that New Second Lien Convertible Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.
Certain Covenants
Changes in Covenants When Notes Rated Investment Grade
If on any date following the date of the Notes Indenture:
(1)
the Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of ION, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act selected by ION as a replacement agency) (“Investment Grade”); and

(2)
no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this Offer to Exchange will be suspended:
(1)
“— Repurchase at the Option of Holders — Asset Sales;” provided that those provisions relating to the Sale of Collateral and the application of the proceeds therefrom will remain in full force and effect and will not be suspended;

(2)
“— Restricted Payments;”

(3)
“— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(4)
“— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

(5)
“— Designation of Restricted and Unrestricted Subsidiaries;”

(6)
“— Transactions with Affiliates;” and

(7)
clause (4)(a) of the covenant described below under the caption “— Merger, Consolidation or Sale of Assets.”

During any period that the foregoing covenants have been suspended, ION’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption “— Designation of Restricted and Unrestricted Subsidiaries” or the second paragraph of the definition of “Unrestricted Subsidiary.”
Notwithstanding the foregoing, if on any subsequent date, the Notes cease to maintain ratings of at least Baa3 and BBB- from Moody’s and S&P, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of the Notes Indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.
The Trustee will not be responsible or liable for monitoring the ratings of the Notes or otherwise confirming whether any covenants are suspended or reinstituted pursuant to the above.

ION will provide written notice to the Trustee, the Collateral Agent and the holders of the Notes upon the suspension of any covenants or the reinstitution of the covenants pursuant to the above.
There can be no assurance that the Notes will ever achieve an Investment Grade rating or that any such rating will be maintained.
Restricted Payments
ION will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)
declare or pay any dividend or make any other payment or distribution on account of ION’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving ION or any of its Restricted Subsidiaries) or to the direct or indirect holders of ION’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of ION and other than dividends or distributions payable to ION or a Restricted Subsidiary of ION);

(2)
purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving ION) any Equity Interests of ION or any direct or indirect parent of ION;

(3)
make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of ION or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among ION and any of its Restricted Subsidiaries) (excluding (A) the purchase, redemption, defeasance, repurchase or other acquisition or retirement for value of such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement for value and (B) a payment of interest or principal at the Stated Maturity thereof); or

(4)
make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(a)
no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b)
ION would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(c)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by ION and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2) through (14) of the next succeeding paragraph), is less than the sum, without duplication, of:

(1)
50% of the Consolidated Net Income of ION for the period (taken as one accounting period) from the quarter preceding the Issue Date to the last day of ION’s last fiscal quarter ending prior to the Restricted Payment for which internal financial statements are in existence at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2)
100% of the aggregate net cash proceeds and the Fair Market Value of any Capital Stock of Persons engaged in a Permitted Business or any other assets that are used or useful in a

Permitted Business in each case received by ION after the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of ION (other than Disqualified Stock); plus
(3)
(a) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash (other than to ION or any of its Restricted Subsidiaries) or otherwise cancelled, liquidated or repaid for cash, the cash return of capital to ION or any of its Restricted Subsidiaries with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less the out-of-pocket cost of any such disposition, if any) and (b) the net reduction in Restricted Investments resulting from repayments of loans or advances or other transfers of assets in each case to ION or any Restricted Subsidiary from any Person (including without limitation, Unrestricted Subsidiaries) and any dividends received in cash by ION or a Restricted Subsidiary of ION from an Unrestricted Subsidiary of ION (to the extent that such dividends were not otherwise included in the Consolidated Net Income of ION for such period); plus

(4)
the amount by which Indebtedness of ION or its Restricted Subsidiaries is reduced on ION’s balance sheet upon the conversion or exchange (other than by a Subsidiary of ION) subsequent to the Issue Date of any such Indebtedness of ION or its Restricted Subsidiaries into or for Equity Interests (other than Disqualified Stock) of ION (less the amount of any cash, or the Fair market Value of any other property (other than such Equity Interests), distributed by ION upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from ION or any Subsidiary), together with the net proceeds, if any, received by ION or any of its Restricted Subsidiaries upon such conversion or exchange; plus

(5)
to the extent that any Unrestricted Subsidiary of ION designated as such after the Issue Date is redesignated as a Restricted Subsidiary pursuant to the terms of the Notes Indenture or is merged or consolidated with or into, or transfers or otherwise disposes of all or substantially all of its properties or assets to or is liquidated into, ION or a Restricted Subsidiary, the Fair Market Value of ION’s Restricted Investment in such Subsidiary (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation.

The preceding provisions will not prohibit:
(1)
the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Notes Indenture;

(2)
the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of ION) of, Equity Interests of ION (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to ION; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (c)(2) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the “Optional Redemption” provisions of the Notes Indenture;

(3)
the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of ION to the holders of its Equity Interests on a pro rata basis or on a basis more favorable to ION or a Restricted Subsidiary;

(4)
the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of ION or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)
so long as no Default (other than a Reporting Default) or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of ION or any Restricted Subsidiary of ION held by any current or former officer, director or employee of ION or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve-month period; provided, further, that ION may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, up to $1.0 million of unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:
(a)
the cash proceeds from the sale of Equity Interests of ION and, to the extent contributed to ION as common equity capital, the cash proceeds from the sale of Equity Interests of any of ION’s direct or indirect parent companies, in each case to members of management, directors or consultants of ION, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the date of the Notes Indenture to the extent the cash proceeds from the sale of Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to clause (c)(2) of the preceding paragraph or clause (2) of this paragraph or to an optional redemption of Notes pursuant to the “Optional Redemption” provisions of the Notes Indenture; plus

(b)
the cash proceeds of key man life insurance policies received by ION or its Restricted Subsidiaries after the date of the Notes Indenture; and

in addition, cancellation of Indebtedness owing to ION from any current or former officer, director or employee (or any permitted transferees thereof) of ION or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of ION from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Notes Indenture;
(6)
the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire Equity Interests;

(7)
so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of ION, or any preferred stock of any Restricted Subsidiary of ION issued on or after the date of the Notes Indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;

(8)
payments of cash, dividends, distributions, advances or other Restricted Payments by ION or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(9)
repurchases of Indebtedness that is subordinated in right of payment to the Notes or a Note Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated Indebtedness in the event of an Asset Sale, in each case plus accrued and unpaid interest thereon, in connection with any Change of Control Offer or Asset Sale Offer required by the terms of such Indebtedness, but only if:

(a)
in the case of a Change of Control, ION has first complied with and fully satisfied its obligations under the provisions described under “— Repurchase at the Option of Holders — Change of Control”; or

(b)
in the case of an Asset Sale, ION has complied with and fully satisfied its obligations in accordance with the covenant described under the caption, “— Repurchase at the Option of Holders — Asset Sales”;

(10)
[Intentionally Omitted];

(11)
[Intentionally Omitted];

(12)
declaration and payment of distributions effecting “poison pill” rights plans provided that any securities or rights so distributed have a nominal fair market value at the time of declaration;

(13)
so long as no Default (other than a Reporting Default) or Event of Default shall have occurred and be continuing or would be caused thereby, (i) Restricted Investments (other than an Investment in an Unrestricted Subsidiary) in an aggregate amount not to exceed $5.0 million at any one time outstanding and (ii) other Restricted Payments in an aggregate amount not to exceed $1.0 million, in the case of clause (i) hereof, after giving effect to any dividends, interest payments, return of capital and subsequent reduction in the amount of any Investments made pursuant to this clause as a result of the repayment or other disposition thereof, in an amount not to exceed the amount of such Investments previously made pursuant to in this clause; provided, however, that if this clause (13) is used to make an Investment in any Person that is not a Restricted Subsidiary of ION at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of ION after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) of the definition of “Permitted Investments” and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary; and

(14)
the repurchase, redemption, defeasance or other acquisition or retirement for value of the Legacy Notes on the date of the Notes Indenture in connection with the Exchange Offer or any time thereafter.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by ION or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts in excess of $25.0 million, by the Board of Directors of ION whose resolution with respect thereto will be delivered to the Trustee.
For purposes of this covenant, a contribution, sale or incurrence will be deemed to be “substantially concurrent” if effected within 120 days before or after such contribution, sale or incurrence, as the case may be.
For purposes of determining compliance with this “Restricted Payments” covenant, (x) in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (14), or as a Permitted Investment or is entitled to be made pursuant to the first paragraph above, ION will be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant.
Incurrence of Indebtedness and Issuance of Preferred Stock
ION will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and ION will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that ION may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for ION’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
(1)
the incurrence by ION and any Guarantor of additional Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of ION and any Guarantor thereunder) not to exceed $75.0 million, less (x) the amount of Indebtedness incurred by Foreign Subsidiaries outstanding under clause (21) below and (y) the amount of Indebtedness outstanding under clause (19) below except to the extent subject to a lien permitted by Item (25) of the definition of “Permitted Lien,” and (z) the amount of Indebtedness outstanding under clause (20) below;

(2)
the incurrence by ION and its Restricted Subsidiaries of the Existing Indebtedness;

(3)
the incurrence by ION and the Guarantors of Indebtedness represented by (a) the Notes and the related Note Guarantees to be issued on the date of the Notes Indenture (or to be issued in connection with the Rights Offering), and (b) any Additional Notes and related Note Guarantees, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (3) provided that the aggregate outstanding principal amount, at any time under clause (b) of this clause (3), shall not exceed an amount equal to $50.0 million, less the aggregate principal amount of any Notes issued in the Rights Offering; and provided, further, that 50% of proceeds raised in excess of $35 million from the Rights Offering and any Additional Notes shall be used to make an offer to repurchase Notes at 100% of the aggregate principal amount thereof;

(4)
the incurrence by ION or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations (other than Deemed Capitalized Leases), mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of ION or any of its Restricted Subsidiaries (whether through (a) the direct purchase of such assets or (b) the purchase of the Capital Stock of a Person owning such assets (but no other material assets) the result of which is that such Person becomes a Subsidiary of ION or another Restricted Subsidiary) and related financing costs, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $15.0 million at any time outstanding, and in each case at arms-length and on market terms (as determined by an Officer of ION in such Officer’s reasonable discretion);

(5)
the incurrence by ION or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Notes Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (12) of this paragraph;

(6)
the incurrence by ION or any of its Restricted Subsidiaries of intercompany Indebtedness between or among ION and any of its Restricted Subsidiaries; provided, however, that:

(a)
if ION or any Guarantor is the obligor on such Indebtedness and the payee is not ION or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of ION, or the Note Guarantee, in the case of a Guarantor; and

(b)
(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than ION or a Restricted Subsidiary of ION and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either ION or a Restricted Subsidiary of ION, will be deemed, in each case, to constitute an incurrence of such Indebtedness by ION or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7)
the issuance by any of ION’s Restricted Subsidiaries to ION or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)
any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than ION or a Restricted Subsidiary of ION; and

(b)
any sale or other transfer of any such preferred stock to a Person that is not either ION or a Restricted Subsidiary of ION,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);
(8)
the incurrence by ION or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business to protect ION and its Restricted Subsidiaries against bona fide risk arising out of fluctuation in interest rates, currency exchange rates or commodity prices and not for speculative purposes;

(9)
the guarantee by ION or any of the Guarantors of Indebtedness of ION or a Restricted Subsidiary of ION (excluding the guarantee of Indebtedness incurred by a Foreign Subsidiary under clause (21)) and the guarantee by any Foreign Subsidiary of Indebtedness of another Foreign Subsidiary, in each case, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Note Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)
the incurrence by ION or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations and bankers’ acceptances in the ordinary course of business;

(11)
the incurrence by ION or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12)
the incurrence by ION or any of the Restricted Subsidiaries of Permitted Acquisition Indebtedness;

(13)
the incurrence by ION or any of its Restricted Subsidiaries of Indebtedness arising from agreements of ION or any Restricted Subsidiary of ION providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Subsidiary in a transaction permitted by the Notes Indenture, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(14)
the incurrence by ION or any Restricted Subsidiary of Indebtedness provided that sufficient net proceeds thereof are promptly deposited to defease or satisfy all of the Notes as described below under “— Legal Defeasance and Covenant Defeasance” or “— Satisfaction and Discharge”;

(15)
the incurrence by ION or its Restricted Subsidiaries of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of ION and the Restricted Subsidiaries;

(16)
intercompany Indebtedness between or among ION and any of its Restricted Subsidiaries incurred in the ordinary course of business in connection with cash pooling or other cash management arrangements;

(17)
the incurrence by ION or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety, appeal, reimbursement and similar bonds issued for the account of ION and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of ION or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for borrowed money);
(18)
[Intentionally Omitted]; and

(19)
letters of credit and/or bank guarantees issued in the ordinary course of business by a financial institution other than a lender or Affiliate of a lender under the Credit Agreement if ION has reasonably determined that neither such lender or Affiliate is able to issue such letter of credit or bank guaranty, up to a maximum total for all such letters of credit at any one time outstanding of the lesser of (x) $10.0 million and (y) the difference between $85.0 million and the amount incurred and outstanding under clauses (1) and (19) of this covenant;

(20)
the incurrence by ION or any of its Restricted Subsidiaries of additional Indebtedness (excluding Parity Lien Debt and Indebtedness of the type described in clause (3) above) or the issuance by ION of additional Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (20), not to exceed of the lesser of (x) $25.0 million and (y) the difference between $75.0 million and the amount incurred and outstanding under clauses (1) and (20) of this covenant;

(21)
the incurrence of Indebtedness by Foreign Subsidiaries in an aggregate principal amount not to exceed $25.0 million; and

(22)
the incurrence of Parity Lien Debt or Indebtedness secured on a junior priority basis to the Notes, in an aggregate principal amount outstanding equal to the amount of Notes redeemed on or prior to the date of such incurrence.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (22) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, ION will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Notes Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of ION as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that ION or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
The amount of any Indebtedness outstanding as of any date will be:
(1)
the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)
the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)
in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)
the Fair Market Value of such assets at the date of determination; and

(b)
the amount of the Indebtedness of the other Person.

Liens
ION will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.
Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
ION will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)
pay dividends or make any other distributions on its Capital Stock to ION or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to ION or any of its Restricted Subsidiaries; provided that the priority that any series of preferred stock of a Restricted Subsidiary has in receiving dividends, distributions or liquidating distributions before dividends, distributions or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this covenant;

(2)
make loans or advances to ION or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to ION or any of its Restricted Subsidiaries to other Indebtedness incurred by ION or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(3)
sell, lease or transfer any of its properties or assets to ION or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
(1)
agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the Notes Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Notes Indenture;

(2)
the Notes Indenture, the Notes, the Note Guarantees and the Security Documents;

(3)
agreements governing other Indebtedness permitted to be incurred by ION or any Guarantor under the provisions of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained therein are not, in the reasonable good faith judgment of the Chief Executive Officer and the Chief Financial Officer of ION, materially more restrictive, taken as a whole, than those contained in the Notes Indenture, the Notes and the Note Guarantees;

(4)
applicable law, rule, regulation or order;

(5)
any instrument governing Indebtedness or Capital Stock of a Person acquired by ION or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets or Subsidiaries of the Person, so acquired (plus improvements and accessions to, such property or proceeds or distributions thereof) and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of ION, no more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided, further, that in the case of Indebtedness, such Indebtedness was permitted by the terms of the Notes Indenture to be incurred;
(6)
customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(7)
purchase money obligations and mortgage financings for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8)
any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)
Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)
Liens permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)
provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of ION’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12)
restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13)
any agreement or instrument relating to any property or assets acquired after the date of the Notes Indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired (plus improvements and accessions to, such property or proceeds or distributions thereof) and is not and was not created in anticipation of such acquisition; and

(14)
existing under, by reason of or with respect to provisions with respect to any Indebtedness incurred by a Restricted Subsidiary in compliance with the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” or any agreement pursuant to which such Indebtedness is issued, if the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined by the Board of Directors of ION) and the Board of Directors of ION determines that any such encumbrance or restriction will not materially affect ION’s ability to pay interest or principal on the Notes.

Merger, Consolidation or Sale of Assets
ION will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not ION is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of ION and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)
either: (a) ION is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than ION) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the

United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;
(2)
the Person formed by or surviving any such consolidation or merger (if other than ION) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of ION under the Notes, the Notes Indenture and the Security Documents pursuant to supplemental indentures, and such joinders to the Security Documents as may be reasonably necessary;

(3)
immediately after such transaction, no Default or Event of Default exists; and

(4)
ION or the Person formed by or surviving any such consolidation or merger (if other than ION), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio for ION for such four-quarter period.

In addition, ION will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
This “Merger, Consolidation or Sale of Assets” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among ION and its Restricted Subsidiaries or to the merger or consolidation of any Restricted Subsidiary with or into ION or another Restricted Subsidiary. Clauses (3) and (4) of the first paragraph of this covenant will not apply to any merger or consolidation of ION (1) with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating ION in another jurisdiction.
Transactions with Affiliates
ION will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of ION (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $1.0 million, unless:
(1)
the Affiliate Transaction is on terms that are no less favorable to ION or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by ION or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of ION’s Board of Directors, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to ION or the relevant Restricted Subsidiary from a financial point of view; and

(2)
ION delivers to the Trustee:

(a)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant; and

(b)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, a resolution of the Board of Directors of ION set forth in an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliated Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliated Transactions has been approved by a majority of the disinterested members of the Board of Directors of ION.
The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(1)
any employment agreement or arrangement, equity award, equity option or equity appreciation agreement or plan, employee benefit plan, officer or director indemnification agreement, severance agreement or any similar arrangement entered into by ION or any of its Restricted Subsidiaries in the ordinary course of business and payments, awards, grants or issuances pursuant thereto;

(2)
transactions between or among ION and/or its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transactions);

(3)
transactions with a Person (other than an Unrestricted Subsidiary of ION) that is an Affiliate of ION solely because ION owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)
payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of ION or any of its Restricted Subsidiaries;

(5)
any issuance, dividend or distribution of Equity Interests (other than Disqualified Stock) of ION to, or receipt of capital contributions from, Affiliates of ION and the granting of registration rights and other customary rights in connection therewith;

(6)
Permitted Investments and Restricted Payments that do not violate the provisions of the Notes Indenture described above under the caption “— Restricted Payments;”

(7)
payments to an Affiliate in respect of the Notes or any other Indebtedness of ION or any Restricted Subsidiary on the same basis as concurrent payments made or offered to be made in respect thereof to non-Affiliates;

(8)
any transaction in which ION or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal, advisory or investment banking firm of national standing stating that such transaction is fair to ION or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;

(9)
loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

(10)
transactions with Unrestricted Subsidiaries, joint ventures, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of the Notes Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to ION and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by ION or such Restricted Subsidiary with an unrelated person, in the good faith determination of ION’s Board of Directors or any Officer of ION involved in or otherwise familiar with such transaction, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11)
transactions between ION or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that one director of such other Person is also a director of ION or such Restricted Subsidiary, as applicable; provided that such director abstains from voting as a director of ION or such Restricted Subsidiary, as applicable, on any matter involving such other Person;

(12)
the existence of, and the performance of obligations of ION or any of its Restricted Subsidiaries under the terms of, any written agreement to which ION or any of its Restricted Subsidiaries is a party on the date of the Notes Indenture, as these agreements may be amended, modified or supplemented from time to time; provided, however, that any amendment, modification or supplement entered into after the date of the Notes Indenture will be permitted to the extent that its terms are not materially more disadvantageous, taken as a whole, to the holders of the Notes than the terms of the agreements in effect on the date of the Notes Indenture (as conclusively evidenced by a resolution of the Board of Directors of ION);
(13)
transactions entered into by a Person prior to the time such Person becomes a Restricted Subsidiary or is merged or consolidated into ION or a Restricted Subsidiary (provided that such transaction is not entered into in contemplation of such merger or consolidation);

(14)
dividends and distributions to ION and its Restricted Subsidiaries by any Unrestricted Subsidiary or joint venture;

(15)
any transaction where the only consideration paid by ION or Restricted Subsidiary is Equity Interests of ION (other than Disqualified Stock); and

(16)
(a) guarantees by ION or any of its Restricted Subsidiaries of performance of obligations of ION’s Unrestricted Subsidiaries or joint ventures in the ordinary course of business, except for guarantees of Indebtedness of Unrestricted Subsidiaries in respect of borrowed money, and (b) pledges by ION or any Restricted Subsidiary of ION of Equity Interests in Unrestricted Subsidiaries or joint ventures for the benefit of lenders or other creditors of ION’s Unrestricted Subsidiaries or joint ventures, in each case as permitted by the terms of the Notes Indenture.

Additional Note Guarantees
If ION or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than an Immaterial Subsidiary) or any other Restricted Subsidiary guarantees Indebtedness of ION or any Domestic Subsidiary in excess of a De Minimis Guaranteed Amount, then such Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee within 30 Business Days of the date on which it was acquired or created.
Designation of Restricted and Unrestricted Subsidiaries
The Board of Directors of ION may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by ION and its Restricted Subsidiaries in the Subsidiary designated an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “Certain Covenants — Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by ION. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of ION may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default or Event of Default.
Any designation of a Subsidiary of ION as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Restricted Payments.” In the case of any designation by ION of a Person as an Unrestricted Subsidiary on the first day that such Person is a Subsidiary of ION in accordance with the provisions of the Notes Indenture, such designation shall be deemed to have occurred for all purposes of the Notes Indenture simultaneously with, and automatically upon, such Person becoming a Subsidiary. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Notes Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of ION as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” ION will be in default of such covenant. The Board of Directors of ION may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of ION; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of ION of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation; provided, further, that (i) upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, ION shall be deemed to continue to have a permanent Investment in such Subsidiary at the time of redesignation in an amount (if positive) equal to (x) ION’s Investment in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to ION’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Company) at the time of such transfer.
Neither ION nor any Restricted Subsidiary will transfer the ownership of any intellectual property that is material to ION and its Restricted Subsidiaries taken as a whole (“Material Intellectual Property”) to an Unrestricted Subsidiary.
Impairment of Security Interest
Except as permitted by the Intercreditor Agreement, ION will not, and will not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the holders of the Notes, and ION will not, and will not permit any of the Restricted Subsidiaries to, except as permitted under the terms of the Notes Indenture, grant to any Person other than the Collateral Agent, for the benefit of itself, the Trustee and the other Parity Lien Secured Parties and the other beneficiaries described in the Security Documents, any interest whatsoever in any of the Collateral.
After-Acquired Property
Promptly following the acquisition by ION or any Guarantor of any After-Acquired Property, ION or such Guarantor shall promptly execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and Opinions of Counsel as shall be reasonably necessary to vest in the Collateral Agent, for the benefit of the Parity Lien Secured Parties, a perfected second-priority security interest in such After-Acquired Property and to have such After-Acquired Property added to the Collateral and thereupon all provisions of the Notes Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.
Reports
Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, ION will furnish to the holders of Notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:
(1)
all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if ION were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by ION’s certified independent accountants; and

(2)
all current reports that would be required to be filed with the SEC on Form 8-K if ION were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, ION will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods. ION will at all times comply with TIA §314(a).
If, at any time, ION is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, ION will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. ION will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept ION’s filings for any reason, ION will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if ION were required to file those reports with the SEC.
If ION has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of ION and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of ION.
In addition, ION and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Limitation on Layered Indebtedness
Notwithstanding anything in the Notes Indenture to the contrary, ION shall not, and will not permit any Guarantor to incur any Indebtedness (including Permitted Debt) that is contractually subordinated either in right of payment or in respect of the grant or the application of proceeds of Collateral to any other Indebtedness of ION or such Guarantor (including by way of “last out” tranches but excluding the customary waterfall payments among protective advances, swing line advances, advances and Hedging Obligations constituting the same tranche of Priority Lien Debt such as those set forth in Section 11.5 of the Credit Agreement), unless such Indebtedness is also contractually subordinated in right of payment or in respect of the grant and the application of proceeds of Collateral, as the case may be, to the Notes and the applicable Notes Guarantee on substantially identical terms. For the avoidance of doubt, the foregoing shall not prohibit any Permitted Refinancing of the Credit Agreement with other Priority Lien Debt.
Events of Default and Remedies
Each of the following is an “Event of Default”:
(1)
default for 30 days in the payment when due of interest on the Notes;

(2)
default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)
failure by ION or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control,” “— Repurchase at the Option of Holders — Asset Sales,” “Certain Covenants — Restricted Payments,” “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” or “Certain Covenants — Merger, Consolidation or Sale of Assets;”

(4)
(A) failure by ION or any of its Restricted Subsidiaries for 60 days after notice to ION by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Notes Indenture or the Security Documents or (B) failure by ION for 180 days after notice from the Trustee or holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with the provisions described above under the caption “Certain Covenants — Reports”;

(5)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by ION or any of its Restricted Subsidiaries (or the payment of which is guaranteed by ION or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Notes Indenture, if that default:
(a)
is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)
results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; provided, however, if, prior to the acceleration of the Notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid within 10 Business Days commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;
(6)
failure by ION or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

(7)
the occurrence of any of the following:

(a)
except as permitted by the Notes Indenture or any Security Document ceases for any reason to be fully enforceable; provided that it will not be an Event of Default under this clause (7)(a) if the sole result of the failure of one or more security documents to be fully enforceable is that any Parity Lien purported to be granted under such security documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $10.0 million ceases to be an enforceable and perfected second-priority Lien, subject only to Permitted Prior Liens;

(b)
any Parity Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $10.0 million ceases to be an enforceable and perfected second-priority Lien, subject only to Permitted Prior Liens; or

(c)
ION or any other Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of ION or any other Guarantor set forth in or arising under any Security Document;

(8)
except as permitted by the Notes Indenture or any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(9)
certain events of bankruptcy or insolvency described in the Notes Indenture with respect to ION or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to ION, any Restricted Subsidiary of ION that is a Significant Subsidiary or any group of Restricted Subsidiaries of ION that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest.
Subject to the provisions of the Notes Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Notes Indenture at the request or direction of any holders of Notes unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a New Second Lien Convertible Note may pursue any remedy with respect to the Notes Indenture or the Notes unless:
(1)
such holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)
holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)
such holder or holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)
the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)
during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

The holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Notes Indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on the Notes.
ION is required to deliver to the Trustee annually a statement regarding compliance with the Notes Indenture. Upon becoming aware of any Default or Event of Default, ION is required to deliver to the Trustee a statement specifying such Default or Event of Default.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or other owner of Capital Stock of ION or any Guarantor, as such, will have any liability for any obligations of ION or the Guarantors under the Notes, the Notes Indenture, the Note Guarantees, the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a New Second Lien Convertible Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
ION may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:
(1)
the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest on, such Notes when such payments are due from the trust referred to below;

(2)
ION’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trusts, duties, indemnities and immunities of the Trustee under the Notes Indenture, and ION’s and the Guarantors’ obligations in connection therewith; and

(4)
the Legal Defeasance and Covenant Defeasance provisions of the Notes Indenture.

In addition, ION may, at its option and at any time, elect to have the obligations of ION and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Notes Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, all Events of Default described under “— Events of Default and Remedies” (except those relating to payments on the Notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the Notes issued.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)
ION must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and ION must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)
in the case of Legal Defeasance, ION must deliver to the Trustee an Opinion of Counsel confirming that (a) ION has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Notes Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, ION must deliver to the Trustee an Opinion of Counsel confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Notes Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which ION or any of its Restricted Subsidiaries is a party or by which ION or any of its Restricted Subsidiaries is bound;

(6)
ION must deliver to the Trustee an officers’ certificate stating that the deposit was not made by ION with the intent of preferring the holders of Notes over the other creditors of ION with the intent of defeating, hindering, delaying or defrauding any creditors of ION or others; and

(7)
ION must deliver to the Trustee an officers’ certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

The Collateral will be released from the Lien securing the Notes and the other Note Documents, as provided above under the caption “— Intercreditor Agreement — Release of Liens in Respect of Notes,” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.
Amendment, Supplement and Waiver
Except as provided in the next three succeeding paragraphs, the Notes Indenture, the Notes, the Note Guarantees or any other Note Documents may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of such Notes Indenture or such Notes or such Note Guarantees or such other Note Documents may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).
Without the consent of each holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting holder):
(1)
reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2)
reduce the principal of or change the fixed maturity of any New Second Lien Convertible Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes (except those provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3)
reduce the rate of or change the time for payment of interest, including default interest, on any New Second Lien Convertible Note;

(4)
waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)
make any New Second Lien Convertible Note payable in money other than that stated in the Notes;

(6)
make any change in the provisions of the Notes Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, premium on, if any, or interest on, the Notes (other than as permitted by clause (7) below);

(7)
waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);

(8)
release any Guarantor from any of its obligations under its Note Guarantee or the Notes Indenture, except in accordance with the terms of the Notes Indenture; or

(9)
make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the Notes Indenture or any Security Document that has the effect of releasing or subordinating all or substantially all of the Collateral from the Liens securing the Notes or releasing all or substantially all of the Guarantors from their respective Note Guarantees will require the consent of the holders of at least 66 2∕3% in aggregate principal amount of the Notes then outstanding thereunder.

Notwithstanding the preceding, without the consent of any holder of Notes, ION, the Guarantors, the Trustee and the Collateral Agent, if applicable, may amend or supplement the Notes Indenture, the Notes or the Note Guarantees or any Security Document:
(1)
to cure any ambiguity, defect or inconsistency;

(2)
to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)
to provide for the assumption of ION’s or a Guarantor’s obligations to holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of ION’s or such Guarantor’s assets, as applicable;

(4)
to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Notes Indenture of any holder;

(5)
to comply with requirements of the SEC in order to effect or maintain the qualification of the Notes Indenture under the TIA;

(6)
to conform the text of the Notes Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the Notes Indenture, the Notes, the Note Guarantees or the Security Documents, which intent shall be evidenced by an officers’ certificate to that effect;

(7)
to enter into additional or supplemental security documents;

(8)
to make, complete or confirm any grant of Collateral permitted or required by the Notes Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Notes Indenture or any of the Security Documents;

(9)
to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Notes Indenture as of the date of the Notes Indenture;

(10)
to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or

(11)
with respect to the security documents, as described in the second paragraph of “the Intercreditor Agreement — Amendment of Priority Lien Documents and Note Documents” above.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or any of their respective Subsidiaries, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee receives an Officers’ Certificate from the Company that such Notes are so owned will be so disregarded. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and the Trustee shall be entitled to accept and rely upon such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any determination.
Satisfaction and Discharge
The Notes Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder (except as to surviving rights of registration, of transfer or exchange of the Notes and as otherwise specified in the Notes Indenture), when:
(1)
either:

(a)
all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to ION, have been delivered to the Trustee for cancellation; or

(b)
all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and ION or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on the Notes to the date of maturity or redemption;

(2)
in respect of clause (1)(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which ION or any Guarantor is a party or by which ION or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)
ION or any Guarantor has paid or caused to be paid all sums payable by it under the Notes Indenture; and

(4)
ION has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, ION must deliver an officers’ certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
The Collateral will be released from the Lien securing the Notes and the other Note Documents, as provided above under the caption “— Intercreditor Agreement — Release of Liens in Respect of Notes,” upon a satisfaction and discharge in accordance with the provisions described above. Nothing in the Notes Indenture shall preclude ION from repurchasing notes in the open market, through a tender offer or exchange offer, through privately negotiated transactions, or other similar transactions.
Concerning the Trustee
If the Trustee becomes a creditor of ION or any Guarantor, the Notes Indenture limit the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Notes Indenture has been qualified under the TIA) or resign.
The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee thereunder, subject to certain exceptions. The Notes Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Notes Indenture at the request of any holder of Notes, unless such holder has offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.
Governing Law
The Notes Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information
Anyone who receives this Offer to Exchange may obtain a copy of the Notes Indenture, the Intercreditor Agreement and Security Documents without charge by writing to ION Geophysical Corporation, 2105 City West Boulevard, Suite 400, Houston, Texas 77042-2839, Attention: General Counsel.
Book-Entry, Delivery and Form
The Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000 (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below). In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Initially, the Trustee will act as paying agent, registrar and conversion agent. The Notes may be presented for registration of transfer and exchange at the offices of the registrar.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by a settlement agent and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.
So long as DTC or its nominee is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the Indenture with respect to the Notes.
Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.
Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds, and transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among participants in DTC, Clearstream and Euroclear, they are under no obligation to perform those procedures, and may discontinue or change those procedures at any time. None of ION, the Guarantors, the Trustee, the Dealer Manager or any of their respective agents will have any responsibility for the performance by DTC, Clearstream, Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for certificated Notes in fully registered form (“Certificated Notes”) only in the following limited circumstances:

•
DTC (1) notifies us that it is unwilling or unable to continue as depositary for the applicable Global Notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 90 days, or

•
there shall have occurred and be continuing an event of default with respect to the Notes under the Indenture and DTC shall have requested the issuance of Certificated Notes, or we at any time determine not to have the Notes represented by the Global Notes.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.
Same-Day Settlement and Payment
The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Certain Definitions
Set forth below are certain defined terms used in the Notes Indenture. Reference is made to the Notes Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.
“Acquired Debt” means, with respect to any specified Person:
(1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
(2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Act of Supermajority of Debtholders” means, as to any matter at any time:
(1)   prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Priority Lien Collateral Agent by or with the written consent of the holders of more than 66 2∕3% of the sum of:
(a)   the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit whether or not then available or drawn); and
(b)   other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; and
(2)   at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Agent by or with the written consent of the holders of at least 66 2∕3% in aggregate principal amount of the Notes (including any Additional Notes) then outstanding.
“Additional Notes” means Notes other than the Initial Notes issued under the Notes Indenture in accordance with the Notes Indenture, as part of the same series as the Initial Notes issued under the Notes Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“After-Acquired Property” means any and all assets or property acquired after the date of the Notes Indenture, including any property or assets acquired by ION or a Guarantor from another Guarantor, which in each case constitutes Collateral.
“AI Global Notes” has the meaning set forth in the second paragraph under the caption “Book-Entry, Delivery and Form.”
“AI Notes” has the meaning set forth in the first paragraph under the caption “Book-Entry, Delivery and Form.”
“Applicable Premium” means, with respect to any Note on any redemption date, the excess of: (a) the present value at such redemption date of (i) the redemption price of the Note at December 15, 2023 plus (ii) all required interest payments due on the Note through December 15, 2023 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the New Second Lien Convertible Note.
The Company will calculate the Applicable Premium prior to the applicable redemption date and deliver an Officer’s Certificate to the Trustee setting forth the Applicable Premium and showing the calculation thereof in reasonable detail.
“Asset Sale” means:
(1)   the sale, lease, conveyance or other disposition of any assets or rights by ION or any of its Restricted Subsidiaries, and any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of ION and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Notes Indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and
(2)   the issuance of Equity Interests by any of ION’s Restricted Subsidiaries or the sale by ION or any of ION’s Restricted Subsidiaries of Equity Interests in any of ION’s Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than ION or a Restricted Subsidiary).”
Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:
(1)   any single transaction or series of related transactions that involve assets having a Fair Market Value of no more than $5.0 million since the date of the Notes Indenture;
(2)   a transfer of assets between or among ION and its Restricted Subsidiaries;
(3)   an issuance of Equity Interests by a Restricted Subsidiary of ION to ION or to a Restricted Subsidiary of ION;
(4)   the sale, lease, license, sublicense or other transfer of assets, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of ION, no longer economically practicable to maintain or useful in the conduct of the business of ION and its Restricted Subsidiaries taken as whole);

(5)   licenses and sublicenses by ION or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;
(6)   any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
(7)   the granting of Liens not prohibited by the covenant described above under the caption “—Liens” and the sale or other disposition pursuant to foreclosure of the assets subject to such Lien;
(8)   the sale or other disposition of cash, Cash Equivalents, Hedging Obligations or other financial instruments;
(9)   the announced INOVA transaction; and
(10)   a Restricted Payment that does not violate the covenant described above under the caption “Certain Covenants — Restricted Payments” or a Permitted Investment (or a disposition that would constitute a Restricted Payment but for the exclusion from the definition thereof).
“Asset Sale Offer” has the meaning assigned to that term in the Notes Indenture.
“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capital Lease Obligation.”
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means:
(1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)   with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4)   with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means any day other than a Legal Holiday.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the date of the Notes Indenture) that would have been classified as an operating lease pursuant to GAAP as in effect on the date of the Notes Indenture will be deemed not to represent a Capital Lease Obligation.

“Capital Stock” means:
(1)   in the case of a corporation, corporate stock;
(2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1)   United States dollars;
(2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;
(3)   certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
(4)   repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)   commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;
(6)   money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition;
(7)   money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated or invest solely in the assets described in clauses (1) through (6) above and (iii) have portfolio assets of at least $500.0 million;
(8)   marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of acquisition and having, at such date, the highest rating obtainable from either S&P or Moody’s;
(9)   any interest bearing account at, or certificate of deposit maturing not more than one year after such time issued by, a U.S. savings and loan association which has a rating of “A−” or better from S&P or a rating of “A3” or better from Moody’s on its long term unsecured debt and which has combined capital and surplus and undivided profits of not less than $500.0 million;
(10)   any interest bearing account at, or certificate of deposit maturing not more than one year after such time, payable in United States dollars and issued by, (i) a foreign banking institution or foreign branch of a U.S. banking institution, which banking institution has a rating of “A−” or better from S&P or a rating of “A3” or better from Moody’s on its long-term unsecured debt and combined capital and surplus and undivided profits of not less than $500.0 million, or (ii) any foreign subsidiary of a U.S. banking institution, which U.S. banking institution has a rating of “A−” or better from S&P or a rating of “A3” or better from Moody’s and which subsidiary has combined capital and surplus and undivided profits of not less than $500.0 million;
(11)   any evidence of Indebtedness (including variable rate demand notes), maturing not more than one year after such time, issued by any State of the United States, by any county or municipality organized or incorporated under the laws of any State of the United States or by any agency or subdivision of any of the foregoing, in each case rated “A−” or better by S&P or rated “A3” or better by Moody’s;
(12)   any preferred securities issued by domestic or foreign corporations, municipalities, or closed-end management investment companies and are designed as short term money market instruments rated “A−” or better by S&P or rated “A3” or better by Moody’s, provided that such Investment will not result in any violation of F.R.S. Board Regulation U and further provided that ION’s aggregate ownership interest of all of the Guarantors does not exceed (and is not convertible into shares which exceed 5% of the issuer’s outstanding shares entitled to vote unless such ownership interest is acquired pursuant to a merger agreement between or among ION and/or one or more Guarantors and such issuer);
(13)   any mutual funds or similar investment vehicles investing primarily in Investments of the types set forth in the foregoing clauses (1) through (12), provided that ratings requirements shall be applicable to the mutual fund rather than the underlying Investments, as follows: such mutual funds shall, in each case, have a rating of “A−” or better from S&P or a rating of “A3” from Moody’s, provided, however, that it is agreed that (i) any Investment which when made complies with the requirements of any of the foregoing clauses (7), (8), (9), (10), (11) or (12) may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (ii) no Investment otherwise permitted by clauses (12) or (13) shall be permitted to be made directly or indirectly through a mutual fund if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing; and
(14)   with respect to the Subsidiaries that are not Domestic Subsidiaries only, any Investments outside of the United States that are the functional foreign equivalents in all material respects to the investments described in the foregoing clauses (1) through (13) of this definition.
“Change of Control” means the occurrence of any of the following:
(1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of ION and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));
(2)   the adoption of a plan relating to the liquidation or dissolution of ION;
(3)   the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of ION, measured by voting power rather than number of shares; provided, however, that that a conversion at the option of the Company that causes 50% or more of the Voting Stock of ION to change will not constitute a Change of Control; or
(4)   the first day on which a majority of the members of the Board of Directors of ION are not Continuing Directors.
Notwithstanding the preceding, the conversion of ION from a corporation to a limited liability company, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as such transaction otherwise complies with the terms of the Notes Indenture and following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of ION immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of ION, or continue to

Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person” Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.
“Change of Control Offer” has the meaning assigned to that term in the Notes Indenture.
“Change of Control Purchase Date” has the meaning set forth in the first paragraph under the caption “Change of Control.”
“Class” means (1) in the case of Parity Lien Debt, all Parity Lien Debt, taken together, and (2) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.
“Clearstream” has the meaning set forth in the second paragraph under the caption “Book-Entry, Delivery and Form.”
“Collateral” means all properties and assets at any time owned or acquired by ION or any of the other Guarantors, except:
(1)   Excluded Assets;
(2)   any properties and assets in which the Collateral Agent is required to release its Liens pursuant to the provisions described above under the caption “— Intercreditor Agreement — Release of Liens on Collateral;” and
(3)   any properties and assets that no longer secure the Notes or any Obligations in respect thereof pursuant to the provisions described above under the caption “— Intercreditor Agreement — Release of Liens in Respect of Notes,”
provided that in the case of clauses (2) and (3), if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of ION or any other Guarantor, such assets or properties shall cease to be excluded from the Collateral if ION or any other Guarantor thereafter acquires or reacquires such assets or properties.
“Collateral Account” means any segregated account under the sole control of the Collateral Agent that is free from all other Liens (other than Liens securing the Priority Lien Obligations), and only includes all cash, Cash Equivalents and non-cash consideration received by the Trustee or the Collateral Agent from any Sale of Collateral, foreclosure or other awards or proceeds pursuant to the Security Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Security Documents, and interest earned thereon.
“Collateral Agent” means the collateral agent for all holders of Parity Lien Obligations. Wilmington Savings Fund Society, FSB will initially serve as Collateral Agent.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1)   an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus
(2)   provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(3)   the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)   any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus
(5)   (reserved), plus
(6)   depreciation, amortization (including amortization of intangibles but excluding (i) amortization of prepaid cash expenses that were paid in a prior period and (ii) amortization of multiclient libraries) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; minus
(7)   any foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus
(8)   non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;
in each case, on a consolidated basis and determined in accordance with GAAP.
Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of ION shall be added to Consolidated Net Income to compute Consolidated EBITDA of ION only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to ION by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:
(1)   all extraordinary gains and losses and all gains and losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, shall be excluded;
(2)   the net income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
(3)   the net income (but not loss) of any Restricted Subsidiary other than a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
(4)   the cumulative effect of a change in accounting principles shall be excluded; and
(5)   non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Accounting Standards Codification 815 (“ASC 815”) shall be excluded.
“Consolidated Net Tangible Assets” means, with respect to any specified Person as of any date of determination, the consolidated total assets of such Person and its Restricted Subsidiaries determined in accordance with GAAP as of the end of the Person’s most recent fiscal quarter for which internal financial statements are available, less the sum of (1) all current liabilities and current liability items, and (2) all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of ION who:
(1)   was a member of such Board of Directors on the date of the Notes Indenture; or
(2)   was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
“Credit Agreement” means that certain Revolving Credit and Security Agreement, dated as of August 22, 2014, by and among ION, ION Exploration Products (U.S.A.), Inc., I/O Marine Systems, Inc. and GX Technology Corporation (collectively, the “Borrowers”, and each, a “Borrower”), the financial institutions a party thereto as lenders (collectively, the “Lenders” and each individually a “Lender”) PNC Bank, National Association (“PNC”), as agent for the Lenders, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended by that certain First Amendment to Revolving Credit and Security Agreement dated as of August 4, 2015 by and among the Borrowers and PNC, as the sole Lender and in its capacity as agent, in each case, and as further amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
“Credit Agreement Agent” means, at any time, the Person serving at such time as the “Agent” or “Administrative Agent” under the Credit Agreement or any other representative then most recently designated in accordance with the applicable provisions of the Credit Agreement, together with its successors in such capacity.
“Credit Facilities” means, one or more debt facilities (including, without limitation, any Credit Agreement), indentures, commercial paper facilities or secured or unsecured capital market financing, in each case, with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.
“De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $2.5 million.
“Deemed Capitalized Leases” means obligations of ION or any Restricted Subsidiary of ION that are classified as “capital lease obligations” under GAAP due to the application of ASC Topic 840 or any subsequent pronouncement having similar effect and, except for such regulation or pronouncement, such obligation would not constitute a Capital Lease Obligation.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Discharge of Parity Lien Obligations” has the meaning given to the term “Discharge of Second Lien Obligations” in the Intercreditor Agreement.
“Discharge of Priority Lien Obligations” has the meaning given to the term “Discharge of First Lien Obligations” in the Intercreditor Agreement.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that is not Disqualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require ION to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that ION may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “Certain Covenants — Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Notes Indenture will be the maximum amount that ION and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“Domestic Subsidiary” means any Restricted Subsidiary of ION that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of ION.
“DTC” has the meaning set forth in the second paragraph under the caption “Book-Entry, Delivery and Form.”
“Enforcement Action” shall have the meaning set forth in the Intercreditor Agreement.
“equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Obligations within the same Class, that such Liens or proceeds:
(1)   will be allocated and distributed first to payment of all fees, costs, expenses and indemnities due and owing to the Secured Debt Representatives, the Priority Lien Collateral Agent and the Collateral Agent,
(2)   will be allocated and distributed second to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on each outstanding Series of Secured Debt within that Class when the allocation or distribution is made, and thereafter,
(3)   will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative, the Priority Lien Collateral Agent and the Collateral Agent) prior to the date such distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means a public or private sale of Equity Interests of ION by ION (other than Disqualified Stock and other than to a Subsidiary of ION) made on a primary basis by ION after the date of the Notes Indenture.
“Euroclear” has the meaning set forth in the second paragraph under the caption “Book-Entry, Delivery and Form.”
“Excess Priority Lien Obligations” means any obligations that would constitute Priority Lien Obligations if not for the Priority Lien Cap
“Exchange Offer” means the Company’s offer to exchange all outstanding Existing Second Lien Notes, for each $1,000 principal amount of such notes tendered, (a) $150 in cash, (b) $850 of New Second Lien Convertible Notes, provided, however, that up to an aggregate of $20 million of New Second Lien Convertible Notes exchange consideration may instead be paid in the form of Common Stock at the Company’s option for every dollar of Rights Offering proceeds raised from the issuance of Common Stock, and (c) solely in exchange for Existing Second Lien Notes validly tendered on or prior to the Early Exchange Deadline and not withdrawn, the Early Exchange Premium.
“Excluded Assets” means each of the following:
(1)   any asset or property right of ION or any Guarantor of any nature:
(a)   if the grant of a security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of such asset or property right or ION’s or any Guarantor’s loss of use of such asset or property right or (ii) a breach, termination or default under any lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy Code) or principles of equity) to which ION or such Guarantor is party; and
(b)   to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to any applicable law or principles of equity);
(2)   all Capital Stock of Foreign Subsidiaries not directly owned by ION or a Guarantor;
(3)   any applications for trademarks or service marks filed in the United States Patent and Trademark Office (the “PTO”) pursuant to 15 U.S.C. § 1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. § 1051 Section 1(c) or Section 1(d);
(4)   fixed or capital assets owned by ION or any Guarantor that is subject to a capital lease or purchase money obligations, in each case permitted to be incurred pursuant to the covenants described above under the captions “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and “Certain Covenants — Liens” if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such fixed or capital assets, but only for so long as such prohibition is in effect and only with respect to the portion of such fixed or capital assets as to which such other Lien attaches and such prohibition applies;
(5)   motor vehicles;
(6)   any Capital Stock of any Subsidiary to the extent (and only to the extent) that in the reasonable judgment of ION, if such Capital Stock were not excluded from the Collateral then Rule 3-16 or Rule 3-10 of Regulation S-X under the Securities Act would require the filing of separate financial statements of such Subsidiary with the SEC (or any other governmental agency) in connection with a registration of the Notes under the Securities Act;

(7)   de minimis or immaterial assets for which perfection of the security could not be obtained without unreasonable cost and expense or under applicable law;
(8)   unless such real property and fixtures (a) secure the Credit Agreement and (b) have a fair market value in excess of $5.0 million, real property and any fixtures owned or leased by ION or any other Guarantor;
(9)   the INOVA Letter of Credit;
(10)   unless such Equity Interests secure the Credit Agreement, Equity Interests in any Person other than (x) a Guarantor, to the extent such Person is at such time a Guarantor, and (y) as provided in item (2) above;
(11)   any account (and any cash, Cash Equivalents or other investments deposited therein) securing Indebtedness described in clause (20) of the second paragraph of the covenant described above under the caption “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;” and
(12)   prior to the Discharge of Priority Lien Obligations, any property not subject to a Lien securing the Priority Lien Obligations.
“Existing Second Lien Notes” means the 9.125% Senior Secured Second Priority Notes issued pursuant to that certain indenture dated as of April 28, 2016 (as amended, restated, amended and restated, extended, supplemented, or otherwise modified from time to time) by and among ION, as issuer, each of the guarantors party thereto, and Wilmington Savings Fund Society, FSB, as trustee.
“Existing Indebtedness” means all Indebtedness of ION and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Notes Indenture, including without limitation the Indebtedness under the Legacy Notes after giving effect to the Exchange Offer, until such amounts are repaid.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of ION in the case of amounts of $25.0 million or more and otherwise by an Officer of ION (unless otherwise provided in the Notes Indenture).
“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four- quarter reference period.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)   acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four- quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;
(2)   the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded;

(3)   the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
(4)   any Person that is a Restricted Subsidiary on the Calculation Date shall be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
(5)   any Person that is not a Restricted Subsidiary on the Calculation Date shall be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
(6)   if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).
For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of ION, which determination shall be conclusive for all purposes under the Notes Indenture; provided that such Officer may in such Officer’s discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated EBITDA or Fixed Charges, including any pro forma expense and cost reductions or synergies that have occurred or are reasonably expected to occur within the 12 months immediately following the Calculation Date and are either (i) prepared and calculated in accordance with Regulation S-X under the Securities Act (“Regulation S-X”) or (ii) set forth in an officers’ certificate signed by the chief financial or accounting officer that states (a) the amount of each such adjustment and (b) that such adjustments are based on the reasonable good faith belief of the Officers executing such officers’ certificate at the time of such execution and the factual basis on which such good faith belief is based.
“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations (but excluding any interest expense attributable to Deemed Capitalized Leases), imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
(2)   the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
(3)   any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, to the extent such Guarantee or Lien is called upon (other than a Lien of the type described in clause (9) of the definition of Permitted Liens); plus
(4)   all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of ION (other than Disqualified Stock) or to ION or a Restricted Subsidiary of ION.
“Foreign Subsidiary” means any Restricted Subsidiary of ION that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Notes Indenture.
“Global Notes” has the meaning set forth in the second paragraph under the caption “Book-Entry, Delivery and Form.”
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) (other than a Lien of the type described in clause (9) of the definition of Permitted Liens).
“Guarantors” means any Subsidiary of ION that executes a Note Guarantee in accordance with the provisions of the Notes Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Notes Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)   interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)   other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets (other than Equity Interests in any other Subsidiary), as of that date, (i) are less than $5.0 million in book value, and (ii) together with all other Immaterial Subsidiaries that are Domestic Subsidiaries, are less than $10.0 million in book value.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)   in respect of borrowed money;
(2)   evidenced by or issued in exchange for bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) but excluding bid, performance, surety and appeal bonds to the extent such bonds are undrawn upon and obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1), (4) and (5) entered into in the ordinary course of business) of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed within ten Business Days of payment on such letter of credit;
(3)   in respect of banker’s acceptances;
(4)   representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;
(5)   representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or
(6)   representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP, but excluding Deemed Capitalized Leases. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of ASC 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Notes Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
Notwithstanding the preceding, “Indebtedness” of a Person shall not include:
(1)   any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens;
(2)   any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness; and
(3)   a Lien of the type described in clause (9) of the definition of Permitted Liens.
“Indirect Participants” has the meaning set forth in the second paragraph under the caption “Depository Procedures.”
“Initial Notes” means the Notes issued under the Notes Indenture on the date of the Notes Indenture in connection with the Exchange Offer.
“INOVA” means INOVA Geophysical Equipment Limited, a limited liability company organized under the laws of the People’s Republic of China or any successor or substitute entity thereof (whether by reincorporation, transfer, merger, amalgamation, conversion or any other entity transaction) in the same or a different jurisdiction and whether known by the same or a different name.
“insolvency or liquidation proceeding” means:
(1)   any case commenced by or against ION or any other Guarantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of ION or any other Guarantor, any receivership or assignment for the benefit of creditors relating to ION or any other Guarantor or any similar case or proceeding relative to ION or any other Guarantor or its creditors, as such, in each case whether or not voluntary;
(2)   any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to ION or any other Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(3)   any other proceeding of any type or nature in which substantially all claims of creditors of ION or any other Guarantor are determined and any payment or distribution is or may be made on account of such claims.
“Intercreditor Agreement” means that certain Intercreditor Agreement to be entered into on the issue date of the Notes among Priority Lien Collateral Agent, as first lien representative, the Trustee, as second lien representative, the Collateral Agent and ION, as amended from time to time.
“Investment Grade” has the meaning set forth in the first paragraph of “Certain Covenants — Changes in Covenants When Notes Rated Investment Grade.”

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If ION or any Restricted Subsidiary of ION sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of ION such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of ION, ION will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of ION’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “Certain Covenants — Restricted Payments.” The acquisition by ION or any Restricted Subsidiary of ION of a Person that holds an Investment in a third Person will be deemed to be an Investment by ION or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “Certain Covenants — Restricted Payments.” Except as otherwise provided in the Notes Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Issue Date” has the meaning set forth under the caption “Company Conversion.”
“Legacy Collateral Agent” means Wilmington Savings Fund Society, FSB in its capacity as collateral agent under the Legacy Documents, together with its successors in such capacity.
“Legacy Documents” means, collectively, the Legacy Indenture and the Legacy Notes.
“Legacy Indenture” means the Indenture dated as of May 13, 2013, among the Company, the Guarantors, the Legacy Trustee and the Legacy Collateral Agent, as amended, modified or supplemented from time to time.
“Legacy Notes” means the “Notes,” as defined in the Legacy Indenture.
“Legacy Trustee” means, Wilmington Savings Fund Society, FSB (as successor to Wilmington Trust, National Association), as trustee under the Legacy Indenture, together with its successors in such capacity.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, Wilmington, Delaware or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Lien Release Conditions” means the Discharge of Priority Lien Obligations.
“Lien Sharing and Priority Confirmation” means as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the credit agreement or other agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of Parity Lien Debt, each Parity Lien Representative and each existing and future holder of Permitted Prior Liens:
(a)   that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by ION or any other Guarantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Priority Lien Collateral Agent for the benefit of all holders of Priority Lien Obligations equally and ratably;

(b)   that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and
(c)   consenting to and directing the Priority Lien Collateral Agent to perform its obligations under the Intercreditor Agreement and the other Priority Lien Security Documents.
“Mexico Subsidiary” means GX GEOSCIENCE CORPORATION, S. DE R.L. DE C.V., a Sociedad de Responsibilidad de Capitale Variable organized under the laws of Mexico.
“Moody’s” means Moody’s Investors Service, Inc.
“Net Proceeds” means the aggregate amount of cash proceeds and Cash Equivalents received by ION or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale but excluding any non-cash consideration deemed to be cash for the purpose of the “Asset Sales” provisions of the Notes Indenture) net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale, and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.
“Non-Recourse Debt” means Indebtedness:
(1)   as to which neither ION nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions;
(2)   as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of ION or any of its Restricted Subsidiaries (other than as permitted in clause (3) below); and
(3)   as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of ION or any of its Restricted Subsidiaries except (a) as contemplated by clause (9) of the definition of Permitted Liens and (b) except for Customary Recourse Exceptions.
“Note Documents” means the Notes Indenture, the Notes and the Security Documents.
“Note Guarantee” means the Guarantee by each Guarantor of ION’s obligations under the Notes Indenture and the Notes, executed pursuant to the provisions of the Notes Indenture.
“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person (or, if such Person is a limited partnership, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person’s general partner).

“Officer’s Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of the Notes Indenture.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee or the Collateral Agent, as applicable, that meets the requirements of the Notes Indenture. The counsel may be an employee of or counsel to ION.
“Parity Lien” means a Lien granted by a Security Document to the Collateral Agent for the benefit of the Parity Lien Secured Parties, at any time, upon any property of ION or any other Guarantor to secure Parity Lien Obligations.
“Parity Lien Debt” means the Notes issued on the date of the Notes Indenture and any Additional Notes, if any, incurred under clause (3) of the definition of Permitted Indebtedness (in each case, including any related exchange notes).
“Parity Lien Documents” means, collectively, the Note Documents and the Security Documents (other than any security documents that do not secure Parity Lien Obligations).
“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof, including without limitation the fees and expenses (including attorneys’ fees and expenses) of the Trustee and Collateral Agent.
“Parity Lien Representative” means the Trustee.
“Parity Lien Secured Party” means the holders of the Notes, the Trustee and the Collateral Agent. “Participants” has the meaning set forth in the second paragraph under the caption “Depository Procedures.”
“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of ION or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of ION or (b) such Person was merged or consolidated with or into ION or any of its Restricted Subsidiaries or (c) assets of such Person were acquired by ION or any of its Restricted Subsidiaries and such Indebtedness was assumed in connection therewith (excluding any such Indebtedness that is repaid contemporaneously with such event); provided that on the date such Person became a Restricted Subsidiary of ION or the date such Person was merged or consolidated with or into ION or any of its Restricted Subsidiaries or on the date of such asset acquisition, as applicable, either:
(1)   immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, ION or such Restricted Subsidiary, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” or
(2)   immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of ION would be equal to or greater than the Fixed Charge Coverage Ratio of ION immediately prior to such transaction.
“Permitted Business” means any business that is the same as, or reasonably related, ancillary or complementary to, any of the businesses in which ION and its Restricted Subsidiaries are engaged on the date of the Notes Indenture.
“Permitted Debt” has the meaning set forth in the second paragraph of the covenant described above under the caption “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.”
“Permitted Investments” means:
(1)   any Investment in ION or in a Restricted Subsidiary of ION;
(2)   any Investment in Cash Equivalents;

(3)   any Investment by ION or any Restricted Subsidiary of ION in a Person, if as a result of such Investment:
(a)   such Person becomes a Restricted Subsidiary of ION; or
(b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, ION or a Restricted Subsidiary of ION;
(4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “Repurchase at the Option of Holders — Asset Sales;”
(5)   an acquisition of assets or Capital Stock in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of ION;
(6)   any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of ION or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes;
(7)   Investments represented by Hedging Obligations;
(8)   loans or advances to employees made in the ordinary course of business of ION or any Restricted Subsidiary of ION in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;
(9)   Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by ION or any of its Restricted Subsidiaries;
(10)   any guarantee of Indebtedness permitted to be incurred by the covenant entitled “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” other than a guarantee of Indebtedness of an Affiliate of ION that is not a Restricted Subsidiary of ION;
(11)   any Investment existing on, or made pursuant to binding commitments existing on, the date of the Notes Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the Notes Indenture; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the date of the Notes Indenture or as otherwise permitted under the Notes Indenture;
(12)   Investments acquired after the date of the Notes Indenture as a result of the acquisition by ION or any Restricted Subsidiary of ION of another Person, including by way of a merger, amalgamation or consolidation with or into ION or any of its Restricted Subsidiaries, or all or substantially all of the assets of another Person, in each case, in a transaction that is not prohibited by the covenant described above under the caption “Merger, Consolidation of Sale of Assets” after the date of the Notes Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(13)   repurchase of the Notes; and
(14)   Liens of the type described in clause (9) of the definition of Permitted Liens.
With respect to any Permitted Investment, ION may, in its sole discretion, allocate all or any portion of any Permitted Investment and later re-allocate all or any portion of any Permitted Investment to one or more of the above clauses (1) through (14) so that the entire Permitted Investment would be a Permitted Investment.

“Permitted Joint Venture” means any entity characterized as a joint venture, however structured, engaged in a Permitted Business in which ION or any Restricted Subsidiary has an ownership interest; provided that such joint venture is not a Subsidiary of ION.
“Permitted Liens” means:
(1)   Liens held by the Priority Lien Collateral Agent securing (a) Priority Lien Debt in an aggregate principal amount not exceeding the Priority Lien Cap and (b) all related Priority Lien Obligations;
(2)   Liens to secure the Notes and the Note Guarantees issued on the date of the Notes Indenture and any obligations owing to the Trustee or the Collateral Agent under the Notes Indenture, the Security Documents or the Intercreditor Agreement;
(3)   Liens to secure Hedging Obligations so long as such Hedging Obligations are permitted to be incurred under the Notes Indenture;
(4)   Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of ION or is merged with or into or consolidated with ION or any Restricted Subsidiary of ION; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of ION or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of ION or is merged with or into or consolidated with ION or any Restricted Subsidiary of ION (plus improvements and accessions to such property or proceeds or distributions thereof);
(5)   Liens on property (including Capital Stock) existing at the time of acquisition of the property by ION or any Subsidiary of ION; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;
(6)   Liens on cash and Cash Equivalents to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);
(7)   Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness (plus improvements and accessions to such property or proceeds or distributions thereof);
(8)   Liens to secure Indebtedness of Foreign Subsidiaries permitted to be incurred under the Notes Indenture, to the extent such Liens relate only to assets and properties of Foreign Subsidiaries or Equity Interests in Foreign Subsidiaries;
(9)   Liens on the Capital Stock of any Unrestricted Subsidiary or any Permitted Joint Venture granted by ION or any Restricted Subsidiary to the extent securing Non-Recourse Debt of such Unrestricted Subsidiary or Permitted Joint Venture;
(10)   Liens existing on the date of the Notes Indenture, other than Liens securing Indebtedness and other obligations incurred pursuant to clause (1) of the second paragraph of the covenant entitled “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”;
(11)   Liens for taxes, assessments or governmental charges or claims that are not yet delinquent by more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(12)   Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;
(13)   survey exceptions, easements or reservations of, or rights of others for, licenses, rights- of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(14)   Liens created for the benefit of (or to secure) the Notes or the Note Guarantees;
(15)   Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the Notes Indenture; provided, however, that:
(a)   the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and
(b)   the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
(16)   Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(17)   filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;
(18)   bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(19)   Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(20)   Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(21)   grants of software and other technology and intellectual property licenses in the ordinary course of business;
(22)   Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(23)   Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(24)   Liens in favor of ION or any of the Guarantors;
(25)   Liens on cash collateral or Cash Equivalents for letters of credit and/or bank guarantees permitted under clause (19) of the second paragraph of the covenant entitled “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”, not to exceed 105% of the face amount thereof; provided that the aggregate book value of the assets encumbered by all Liens permitted by this clause (25) shall not exceed $10.0 million in the aggregate at any one time outstanding;
(26)   Liens arising under the Notes Indenture in favor of the Trustee for its own benefit and similar Lien in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the Notes Indenture; provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;
(27)   Liens to secure Additional Notes permitted to be incurred under clause (3) of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of

Preferred Stock” and Note Guarantees related thereto (together with any Indebtedness incurred to extend, refinance, renew, replace, defease or refund such Indebtedness); provided such Liens shall be subject to the Intercreditor Agreement;
(28)   [Intentionally Omitted]; and
(29)   Liens to secure Parity Lien Debt or Indebtedness secured on a junior priority basis to the Notes incurred pursuant to clause (22) of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”, provided such Liens are subject to the Intercreditor Agreement.
“Permitted Prior Liens” means:
(1)   Liens described in clause (1) of the definition of “Permitted Liens;”
(2)   Liens described in clauses (4), (5), (7), (10), (16), (18), (19), (20) and (26) of the definition of “Permitted Liens;” and
(3)   Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Priority Lien Security Documents or the Security Documents.
“Permitted Refinancing Indebtedness” means any Indebtedness of ION or any of its Restricted Subsidiaries or any Disqualified Stock of ION incurred or issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any other Indebtedness of ION or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or any Disqualified Stock of ION (the “Refinanced Indebtedness”), provided that:
(1)   the principal amount, or in the case of Disqualified Stock, the amount thereof as determined in accordance with the definition of Disqualified Stock, of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Refinanced Indebtedness (plus all accrued and unpaid interest on or accrued and unpaid dividends on the Refinanced Indebtedness, as the case may be, and the amount of all fees, expenses and premiums incurred in connection therewith) (or, if such Permitted Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing for a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement);
(2)   such Permitted Refinancing Indebtedness has a final maturity date or redemption date, as applicable, later than or equal to the shorter of (a) 91 days following the Stated Maturity or (b) the final maturity or redemption date as applicable, of the Refinanced Indebtedness;
(3)   such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is no shorter than the Weighted Average Life to Maturity of the portion of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;
(4)   if the Refinanced Indebtedness is contractually subordinated or otherwise junior in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is contractually subordinated or otherwise junior in right of payment to the Notes or the Subsidiary Guarantees on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Refinanced Indebtedness;
(5)   such Indebtedness is incurred either by ION or by the Restricted Subsidiary of ION that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged (or by any Person that was required by the documents governing such Indebtedness to guarantee such Indebtedness); and
(6)   the proceeds of the Permitted Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed, refinanced replaced, defeased, discharged, refunded or otherwise retired for value within 120 days of the incurrence of the Permitted Refinancing Indebtedness.
Notwithstanding the foregoing, (i) any Indebtedness incurred under Credit Facilities (other than the Legacy Indenture) shall be subject to the refinancing provision of the definition of Credit Facilities and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness and (ii) any Senior Indebtedness may be incurred, subject to the limitations set forth in the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”, to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value the Legacy Notes prior to the Stated Maturity of the Legacy Notes provided that such Senior Indebtedness, except in the case of Additional Notes, have a Stated Maturity date at least 90 days after the Stated Maturity date of the Notes.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Priority Lien” means a Lien granted by a Priority Lien Security Document to the Priority Lien Collateral Agent, at any time, upon any property of ION or any other Guarantor to secure Priority Lien Obligations.
“Priority Lien Cap” means, as of any date, the maximum aggregate principal amount of Indebtedness permitted to be incurred by clause (1) of the definition of Permitted Debt. For purposes of this definition, all letters of credit will be valued at the face amount thereof, whether or not drawn.
“Priority Lien Collateral Agent” means PNC Bank, National Association, in its capacity as Collateral Agent under the Priority Lien Security Documents, together with its successors in such capacity.
“Priority Lien Debt” means:
(1)   Indebtedness of ION under the Credit Agreement that was permitted to be incurred and secured under each applicable Secured Debt Document (or as to which the lenders under the Credit Agreement obtained an officers’ certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents); and
(2)   Indebtedness of ION under any other Credit Facility that is secured equally and ratably with the Credit Agreement by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (2), that:
(a)   on or before the date on which such Indebtedness is incurred by ION, such Indebtedness is designated by ION, in an officers’ certificate delivered to each Priority Lien Representative, the Priority Lien Collateral Agent and the Collateral Agent, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt;
(b)   such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and
(c)   all requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Priority Lien Collateral Agent’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if ION delivers to the Priority Lien Collateral Agent and the Collateral Agent an officers’ certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”).

“Priority Lien Documents” means the Credit Agreement and any other Credit Facility pursuant to which any Priority Lien Debt is incurred and the Priority Lien Security Documents.
“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt, including without limitation the “Secured Obligations” as such term is defined in the Priority Lien Security Documents as of the date of the Notes Indenture.
“Priority Lien Representative” means (1) the Credit Agreement Agent or (2) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Priority Lien Security Documents) pursuant to the credit agreement or other agreement governing such Series of Priority Lien Debt and who has become a party to the Intercreditor Agreement by executing a joinder in the form required under the Intercreditor Agreement.
“Priority Lien Security Documents” means the Intercreditor Agreement, each Lien Sharing and Priority Confirmation, and all security documents, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by ION or any other Guarantor creating (or purporting to create) a Priority Lien upon collateral in favor of the Priority Lien Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.
“Regulation S Global Notes” has the meaning set forth in the second paragraph under the caption “Book- Entry, Delivery and Form.”
“Regulation S Notes” has the meaning set forth in the first paragraph under the caption “Book-Entry, Delivery and Form.”
“Reporting Default” means a Default described in clause (4)(B) under “Events of Default and Remedies.”
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” has the meaning set forth in the second paragraph under the caption “Book-Entry, Delivery and Form.”
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
“Rule 144A Global Notes” has the meaning set forth in the second paragraph under the caption “Book- Entry, Delivery and Form.”
“Rule 144A Notes” has the meaning set forth in the first paragraph under the caption “Book-Entry, Delivery and Form.”
“S&P” means Standard & Poor’s Ratings Group.
“Sale of Collateral” means any Asset Sale involving a sale or other disposition of Collateral.
“SEC” means the Securities and Exchange Commission.
“Secured Debt” means Parity Lien Debt and Priority Lien Debt.
“Secured Debt Documents” means the Parity Lien Documents and the Priority Lien Documents.
“Secured Debt Representative” means the Parity Lien Representative and each Priority Lien Representative.
“Secured Obligations” means Parity Lien Obligations and Priority Lien Obligations.
“Security Documents” means the Intercreditor Agreement, each Lien Sharing and Priority Confirmation, and all security documents, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by ION or any Guarantor creating (or purporting to create) a Parity Lien upon Collateral in favor of the Collateral Agent for the benefit of the Parity Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions described above under the caption “— Intercreditor Agreement — Amendment of Security Documents.”
“Senior Indebtedness” means the Priority Lien Debt, the Parity Lien Debt, and any other Indebtedness expressly pari passu in right of payment to the Priority Lien Debt and the Parity Lien Debt.
“Series of Priority Lien Debt” means, severally, the Indebtedness outstanding under the Credit Agreement and any other Credit Facility that constitutes Priority Lien Debt.
“Series of Secured Debt” means Parity Lien Debt and each Series of Priority Lien Debt.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Securities Act, as such Regulation is in effect on the date of the Notes Indenture.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of the Notes Indenture, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided that, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of ION, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a Stated Maturity date of such convertible debt securities.
“Subsidiary” means, with respect to any specified Person:
(1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)   any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such Notes are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2019; provided, however, that if the period from the redemption date to December 15, 2019, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by ION.
“TIA” has the meaning set forth in the second paragraph under the caption “Description of Notes.”
“Trustee” means Wilmington Savings Fund Society, FSB, in its capacity as trustee, until a successor replaces it in accordance with the applicable provision of the Notes Indenture and thereafter means the successor serving thereunder.

“Unrestricted Subsidiary” means any Subsidiary of ION that is designated by the Board of Directors of ION as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
(1)   has total assets, as of the date of designation as an Unrestricted Subsidiary (after giving effect to any Investments made or expected to be made in such Unrestricted Subsidiary), (i) of less than $2.5 million in book value, and (ii) together with all other Unrestricted Subsidiaries, of less than $5.0 million in book value;
(2)   has no Indebtedness other than Non-Recourse Debt;
(3)   except as permitted by the covenant described above under the caption “Certain Covenants —  Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with ION or any Restricted Subsidiary of ION unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to ION or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of ION;
(4)   is a Person with respect to which neither ION nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(5)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of ION or any of its Restricted Subsidiaries (except (a) to the extent such guarantee or credit support would be released upon such designation and (b) for Liens of the type described in clause (9) of the definition of Permitted Liens).
All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holder thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency), that is at the time entitled to vote, to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one- twelfth) that will elapse between such date and the making of such payment; by
(2)   the then outstanding principal amount of such Indebtedness.

DESCRIPTION OF CAPITAL STOCK
We are a Delaware corporation. The total number of shares of all classes of stock that we have authority to issue is 31,666,667, consisting of 26,666,667 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. As of January 28, 2021, we had 14,981,513 shares of Common Stock and zero shares of preferred stock outstanding. The following describes our Common Stock, preferred stock, restated certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”). This description is a summary only. We encourage you to read the complete text of our Certificate of Incorporation and Bylaws, which we have filed or incorporated by reference as exhibits to the registration statement of which this Prospectus is a part.
Proposed Amendment to the Restated Certificate of Incorporation
We will hold a Special Meeting of Shareholders (the “Special Meeting”) on February 23, 2021, at 10:30 a.m., Central Time. The Special Meeting will be held to approve, among other things, amendments to our Restated Certificate of Incorporation to increase the authorized number of shares of our capital stock from 31,666,667 shares to 105,000,000 shares and the authorized number of shares of our common stock from 26,666,667 shares to 100,000,000 shares, in each case, to facilitate the consummation of the Restructuring Transactions. For more information about the Special Meeting and the proposals, see our Proxy Statement filed with the SEC on January 22, 2021.
Common Stock
Holders of our Common Stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Such holders do not have the right to cumulate their votes in the election of directors. The holders of stock having a majority of the voting power of the stock entitled to vote at a stockholders meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In all matters other than the election of directors, if a quorum is present, the affirmative vote of the majority of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors are elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy. This means that director nominees receiving the highest number of “for” votes will be elected as directors. Under our Corporate Governance Guidelines, any director nominee who receives a greater number of votes “withheld” from his election than votes “for” such election shall promptly tender to the Board his resignation following certification of the results of the stockholder vote. Upon receipt of the resignation, the Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance Committee’s recommendation within 120 days following certification of the stockholder vote.
Holders of our Common Stock have no redemption or conversion rights, no preemptive or other rights to subscribe for our securities and are not entitled to the benefits of any sinking fund provisions. In the event of our liquidation, dissolution or winding-up, holders of our Common Stock are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all our debts and liabilities, including any preferred liquidation rights of the holders of our preferred stock, if any. Subject to the prior rights and preferences of the holders of our preferred stock, if any, holders of our Common Stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor.
Preferred Stock
Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 5,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have preferences, voting powers, qualifications and special or relative rights or privileges determined by the board of directors, subject to any limitations set forth in our certificate of incorporation, which preferences, powers, qualifications, rights and privileges may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.

Anti-takeover Effects of Our Certificate of Incorporation and Bylaws
Some provisions of our certificate of incorporation and bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
“Fair price” provision for business combinations with certain stockholders.
Our certificate of incorporation prohibits us from engaging in any business combination with a stockholder who beneficially owns 10% or more of our outstanding Common Stock (an “interested stockholder”) unless, subject to certain exceptions, such business combination is approved by the affirmative vote of the holders of not less than 75% of our outstanding Common Stock, including the affirmative vote of the holders of not less than 66 2/3% of our outstanding Common Stock not owned, directly or indirectly, by the interested stockholder.
Classified Board
Our board of directors is divided into three classes. Members of each class are elected for staggered three-year terms and serve until their respective successors are duly elected and qualified, unless the director dies, resigns, retires, is disqualified or is removed.
Number of Directors
Our bylaws provide that the number of directors may be changed only by a resolution of the board. Any amendment to the bylaws with respect thereto adopted by the stockholders would require the affirmative vote of holders of at least 75% of our outstanding Common Stock.
Vacancies in the Board
Our bylaws provide that vacancies in the board, including newly created directorships, are to be filled by a majority vote of the directors then in office, except as otherwise may be provided for by law.
Stockholder Meetings
Our bylaws provide that a special meeting of stockholders may be called only by our board or by a committee of our board.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors.
Stockholder Action by Written Consent
Our certificate of incorporation provides that no action that is required or permitted to be taken by our stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders. This provision, which may not be amended except by the affirmative vote of holders of at least 75% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our board of directors.
Amendments of the Certificate of Incorporation and Bylaws
Our stockholders may adopt, amend or repeal certain provisions of our certificate of incorporation and any provision of our bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least 75% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
These provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Delaware Anti-Takeover Law
We are incorporated in Delaware and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder” (defined generally as a person owning 15% or more of a corporation’s outstanding voting stock) from engaging in a “business combination” with a Delaware corporation for three years following the date such person became an interested stockholder, unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder’s becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to the date of the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of the stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Computershare Investor Service.
Market Information
Our Common Stock is listed on the New York Stock Exchange under the symbol “IO.”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes certain U.S. federal income tax consequences relating to (i) the receipt and exercise of Rights, (ii) the ownership and disposition of Notes, (iii) the ownership and disposition of Common Stock and (iv) the ownership and disposition of shares of Common Stock received upon redemption or repurchase of Notes. This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. This summary applies to you only if you are a beneficial owner of Rights, Notes or shares of Common Stock, you hold the Rights, Notes or Common Stock as a capital asset (generally, investment property), you acquired the Notes pursuant to the exercise of Rights, you acquired the Common Stock pursuant to the exercise of Rights and you acquired the Common Stock upon the redemption of your Notes.
This summary does not address special U.S. federal income tax rules that may be applicable to certain categories of beneficial owners of Rights, Notes, or shares of Common Stock such as:
•
dealers in securities or currencies;

•
traders in securities;

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•
persons holding Notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•
persons subject to the alternative minimum tax;

•
certain U.S. expatriates;

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financial institutions;

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insurance companies;

•
controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations;

•
entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

•
persons that are required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement;

•
pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes, and beneficial owners of pass-through entities;

•
persons that at any time own, directly, indirectly or constructively, 5% or more of our outstanding Common Stock; and

•
persons that acquire the Notes for a price other than their issue price or shares of Common Stock other than through the redemption of a Note.

In addition, this summary only addresses U.S. federal income tax consequences, and does not address other U.S. federal tax consequences, including, for example, gift tax consequences or the Medicare tax on certain investment income. This summary also does not address any U.S. state or local or non-U.S. income or other tax consequences.
If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds Rights, Notes, or shares of Common Stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Entities or arrangements classified as partnerships for U.S. federal income tax purposes, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the receipt and exercise of Rights or the ownership and disposition of Notes or of shares of Common Stock.
This summary is based on U.S. federal income tax law, including the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this offering memorandum. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the receipt and exercise of Rights or the ownership and disposition of Notes or shares of Common Stock as set forth in this summary. We cannot assure you that the Internal Revenue Service (the “IRS”), will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel with respect to the tax consequences of the receipt and exercise of Rights or the ownership and disposition of Notes or shares of Common Stock. Before you exercise Rights, you should consult your own tax advisor regarding the particular U.S. federal, state and local and non-U.S. income and other tax consequences of the receipt and exercise of Rights or the ownership and disposition of Notes or shares of Common Stock that may be applicable to you.
Tax Treatment of the Receipt, Exercise and Expiration of the Rights
The tax treatment of the receipt of the Rights is subject to uncertainty, and alternative characterizations could apply.
Under one alternative, the receipt of a Right by a holder pursuant to the Rights Offering will not be treated as a taxable distribution with respect to such holder’s Common Stock in the Company for U.S. federal income tax purposes. Pursuant to this alternative, a holder that exercises a Right could be treated as purchasing securities for cash in an amount equal to the subscription price. If such treatment applies, the holder would have a tax basis in securities equal to the amount of the subscription price allocated to each security and a holding period in a security beginning the day after the exercise. While not free from doubt, we intend to take the position that a holder exercising a Right has purchased securities in exchange for the subscription price. Although we believe that this is the proper characterization of the receipt and exercise of a Right, there may be alternative characterizations of the issuance of the Rights. The discussion below assumes that this alternative describes the proper characterization of the receipt and exercise of a Right.
Under another alternative, the receipt of a Right by a holder pursuant to this Rights Offering could be treated as a taxable distribution (in the amount of the fair market value of such Right) with respect to such holder’s Common Stock in the Company for U.S. federal income tax purposes, subject to the rules discussed below under “— Taxation to U.S. Holders — Distributions on Common Stock — Distributions” and “— Tax Consequences to Non-U.S. Holders — Distributions on Common Stock.”
No U.S. federal income tax consequences should result to a holder if a Right expires without being exercised by such holder. Holders are urged to consult their tax advisors regarding the proper federal income tax treatment of the Rights.
Tax Classification of the Notes
For an instrument with both debt-like and equity-like features to be considered “debt” for U.S. federal income tax purposes, the instrument must represent an unqualified obligation to pay a sum certain with interest regardless of the debtor’s income or lack thereof. Conversely, if there is not an unqualified obligation to pay a sum certain, and the instrument represents an embarking on the corporate venture such that the holder takes the risks of loss so that it might share in the profits of success, such instrument generally will be considered equity and therefore “stock” for U.S. federal income tax purposes. Congress and Treasury have generally left such determination up to the courts, which have developed a multi-factored test based on facts and circumstances with no one factor determinative. Because the Notes are mandatorily convertible into shares of Common Stock upon the earlier of specified events, the Notes may provide participation in the Company’s growth and may be considered “stock” for U.S. federal income tax purposes. The Company, however, has the right to redeem the Notes for cash and without premium at any time prior to maturity. This right, if exercised, would eliminate a holder’s right to share in the Company’s profits.
The Company has not yet determined its reporting position with respect to whether the Notes are properly regarded as “stock” or “debt” for U.S. federal income tax purposes. Once we have made our determination, we intend to notify holders of Notes of our reporting position which may be pursuant to an announcement on our website. Each holder is urged to consult its tax advisor regarding whether the Notes constitute “debt” or “stock” for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders
The following summary applies to you only if you are a U.S. Holder. A “U.S. Holder” is a beneficial owner of a Right, a Note or Common Stock that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of the source of that income; or

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a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

Interest and Original Issue Discount
If the Notes are be treated as “debt” for U.S. federal income tax purposes, the Notes will be treated as issued with original issue discount (“OID”) for United States federal income tax purposes, because the interest that will accrue on the Notes will not constitute “qualified stated interest.” The OID on a Note will be equal to the difference between the “stated redemption price at maturity” of the Note and its “issue price.” The stated redemption price at maturity of a Note is the sum of all payments to be made under the Note other than payments of “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at a single fixed rate or qualified variable rates. interest on the Notes will not constitute qualified stated interest, and as a result, it will be included in the stated redemption price at maturity of the Notes. The “issue price” of the Notes is the first price at which a substantial amount of the Notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The issue price of the Notes is expected to be less than the stated redemption price at maturity, because Interest will be included in the stated redemption price at maturity. Accordingly, the Notes are expected to be issued with a significant amount of OID.
You will be required to accrue and include OID in your gross income as ordinary income using a constant yield method, in advance of the receipt of the cash payment attributable to the OID, regardless of your regular method of accounting for U.S. federal income tax purposes. The amount of OID that you must include in your gross income for each taxable year is the sum of the daily portions of OID that accrue on your Notes for each day of the taxable year during which you hold the Notes. The daily portion of OID is determined by allocating to each day of an accrual period (generally, the period between interest payment dates or compounding dates) a pro rata portion of the OID allocable to such accrual period. The amount of OID allocable to an accrual period is the product of the “adjusted issue price” of the Notes at the beginning of the accrual period multiplied by the yield to maturity of the Notes (adjusted to reflect the length of the accrual period), reduced by the amount of any qualified stated interest allocable to such accrual period. The adjusted issue price of the Notes at the beginning of an accrual period generally will equal their issue price, increased by the aggregate amount of OID that has accrued on the Notes in all prior accrual periods. You should consult your own tax advisor concerning the consequences of, and accrual of, OID on your Notes.
If the Notes are treated as “stock” for U.S. federal income tax purposes, the interest paid on the Notes may be treated as a deemed distribution of additional shares of our stock to holders of Notes. Any such deemed distribution will be treated as described in “— Tax Consequences to U.S. Holders — Distributions on Common Stock” below. You should consult your own tax advisor with respect to the treatment of interest on the Notes for U.S. federal income tax purposes.
Sale or Other Taxable Disposition of Notes
If the Notes are treated as “debt” for U.S. federal income tax purposes, upon the sale, redemption, retirement, exchange or other taxable disposition (each a “disposition”) of your Notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:

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your amount realized on the disposition; and

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your tax basis in such Notes, which generally will be their cost, increased by the amount of OID on your Notes previously included in your gross income.

Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if, at the time of the disposition, you have held the Notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate U.S. Holder, under current law, your long-term capital gain generally is subject to a preferential rate of U.S. federal income tax. You will realize gain upon the conversion of the Notes into shares of Common Stock to the extent that the fair market value of the shares of Common Stock into which a Note is converted exceeds your tax basis in such Note being converted. In that regard, the number of shares of Common Stock is determined by applying a 15% discount to the Fair Market Value of the shares at the time of the conversion.
If the Notes are treated as “stock” for U.S. federal income tax purposes, the receipt of shares of Common Stock upon the conversion of the Notes may qualify as a tax-free exchange for U.S. federal income tax purposes, in which case you would generally not recognize gain or loss upon the conversion other than with respect to accrued and unpaid dividends.
Distributions on Common Stock
Distributions, if any, made on our Common Stock generally will be included in your income as ordinary dividend income to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. However, with respect to dividends received by certain non-corporate U.S. Holders, including individual U.S. Holders, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of your tax basis in the Common Stock and thereafter as capital gain from the sale or exchange of such Common Stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.
Sale or Other Taxable Disposition of Common Stock
Upon the disposition of our Common Stock, you generally will recognize taxable gain or loss equal to the difference, if any, between:
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your amount realized on the disposition; and

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your tax basis in the Common Stock.

Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if, at the time of the disposition, your holding period in the Common Stock is more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate U.S. Holder, under current law, your long-term capital gain generally is subject to a preferential rate of U.S. federal income tax.
Additional Medicare Tax on Net Investment Income
An additional 3.8% tax is imposed on the net investment income of certain U.S. citizens and residents, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence test under Code Section 7701(b), and on the undistributed net investment income of certain estates and trusts. Among other items, net investment income generally includes gross income from dividends and net gain from the disposition of property, such as the Notes and the Common Stock, less certain deductions. You should consult your tax advisor with respect to this additional tax.
Information Reporting and Backup Withholding
In general, information reporting requirements may apply to accruals of OID or interest on the Notes, payments of dividends on shares of Common Stock and the proceeds of a disposition of the Notes or shares of Common Stock received by a U.S. Holder.

In general, “backup withholding” (currently at a rate of 24%) may apply to payments attributable to accrued OID or interest on your Notes, dividends on shares of Common Stock, and the proceeds of a disposition of your Notes or shares of Common Stock, if you are a U.S. Holder and you fail to provide a correct taxpayer identification number or otherwise comply with the applicable requirements of the backup withholding rules and you do not otherwise establish an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability (which may result in your being entitled to a refund of U.S. federal income tax), provided that the required information is timely provided to the IRS.
Tax Consequences to Non-U.S. Holders
The following summary applies to you if you are a beneficial owner of a Right, a Note or Common Stock and you are neither a U.S. Holder (as defined above) nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes (a “Non-U.S. Holder”).
Original Issue Discount
If the Notes are treated as “debt” for U.S. federal income tax purposes and subject to the discussions below regarding backup withholding and FATCA (as defined below), U.S. federal withholding tax generally will not apply to payments of OID on your Notes, under the “portfolio interest” exception of the Code, provided that:
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you do not, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder;

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you are not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Code);

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you are not a bank receiving OID described in section 881(c)(3)(A) of the Code; and

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such OID is not effectively connected with your conduct of a trade or business within the United States.

In addition, to qualify for the “portfolio interest” exception, you will be required to provide a signed written statement, on an IRS Form W-8BEN or W-8BEN-E (or other applicable form) which can reliably be associated with you, certifying under penalties of perjury that you are not a “United States person” within the meaning of the Code to:
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the applicable withholding agent; or

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a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your Notes on your behalf and that certifies to the applicable withholding agent under penalties of perjury that it, or the bank or financial institution between it and you, has received the signed, written statement described above from you and provides the applicable withholding agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the foregoing certification requirement. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.
If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of OID made to you will be subject to 30% U.S. federal withholding tax unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest and OID paid on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business within the United States or (2) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty. If you are engaged in a trade or business in the United States and payments of OID on your Notes are effectively connected with the conduct of that trade or business, provided the certification requirements discussed above are satisfied, you generally will be exempt from the U.S. federal withholding tax described above and will instead be subject to U.S. federal income tax on that OID on a net income basis generally in the same manner as if you were a U.S. Holder (unless an applicable income tax treaty provides otherwise). In addition, if you are a Non-U.S. Holder that is a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable income tax treaty.
If the Notes are treated as “stock” for U.S. federal income tax purposes, the interest paid on the Notes may be treated as a deemed distribution of additional shares of our stock to holders of Notes. Any such deemed distribution will be treated as described in “— Tax Consequences to Non-U.S. Holders — Distributions on Common Stock” below. You should consult your own tax advisor with respect to thex treatment of interest on the Notes for U.S. federal income tax purposes.
Distributions on Common Stock
Subject to the discussions below regarding backup withholding and FATCA, any distributions you receive with respect to the shares of Common Stock will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Any such dividends will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless such dividends are effectively connected with your conduct of a trade or business within the United States, in which case such dividends will not be subject to the withholding tax described above, but will instead be subject to U.S. federal income tax on a net income basis generally in the same manner as if you were a U.S. Holder (unless an applicable income tax treaty provides otherwise). Certain certification and disclosure requirements must be satisfied in order for effectively connected income to be exempt from withholding. In addition, if you are a Non-U.S. Holder that is a corporation, any such effectively connected income may be subject to branch profits tax at a 30% rate, unless a lower rate applies to you under an applicable income tax treaty. If you are a Non-U.S. Holder of shares of Common Stock and you wish to claim the benefit of an applicable income tax treaty, you will be required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Disposition of Notes or Common Stock
Subject to the discussion below regarding backup withholding and FATCA, as defined below, you generally will not be subject to U.S. federal income tax on any gain realized from the disposition of your Notes or shares of Common Stock unless:
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the gain is effectively connected with your conduct of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you;

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you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your Notes or shares of Common Stock and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S.-source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though you are not considered a resident alien under the Code); or

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we are or have been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes during the shorter of the Non-U.S. Holder’s holding period or the five-year period ending on the date of disposition of the Notes or Common Stock, as the case may be.

If the Notes are treated as “debt” for U.S. federal income tax purposes, you will realize gain upon the conversion of the Notes into shares of Common Stock to the extent that the fair market value of the shares of Common Stock into which a Note is converted exceeds your tax basis in such Note being converted. In that regard, the number of shares of Common Stock is determined by applying a 15% discount to the Fair Market Value of the shares at the time of the conversion.
If the Notes are treated as “stock” for U.S. federal income tax purposes, the receipt of shares of Common Stock upon the conversion of the Notes may qualify as a tax-free exchange for U.S. federal income tax purposes, in which case you would generally not recognize gain or loss upon the conversion other than with respect to accrued and unpaid dividends.
If you are engaged in a trade or business within the United States, and gain in respect of the disposition of your Notes or shares of Common Stock is effectively connected with the conduct of such trade or business, the gain generally will be exempt from the U.S. federal withholding tax described above and instead will be subject to U.S. federal income tax on a net basis at the regular graduated rates and in the manner applicable to a U.S. Holder (unless an applicable income tax treaty provides otherwise). In addition, if you are a Non-U.S. Holder that is a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable income tax treaty. Any amounts (including Common Stock) which you receive on a disposition of a Note which are attributable to accrued OID generally will be taxable as interest.
In general, we would be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance that we will not become a USRPHC in the future. If we were a USRPHC, the tax relating to disposition of stock in a USRPHC generally will not apply to a Non-U.S. Holder whose direct, indirect and constructive ownership of us constituted 5% or less of our Common Stock at all times during the applicable period, provided that our Common Stock is “regularly traded on an established securities market” (as provided in applicable Treasury regulations) at any time during the calendar year in which the disposition occurs. However, no assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a USRPHC.
Backup Withholding and Information Reporting
Backup withholding will not apply to payments of interest made on the Notes or dividends on shares of Common Stock, if you have provided to the applicable withholding agent the required certification that you are not a “United States person” within the meaning of the Code as described in “— Tax Consequences to Non-U.S. Holders — Original Issue Discount” above, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person. However, the applicable withholding agent may be required to report to the IRS and to you payments of interest on the Notes, dividends paid on shares of Common Stock, and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends, and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.
The net proceeds from the disposition of your Notes or shares of Common Stock may be subject, in certain circumstances discussed below, to information reporting and backup withholding (currently at a rate of 24%). If you sell your Notes or shares of Common Stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside of the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your Notes or shares of Common Stock through a non-U.S. office of a broker that is a “United States person” (as defined in the Code) or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that you are not a United States person and certain other conditions are met or you otherwise qualify for an exemption. If you receive payment of the proceeds from a sale of your Notes or shares of Common Stock through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless you provide an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying that you are not a United States person or you otherwise qualify for an exemption, provided that the broker does not have actual knowledge, or reason to know, that you are a United States person or that the conditions of any other exemption are not, in fact, satisfied.

You should consult your own tax advisor regarding application of the backup withholding rules to your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability (which may result in your being entitled to a refund of U.S. federal income tax), provided that the required information is timely provided to the IRS.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act and related Treasury guidance (collectively referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source interest and dividends (including interest paid on the Notes and dividends paid on our Common Stock) and (ii) the gross proceeds from the sale or other disposition after December 31, 2018 of an obligation that produces U.S.-source interest or dividends (including a disposition of the Notes or shares of Common Stock). Under recently proposed Treasury regulations, the withholding tax on gross proceeds would be eliminated prior to coming into force and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. This withholding tax applies to a foreign entity, whether acting as a beneficial owners or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a U.S. Holder or a Non-U.S. Holder holds its Notes or shares of Common Stock will affect the determination of whether such withholding is required. We will not pay any additional amounts to U.S. Holders or Non-U.S. Holders in respect of any amounts withheld under FATCA. U.S. Holders that own their interests in a Note or shares of Common Stock through a foreign entity or intermediary, and Non-U.S. Holders, are encouraged to consult their tax advisors regarding FATCA.

BOOK-ENTRY; DELIVERY AND FORM
Notes
The Notes will be issued in registered, global form in minimum denominations of $100 and integral multiples of $100 in excess of $100 (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below). In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Initially, the Trustee will act as paying agent, registrar and conversion agent. The Notes may be presented for registration of transfer and exchange at the offices of the registrar.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by a settlement agent and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.
So long as DTC or its nominee is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the Indenture with respect to the Notes.
Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.
We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.
Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds, and transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among participants in DTC, Clearstream and Euroclear, they are under no obligation to perform those procedures, and may discontinue or change those procedures at any time. None of ION, the Guarantors, the Trustee, the Dealer Manager or any of their respective agents will have any responsibility for the performance by DTC, Clearstream, Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for certificated Notes in fully registered form (“Certificated Notes”) only in the following limited circumstances:
•
DTC (1) notifies us that it is unwilling or unable to continue as depositary for the applicable Global Notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 90 days, or

•
there shall have occurred and be continuing an event of default with respect to the Notes under the Indenture and DTC shall have requested the issuance of Certificated Notes, or we at any time determine not to have the Notes represented by the Global Notes.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.
Same-Day Settlement and Payment
The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Common Stock
The Subscription Agent will effect delivery of any subscribed for shares of Common Stock through the Subscription Agent’s book-entry registration system by mailing to each subscribing holder a statement of holdings detailing the subscribing holder’s subscribed for shares of Common Stock and the method by which the subscribing holder may access its account and, if desired, trade its shares. The Subscription Agent will issue to you the shares of our Common Stock purchased by you as soon as practicable after the Expiration Date.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS
The principal terms of our other material indebtedness are described below.
Credit Agreement
On August 16, 2018, the Company and its material U.S. subsidiaries — GX Technology Corporation, ION Exploration Products (U.S.A) Inc. and I/O Marine Systems Inc. (the “Material U.S. Subsidiaries”) — along with GX Geoscience Corporation, S. de R.L. de C.V., a limited liability company (Sociedad de Responsibilidad Limitada de Capital Variable) organized under the laws of Mexico, and a subsidiary of the Company (the “Mexican Subsidiary”) (the Material U.S. Subsidiaries and the Mexican Subsidiary are collectively, the “Subsidiary Borrowers”, together with ION Geophysical Corporation are the “Borrowers”) — the financial institutions party thereto, as lenders, and PNC Bank, National Association (“PNC”), as agent for the lenders, entered into that certain Third Amendment and Joinder to Revolving Credit and Security Agreement (the “Third Amendment”), amending the Revolving Credit and Security Agreement, dated as of August 22, 2014 (as previously amended by the First Amendment to Revolving Credit and Security Agreement, dated as of August 4, 2015 and the Second Amendment to Revolving Credit and Security Agreement, dated as of April 28, 2016, the “Credit Agreement”). The Credit Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment is herein called the “Credit Facility”. The Credit Facility is available to provide for the Borrowers’ general corporate needs, including working capital requirements, capital expenditures, surety deposits and acquisition financing.
The Credit Facility matures on August 16, 2023 and is subject to the Company’s retirement or extension of the maturity date of ION Geophysical Corporation’s Existing Second Lien Notes. If by September 15, 2021 the Company has not (1) repaid the Existing Second Lien Notes, (2) extended the maturity of the Existing Second Lien Notes to a date not earlier than October 31, 2023, or (3) submitted a written proposal to PNC summarizing its plan to either repay or extend the notes that has been approved by PNC, then the Credit Facility shall immediately become due and payable on such date. If the written proposal is submitted and approved by PNC by September 15, 2021, but the Company is unable to execute the approved proposal on or before October 31, 2021, the Credit Facility shall immediately become due and payable on such date.
The maximum interest rate is 3.00% per annum for domestic rate loans and 4.00% per annum for LIBOR rate loans with a minimum interest rate of 2.00% for domestic rate loans and 3.00% for LIBOR rate loans based on a leverage ratio for the preceding four-quarter period. The terms include a minimum excess borrowing availability threshold (excess borrowing availability less than $6.25 million for five consecutive days or $5.0 million on any given day), which (if the Borrowers have minimum excess borrowing availability below any such threshold) triggers the agent’s right to exercise dominion over cash and deposit accounts.
The maximum amount available under the Credit Facility is the lesser of $50.0 million or a monthly borrowing base. The borrowing base under the Credit Facility will increase or decrease monthly using a formula based on certain eligible receivables, eligible inventory and other amounts, including a percentage of the net orderly liquidation value of the Borrowers’ multi-client library (not to exceed $28.5 million for the multi-client data library component). The borrowing base calculation includes the eligible billed receivables of the Mexican Subsidiary up to a maximum of $5.0 million. At December 31, 2020, there was $22.5 million outstanding indebtedness under the Credit Facility and the undrawn remaining borrowing base capacity was $7.4 million.
The obligations of Borrowers under the Credit Facility are secured by a first-priority security interest in 100% of the stock of the Subsidiary Borrowers and 65% of the equity interest in ION International Holdings L.P., and by substantially all other assets of the Borrowers. However, the first-priority security interest in the other assets of the Mexican Subsidiary is capped to a maximum exposure of $5.0 million.
The Credit Facility contains covenants that, among other things, limit or prohibit the Borrowers, subject to certain exceptions and qualifications, from incurring additional indebtedness in excess of permitted indebtedness (including finance lease obligations), repurchasing equity, paying dividends or distributions, granting or incurring additional liens on the Borrowers’ properties, pledging shares of the Borrowers’ subsidiaries, entering into certain merger transactions, entering into transactions with the

Company’s affiliates, making certain sales or other dispositions of the Borrowers’ assets, making certain investments, acquiring other businesses and entering into sale-leaseback transactions with respect to the Borrowers’ property. The Credit Facility contains customary event of default provisions (including a “change of control” event affecting ION Geophysical Corporation).
The Credit Facility requires that the Borrowers maintain a minimum fixed charge coverage ratio of 1.1 to 1.0 as of the end of each fiscal quarter during the existence of a covenant testing trigger event. The fixed charge coverage ratio is defined as the ratio of (i) ION Geophysical Corporation’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), minus unfunded capital expenditures made during the relevant period, minus distributions (including tax distributions) and dividends made during the relevant period, minus cash taxes paid during the relevant period, to (ii) certain debt payments made during the relevant period. A covenant testing trigger event occurs upon (a) the occurrence and continuance of an event of default under the Credit Facility or (b) by a two-step process based on (i) a minimum excess borrowing availability threshold (excess borrowing availability less than $6.25 million for five consecutive days or $5.0 million on any given day), and (ii) the Borrowers’ unencumbered cash maintained in a PNC deposit account is less than the Borrowers’ then outstanding obligations.
As of December 31, 2020, the Company was in compliance with all of the covenants under the Credit Facility.
In connection with the closing of the Restructuring Transactions, we will enter into an amendment to the Credit Agreement with PNC, which shall, among other things:
•
Allow for the issuance and existence of the New Second Lien Convertible Notes, subject to an Intercreditor Agreement reasonably satisfactory to PNC;

•
Allow for a cash payment to the holders of Existing Second Lien Notes in an aggregate amount not to exceed $20 million (plus accrued and unpaid interest thereon) (as partial consideration for the exchange of the existing Second Lien Notes for the New Second Lien Convertible Notes); provided that payment to be made through cash on-hand or cash proceeds generated from the rights offering but not with the proceeds of Revolving Advances (as defined in the Credit Agreement);

•
Allow for repurchase or redemption of the New Second Lien Convertible Notes with the proceeds of the Rights Offering;

•
Allow for additional repurchases or redemption of New Second Lien Convertible Notes subject to Excess Availability (as defined in the Credit Agreement) of at least $20,000,000;

•
Allow for payments of interest on the New Second Lien Convertible Notes;

•
Allow the INOVA Transaction without requiring a prepayment under the Credit Agreement;

•
Waive any “Change of Control” Event of Default (as defined in the Credit Agreement) that would otherwise occur under the Credit Agreement as a result of the issuance of Common Stock and/or New Second Lien Convertible Notes in connection with the Rights Offering and Exchange Offer;

•
Waive any “Going Concern” Event of Default (as defined in the Credit Agreement) that would otherwise occur under the Credit Agreement as a result of the filing of the Company’s 2020 Form 10-K in February 2021;

•
Allow for the issuance and existence of a new series of Preferred Stock, issued to the New Second Lien Convertible Notes Trustee, which Preferred Stock provides the holders of New Second Lien Convertible Notes limited voting rights, pre-conversion, on an as if converted basis with the holders of Common Stock and the right to appoint two independent directors;

•
Amend the definition of “Change of Control” in the Credit Agreement to alleviate any Event of Default (as defined in the Credit Agreement) that would otherwise occur under the Credit Agreement by virtue of the conversion of the New Second Lien Convertible Notes into equity; and

•
Permit the existence of any “stub” portion of the existing Second Lien Notes in an amount not to exceed $6,050,000 and amend the definition of the “Term” (as defined in the Credit Agreement) to no longer spring to 9/15/21 so long as the Company has sufficient cash on hand on such date to pay/extinguish any remaining stub portion of the existing Second Lien Notes in full without using proceeds of Revolving Advances.

Existing Second Lien Notes
At December 31, 2020, our 9.125% Senior Secured Second Priority Notes due December 2021 (the “Existing Second Lien Notes”) had an outstanding principal amount of $120.6 million and are senior secured second-priority obligations guaranteed by our material U.S. Subsidiaries and our Mexican subsidiary. Interest on the Existing Second Lien Notes is payable semiannually in arrears on June 15 and December 15 of each year during their term, except that the interest payment otherwise payable on June 15, 2021 will be payable on December 15, 2021.
The April 2016 indenture governing the Second Lien Notes contains certain covenants that, among other things, limits or prohibits our ability and the ability of our restricted subsidiaries to take certain actions or permit certain conditions to exist during the term of the Existing Second Lien Notes, including among other things, incurring additional indebtedness in excess of permitted indebtedness, creating liens, paying dividends and making other distributions in respect of our capital stock, redeeming our capital stock, making investments or certain other restricted payments, selling certain kinds of assets, entering into transactions with affiliates, and effecting mergers or consolidations. These and other restrictive covenants contained in the Existing Second Lien Notes indenture are subject to certain exceptions and qualifications.
On or after December 15, 2019, we may on one or more occasions redeem all or a part of the Existing Second Lien Notes at the redemption prices set forth below, plus accrued and unpaid interest and special interest, if any, on the Existing Second Lien Notes redeemed during the twelve-month period beginning on December 15th of the years indicated below:
Date	Percentage
2020	103.50%
2021	100.00%

PLAN OF DISTRIBUTION
As soon as practicable after the Record Date for the Rights Offering, we will distribute the Rights and rights certificates to individuals who owned shares of our Common Stock at 5:00 p.m., New York City time, on         , 2021. If you wish to exercise your Rights and purchase Notes, you should complete the rights certificate and return it with payment (other than wire transfers) for the shares to the Subscription Agent, Registrar and Transfer Agent, at the following address:
By regular mail:	By registered, certified or express mail, by overnight courier or by personal delivery:
Computershare Investor Services	Computershare Investor Services
Attn:	Attn:
See “The Rights Offering — Method of Exercising Rights” on page 31. If you have any questions, you should contact the Subscription Agent, Computershare Investor Services, at       .
The Information Agent for this offering is D.F. King & Co., Inc. If you have any questions regarding the offering or exercising your Rights, contact the information agent at 1 (877) 478-5045.
Other than as described herein, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Rights, the Notes or the underlying Common Stock.
Computershare Investor Services is acting as the Subscription Agent, Registrar and Transfer Agent for this Rights Offering. We will pay all customary fees and expenses of the Subscription Agent related to this Rights Offering and have also agreed to indemnify the Subscription Agent and information agent from liabilities that it may incur in connection with this Rights Offering. We estimate that our total expenses in connection with this Rights Offering will be approximately $1,086,727.75.

LEGAL MATTERS
The validity of the Notes issuable upon exercise of the Rights and certain other matters will be passed upon for us by Winston & Strawn LLP, Houston, Texas.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-1 with the SEC under the Securities Act with respect to the Rights offered by this Prospectus. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement or the schedules, exhibits and amendments to the registration statement. You should refer to the registration statement and its exhibits and schedules for further information. Statements made in this Prospectus as to any of our contracts, agreements or other documents referred to are not necessarily complete. In each instance, if we have filed a copy of such contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the matter involved. Each statement regarding a contract, agreement or other document is qualified in all respects by reference to the actual document. Certain information is also incorporated by reference into this Prospectus as described under “Incorporation of Certain Documents by Reference.”
You may read and copy information omitted from this Prospectus but contained in the registration statement at the SEC’s website at http://www.sec.gov.
We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.iongeo.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the Prospectus, and you should review that information in order to understand the nature of any investment by you in the Rights or the Notes. We are incorporating by reference the documents listed below:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed on February 12, 2021;

•
The information included in our definitive proxy statement on Schedule 14A as filed on January 22, 2021; and

•
Any filing we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, on or after the date of the initial registration statement of which this Prospectus forms a part and prior to effectiveness of such registration statement, and after the date of this Prospectus but before the termination of the Exchange Offer and the Consent Solicitation hereunder.

Upon request, we will provide to each person, including any beneficial owner, to whom this Prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this Prospectus. If you would like a copy of any of these documents, at no cost, please write or call us at:
ION Geophysical Corporation
2105 CityWest Blvd., Suite 100
Houston, TX 77042
(281) 933-3339
Attn: Investor Relations
Each document or report filed by us (other than information furnished rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this Prospectus and prior to the termination or completion of the offering of the securities shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this Prospectus.
Any statement contained in a document which is incorporated by reference in this Prospectus is automatically updated and superseded if information contained in the Prospectus or a subsequently filed report modifies or replaces this information.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution
Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.
Amount
SEC registration fee	$5,727.75
Blue Sky fees	$6,000
Printing and engraving expenses	$20,000
Fees and expenses of legal counsel	$1,000,000
Accounting fees and expenses	$10,000
Subscription Agent, Information Agent and registrar fees	$30,000
Trustee fees and expenses	$10,000
Miscellaneous	$5,000
Total	$1,086,727.75

*
To be provided by amendment.

Item 14.   Indemnification of Officers and Directors
Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.
In an action brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys’ fees).
The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.
Our certificate of incorporation provides that directors shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the maximum extent permitted by the DGCL. Our bylaws provide that we will indemnify our directors, officers, employees and agents against certain liabilities that they may incur in their capacities as directors, officers, employees and agents to the maximum extent permitted by the DGCL. We have director and officer liability insurance policies that provide coverage of up to $70 million.
Item 15.   Recent Sales of Unregistered Securities
None.
Item 16.   Exhibits and Financial Statement Schedules
Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated by reference into this item.
Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(a)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(b)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(c)   that, for purposes of determining liability under the Securities Act to any purchaser in the initial distribution of the securities:
(i)   Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);
(ii)   Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;
(d)   that, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;
(e)   that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(f)   that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(g)   to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable; and in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Item 20.   Indemnification of Directors and Officers
The registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:
•
for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•
for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.
The registrant’s third amended and restated certificate of incorporation and second amended and restated by-laws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. The registrant also has indemnification agreements with its directors and officers. In addition, the registrant maintains liability insurance for its directors and officers.

EXHIBIT INDEX
Number	Description of Exhibits
3.1	Restated Certificate of Incorporation, as amended, filed on November 3, 2016, as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q and incorporated by reference.
3.2	Amended and Restated Bylaws of ION Geophysical Corporation filed on September 24, 2007 as Exhibit 3.5 to the Company’s Current Report on Form 8-K and incorporated herein by reference.
4.1	Form of Indenture.**
4.2	Form of Note (including in Exhibit 4.1)**
4.3	Form of Rights Certificate.*
5.1	Opinion of Winston & Strawn LLP regarding the validity of the Notes.*
10.1	Third Amendment and Joinder to the Revolving Credit and Security Agreement, dated as of August 16, 2018, filed on August 21, 2018 as Exhibit 10.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference.
10.2	Form of Backstop Commitment Letter.**
21.1	Subsidiaries of ION Geophysical Corporation.**
23.1	Consent of Grant Thornton LLP.*
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).**
24.1	Powers of Attorney (included on the signature page hereto).*
25.1	Statement of Eligibility of Trustee on Form T-1.*
99.1	Form of Instructions for the Use of Rights Certificates.*
99.2	Form of Letter to Stockholders who are Recordholders.*
99.3	Form of Letter to Brokers, Dealers, Banks, and other Nominee Holders.*
99.4	Form of Beneficial Owner Election Form.*
99.5	Form of Notice of Guaranteed Delivery.*
99.6	Form of Shareholder Notice required by NYSE.*

*
Filed herewith.

**
To be filed by amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 12, 2021.
ION GEOPHYSICAL CORPORATION
By:
/s/ Christopher T. Usher

Name:  Christopher T. Usher
Title:     President & Chief Executive Officer
GX TECHNOLOGY CORPORATION
By:
/s/ Michael Morrison

Name:  Michael Morrison
Title:     EVP & CFO
ION EXPLORATION PRODUCTS
(U.S.A.), INC.
By:
/s/ Michael Morrison

Name:  Michael Morrison
Title:     Vice President
I/O MARINE SYSTEMS, INC.
By:
/s/ Michael Morrison

Name:  Michael Morrison
Title:     Vice President
GX GEOSCIENCE CORPORATION,
S. DE R.L. DE C.V.
By:
/s/ Michael Morrison

Name:  Michael Morrison
Title:     Vice President
POWER OF ATTORNEY
We, the undersigned directors and officers of ION Geophysical Corporation a Delaware corporation (the “Company”), do hereby constitute and appoint Christopher T. Usher and Mike Morrison and each and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and/or officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, including without limitation any and all amendments (including post-effective amendments) and supplements hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Christopher T. Usher	President, Chief Executive Officer, and Director (Principal Executive Officer)	February 12, 2021
/s/ Michael Morrison Michael Morrison	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 12, 2021
* James M. Lapeyre Jr.	Chairman of the Board of Directors	February 12, 2021
* David H. Barr	Director	February 12, 2021
* Mike McGovern	Director	February 12, 2021
* Tina Wininger	Director	February 12, 2021
* S. James Nelson, Jr.	Director	February 12, 2021
* John Seitz	Director	February 12, 2021
Zhang ShaoHua	Director	February 12, 2021
*By: /s/ Michael Morrison Michael Morrison Attorney-in-fact